UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

LUXFER HOLDINGS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

LUXFER

2023

PROXY STATEMENT

& NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

8:30 a.m. BST

Wednesday, June 7, 2023

Lumns Lane, Manchester, M27 8LN
United Kingdom

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2023 PROXY STATEMENT

2023 PROXY STATEMENT

A MESSAGE FROM OUR
BOARD CHAIR

Dear Luxfer Shareholders,

I have the pleasure of enclosing the notice of Luxfer’s 2023 Annual General Meeting of Shareholders (“AGM” or the “Annual General Meeting”). The AGM will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 7, 2023, at 8:30 a.m. BST. The formal notice of the AGM is set out on page 1 of this document (the “Notice”). As a holder of ordinary shares, you may attend and/or vote at the AGM, or you may appoint another person as your proxy. To be valid, a form of proxy must be submitted in accordance with the instructions set out in the section entitled “2023 Annual General Meeting Information” on page 2.

2022 marked a key year for Luxfer as we advanced on our mission to “help to create a safe, clean and energy efficient world.” I am pleased to share some of the many accomplishments of the past year on which my fellow Board members and I have collaborated.

The Board continued to affirm Luxfer’s positive long-term trajectory with the appointment of Andy Butcher as CEO in May of 2022, following the appointment of Stephen Webster as CFO in March of 2022. These experienced and internally promoted executives and our broader leadership team are helping to drive our business through a transition towards profitable growth.

During 2022, an organizational-wide effort led to Luxfer’s growth in sales and adjusted EPS, in spite of supply chain disruption and commodity price inflation that have continued to pose challenges for Luxfer, and industrial firms broadly. I am proud of the execution of the Company in this dynamic operating and macroeconomic environment.

Patrick Mullen Board Chair

Confident in both our near- and long-term business prospects, in March of 2022 the Board raised Luxfer’s dividend 4% to $0.52 per share (annualized). We remain committed to shareholder value creation through working with management to ensure strong fundamental performance of the Company as well as through other important ways such as the dividend.

We also strengthened the Board in August with the appointment of Sylvia Stein as director. We have welcomed Sylvia and have put her extensive experience in business strategy, sustainability, regulatory compliance, and other matters to use on the Nominating & Governance and Audit Committees. Her expertise effectively complements the deep background and skills of my fellow directors.

Luxfer’s second biannual Sustainability Report published in December highlighted notable positive momentum in our environmental, social, and governance (“ESG”) initiatives. I am pleased to relay that the Company achieved a 30% decrease in absolute emissions by the end of 2022 as compared to 2021. This report also contains more granular social and environmental data that serve as a key resource for all of the Company’s stakeholders. I look forward to working with the Board and management to deliver further progress towards meeting our 2025 Environmental Goals.

Luxfer accomplished much in 2022, which marked the firm’s 125th anniversary since founding and 10th anniversary since listing on the New York Stock Exchange. I look forward to sustaining this momentum through the challenges of the years ahead as the Company makes progress on our journey to sustainably grow shareholder value.

The Board considers all resolutions set out in the Notice to be in the best interest of the Company and its shareholders and believes that such resolutions are likely to contribute to the Company’s success. Accordingly, the Board recommends that you vote in favor of each resolution being put before the shareholders at the AGM, in the same way as the Directors intend to vote their own shareholdings. Thank you for being a Luxfer shareholder.

Sincerely,

Patrick K. Mullen

Board Chair

April 26, 2023

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2023 PROXY STATEMENT

A MESSAGE FROM OUR
CEO

Andy Butcher Chief Executive Officer

Dear Luxfer Shareholders,

Luxfer’s executional focus proved indispensable throughout 2022, amid challenging supply chain conditions, unprecedented price inflation in many of our key inputs, and an evolving macroeconomic backdrop. Our teamwork and our customer-first approach formed the cornerstones of our revenue and profit expansion. I am grateful for the dedication, resolve, and creative thinking that our 1,350 employees demonstrated in the last year. Combined with our technical expertise, commitment to operational excellence, and balanced approach to capital deployment, these same factors will drive Luxfer’s success in 2023 and beyond.

As you know, we are focused on delivering profitable growth through product innovation. In the last year, we made significant progress in the development of our composite cylinders for on-board hydrogen storage in vehicles, converting prototypes to initial production quantity orders from several customers. This progress affirms our long-term optimism for growth in Clean Energy. The Inflation Reduction Act passed in August 2022 should bring intermediate- to long-term investment in U.S. hydrogen infrastructure and related incremental tailwinds to our business, including our lightweight cylinder offering. Our research and development investment in magnesium alloys led to the recent debut of Marathon Mag® photoengraving plate with industry-leading durability and performance attributes. Strong demand for our zirconium products from a wide range of applications, including automotive and industrial catalysis, technology, and healthcare, also added visibility to our business plan.

Our differentiated product offering and commercial execution drove Luxfer’s financial success in 2022, headlined by 13% expansion in sales. This top line increase, in turn, helped us drive 8% growth in GAAP EPS from continuing operations and 5% growth in adjusted EPS. We also reinforced our resilient capital position, ending the year with net debt to EBITDA of 1.1x and $81 million in available liquidity. Luxfer continued to reward its shareholders, returning $25 million in capital in the form of dividends and share buybacks. I am proud of these and many other accomplishments of our team over the last year.

We remain focused on advancing towards our goal of delivering $2.00 or more in adjusted EPS in 2025 against the backdrop of increasingly mixed cyclical indicators. We have made substantial progress in implementing the Luxfer Business System, which drives best practice across six key areas and will serve as a key tool to realize the growth potential embedded in our business. We are investing in personnel to accelerate new product development. We are increasing capacity at key facilities where strong demand has pushed the limits of our current processes, and we are cultivating Luxfer’s future leaders with our management development program. At the same time, we are furthering our commitments to sustainability, diversity, and inclusion, benefiting our communities and all of our stakeholders.

Luxfer's mission to "help to create a safe, clean, and energy efficient world" continues to grow in both importance and opportunity. With our world-class people and industry leading product portfolio, we are poised to execute on a long runway of profitable growth.

Thank you for being a Luxfer shareholder.

Sincerely,

Andy Butcher

Chief Executive Officer

April 26, 2023

_____________________________

1 Adjusted earnings per share (EPS) and EBITDA are non- GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

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2023 PROXY STATEMENT

iii

2023 PROXY STATEMENT

NOTICE OF
2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date & Time	Location
Wednesday, June 7th, 2023 8:30 a.m. BST	Luxfer MEL Technologies Lumns Lane, Manchester, M27 8LN, United Kingdom

ORDINARY RESOLUTIONS
1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Richard Hipple as a Director of the Company.
4.	To re-elect Clive Snowdon as a Director of the Company.
5.	To elect Sylvia A. Stein as a Director of the Company.
6.	To re-elect Lisa Trimberger as a Director of the Company.
7.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2022.
8.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2022.
9.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company (the “Independent Auditor”) until conclusion of the 2024 Annual General Meeting.
11.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
12.

To authorize the Board of Directors to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).

SPECIAL RESOLUTION
13.	Subject to Resolution 12 being duly passed as an ordinary resolution, to authorize the Board of Directors to allot equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemption rights does not apply to such allotment or sale, pursuant to sections 570 and 573 of the Companies Act.

Please review the Proxy Statement accompanying this Notice for more complete information regarding the Annual General Meeting, as well as the full text of each resolution to be proposed at the Annual General Meeting. Resolutions 1 through 12 are proposed as ordinary resolutions, and Resolutions 13 is proposed as a special resolution. Further information on each resolution is provided on pages 13 through 22 of the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

Megan E. Glise

Company Secretary

Milwaukee, Wisconsin, USA

April 26, 2023

2023 PROXY STATEMENT

2023 ANNUAL GENERAL MEETING
INFORMATION

GENERAL

Notice is hereby given that the Annual General Meeting of Luxfer Holdings PLC (the “Company” or "Luxfer"), a public limited company incorporated in England and Wales under Company No. 03690830, will be held on Wednesday, June 7, 2023, at 8:30 a.m. BST at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane).

ORDINARY RESOLUTIONS

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolutions 1 through 12 will be proposed as ordinary resolutions, which means, assuming a quorum is present, each of Resolutions 1 through 12 will be approved if a simple majority of the votes cast are cast in favor thereof. With respect to the non-binding, advisory votes on Resolutions 7, 8, and 9 regarding the approval of the Directors’ Remuneration Report, the compensation of our Named Executive Officers, and the frequency of “Say-on-Pay” votes, the result of these votes will not require the Board of Directors or any committee thereof to take any action. However, our Board values the opinions of our shareholders as expressed through their advisory votes and will carefully consider the outcome. Additionally, Luxfer shareholders may be asked to consider and act on other business as may properly come before the Annual General Meeting or any adjournment thereof. If you are in any doubt as to what action you should take, please seek your own financial advice from your stockbroker or other independent advisor.

SPECIAL RESOLUTION

Each Luxfer ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting. Resolution 13 will be proposed as a special resolution. Assuming a quorum is present, Resolution 13 will be approved if at least 75% of the total voting rights of members entitled to vote, and who cast their vote in person or by proxy, are cast in favor thereof.

PROXY VOTING

In accordance with the Companies Act 2006 and the Company's Articles of Association, a shareholder of record is entitled to appoint another person as their proxy to exercise all or any of their rights to attend, speak, and vote at the Annual General Meeting and to appoint more than one proxy in relation to the Annual General Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by them). Such proxy need not be a shareholder of record.

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 6, 2023 (11:00 P.M. BST ON JUNE 6, 2023) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY JUNE 6, 2023.

RECORD DATE

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 19, 2023, the voting notice record date (the “Voting Record Date”) for the Annual General Meeting, are entitled to receive notice of and vote at the Annual General Meeting. Changes to entries on the register after the Voting Record Date will be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting. If you are the beneficial owner of Luxfer ordinary shares (i.e., hold your Luxfer ordinary shares in “street name”) as of April 19, 2023, you will have the right to direct your broker, bank, trust, or other nominee on how to vote such Luxfer ordinary shares at the Annual General Meeting.

2023 PROXY STATEMENT

HOW TO VOTE

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card

If your Luxfer ordinary shares are held in “street name” by your broker, bank, trust, or other nominee, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, trust, or other nominee or obtain a legal proxy from your broker, bank, trust, or other nominee. You should follow the directions provided by your broker, bank, trust, or other nominee regarding how to instruct such person to vote your Luxfer ordinary shares.

Please note that holders of Luxfer ordinary shares through a broker, bank, trust, or other nominee may be required to submit voting instructions to their applicable broker or nominee at or prior to the deadline applicable for the submission by registered holders of Luxfer ordinary shares. Such holders should, therefore, follow the separate instructions that will be provided by their broker, bank, trust, or other nominee.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual General Meeting, please submit a proxy card or voting instruction form for the Annual General Meeting as soon as possible. For specific instructions on voting, please review this Proxy Statement or the proxy card included with the proxy materials.

ONLINE AVAILABILITY OF PROXY MATERIALS

The Company is furnishing proxy materials to some of our shareholders electronically by mailing a Shareholder Meeting Notice instead of mailing or e-mailing copies of those materials. The Shareholder Meeting Notice directs shareholders to the following website where they may access our proxy materials and view instructions on how to vote via the internet, mobile device, or by telephone: www.envisionreports.com/LXFR. If you received a Shareholder Meeting Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Shareholder Meeting Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials electronically unless you elect otherwise. Limited copies of proxy materials will be provided free of charge at the Annual General Meeting.

Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2022 filed with the SEC on March 1, 2023, and any other documents incorporated by reference in this proxy statement (the “Proxy Statement”) will also be made available on our website at https://www.luxfer.com/investors/reports-and-presentations/ prior to the Annual General Meeting. The Company’s UK Annual Report and Accounts for the year ended December 31, 2022, which consist of the UK statutory accounts, the Directors’ Report, the Directors’ Remuneration Report, the Strategic Report, and the Auditor’s Report (collectively, the “UK Annual Report and Accounts”) will also be made available on the Luxfer website. There will be an opportunity at the Annual General Meeting for shareholders to review, ask questions, or make comments on all proxy materials. Please refer to the section entitled “Where You Can Find More Information” on page 91 of the Proxy Statement for more information.

2023 PROXY STATEMENT

SHAREHOLDERS SHARING AN ADDRESS

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.

If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future.

If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address shown above.

2023 PROXY STATEMENT

2023 ANNUAL GENERAL MEETING

QUESTIONS AND ANSWERS

This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Luxfer Holdings PLC (“Luxfer” or the “Company”) to be used at the Annual General Meeting of Shareholders and any adjournments thereof. The meeting will be held at the Luxfer MEL Technologies site, which is located at Lumns Lane, Manchester, M27 8LN, United Kingdom, on June 7, 2023, at 8:30 a.m. BST.

The following are questions that Luxfer shareholders may have regarding the proposals being considered at the Annual General Meeting and brief answers to those questions. Luxfer urges you to carefully read this entire Proxy Statement and the appendices, as the information in this section does not provide all information that may be important to you.

Q:	Who can vote at the Luxfer Annual General Meeting?

A:	The Board has set the close of business, Eastern Daylight Time, on April 19, 2023, as the Voting Record Date for the Annual General Meeting. At the close of business on the Voting Record Date, we had [●] ordinary shares outstanding and entitled to vote. All Luxfer shareholders of record at the close of business on the Voting Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers, or other custodians are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the Voting Record Date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting.

Each ordinary share is entitled to one vote on each matter that is properly brought before the Annual General Meeting.

Q:	What is a proxy statement and what is a proxy?

A:	A proxy statement is a document that US Securities and Exchange Commission (“SEC”) regulations require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person (a “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy over the internet, by phone, or by signing and dating the proxy card and submitting it by mail.

Q:	Upon what am I being asked to vote at the Annual General Meeting?

A:	You are being asked to consider and vote upon the following ordinary resolutions:

1.	To re-elect Andy Butcher as a Director of the Company.
2.	To re-elect Patrick Mullen as a Director of the Company.
3.	To re-elect Richard Hipple as a Director of the Company.
4.	To re-elect Clive Snowdon as a Director of the Company.
5.	To elect Sylvia A. Stein as a Director of the Company.
6.	To re-elect Lisa Trimberger as a Director of the Company.
7.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2022.
8.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers for the year ended December 31, 2022.
9.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.
10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of the Company until conclusion of the 2024 Annual General Meeting.

2023 PROXY STATEMENT

11.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.
12.	To authorize the Board of Directors to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).

You are also being asked to consider and vote upon the following special resolution:

13.	Subject to Resolution 12 being duly passed as an ordinary resolution, to authorize the Board of Directors to allot equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemption rights does not apply to such allotment or sale, pursuant to sections 570 and 573 of the Companies Act.

Q:	What is the recommendation of Luxfer’s Board of Directors?

A:	The Board of Directors unanimously recommends that you vote “for” Resolutions 1 - 8 and 10 - 13, and “every 1 year” for Resolution 9.

Q:	What is the difference between a shareholder of record and a beneficial owner?

A:	If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian, you are considered the “beneficial owner” of shares held in “street name”. As a beneficial owner, you have the right to direct your broker, bank, or other custodian on how to vote your shares.

Q:	How do I vote my shares?

A:	Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. If you are a holder of record, you may vote your shares in any of the following ways:

•	By Internet: You may vote your shares via the website www.envisionreports.com/LXFR. You may vote via the internet 24 hours a day through 6:00 p.m. EDT on June 6, 2023 (11:00 p.m. BST on June 6, 2023). You may confirm that the system has properly recorded your vote. If you vote via the internet, you do not need to mail a proxy card. You may incur costs, such as internet access charges, if you vote online.
•	By Phone: Holders within the US, US territories, and Canada may vote their shares toll free by calling 1-800-652-VOTE (8683).
•	By Mail: You may vote your shares by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.
•	In Person at the Annual General Meeting: If you are a registered shareholder and choose not to vote via the internet, phone, or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate how you may vote. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds your Luxfer ordinary shares or a brokerage statement showing ownership of Luxfer ordinary shares as of the close of business, Eastern Daylight Time, on the Voting Record Date.

Q:	What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

A:	If you are a shareholder of record, you may vote by internet or phone until 6:00 p.m. EDT on June 6, 2023 (11:00 p.m. BST on June 6, 2023) or, if you are a shareholder of record and submit a proxy card by mail, the proxy card must be received at the address stated on the proxy card by June 6, 2023. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker, or other custodian.

2023 PROXY STATEMENT

Q:	How do I attend the Annual General Meeting?

A:	All shareholders of record, whether registered or beneficial, as of the close of business, Eastern Daylight Time, on the Voting Record Date are invited to attend the Annual General Meeting. Representatives of institutional shareholders must bring a legal proxy or other proof that they are representatives of an institution that held shares as of the close of business, Eastern Daylight Time, on the Voting Record Date and are authorized to vote on behalf of such institution.

Q:	May I change or revoke my proxy?

A:	If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

•	By voting via internet or phone at a later date than your previous vote but prior to the voting deadline of 6:00 p.m. EDT on June 6, 2023 (11:00 p.m. BST on June 6, 2023);
•	By mailing a proxy card that is properly signed and dated later than your previous vote and that is received by June 6, 2023; or
•	By attending the Annual General Meeting and voting in person.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

Q:	If my Luxfer ordinary shares are held in “street name” by my broker, bank, or other custodian, will my broker, bank, or other custodian vote my shares for me?

A:	Yes. If your Luxfer ordinary shares are held in “street name” by your broker, bank, or other custodian, only that holder can vote your Luxfer ordinary shares, and the vote cannot be cast unless you provide instructions to your broker, bank, or other custodian or obtain a legal proxy from your broker, bank, or other custodian. Please follow the directions provided by your broker, bank, or other custodian regarding how to instruct such person to vote your Luxfer ordinary shares.

Q:	What is the effect of broker non-votes and abstentions?

A:	A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to NYSE rules. If you do not provide voting instructions for matters considered “non-routine,” a broker non-vote occurs. If a broker does not receive voting instructions from you regarding non-routine matters, the broker non-vote will have no effect on the vote on such agenda items. For example, the ratification of the selection of the independent auditor is considered a routine matter, and your broker can vote for or against this resolution at its discretion, but the election of Directors is not considered routine for these purposes.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	If you submit a proxy to Luxfer-designated proxy holders and do not provide specific voting instructions, you instruct Luxfer-designated proxy holders to vote your shares in accordance with the recommendations of the Board of Directors.

Q:	How will voting on any other business be conducted?

A:	Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, you instruct Luxfer-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board of Directors.

2023 PROXY STATEMENT

Q:	What constitutes a quorum for the Annual General Meeting?

A:	A quorum is necessary to hold a valid meeting of shareholders. Our Articles of Association require a quorum of two members present in person or by proxy and entitled to vote in order to transact business at a general meeting. A shareholder that is a company is to be considered present if it is represented by a duly authorized representative.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual General Meeting. If there is not a quorum, the Annual General Meeting shall be adjourned to another day (being not less than 10 days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the Chair of the meeting may decide.

Q:	What happens if the Annual General Meeting is adjourned or postponed?

A:	Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	How can I find the results of the Annual General Meeting?

A:	Preliminary results will be announced at the Annual General Meeting. Results will also be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive more than one set of proxy materials or multiple proxy cards?

A:	You may have received multiple sets of proxy materials if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker, or other custodian, and you will vote as indicated in the materials you receive from your bank, broker, or other custodian. Please vote your proxy for each separate account you have.

Q:	Why did my household receive only one copy of the proxy materials?

A:	We take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one set of proxy materials is delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. If you are a shareholder sharing an address and wish to receive a separate copy of the proxy materials, you may so request by contacting Computershare by phone at 1-866-641-4276 or by email at investorvote@computershare.com (please include “Proxy Materials Luxfer Holdings PLC” in the subject line and include your full name and address). A separate copy will promptly be provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Computershare at the phone number or email address shown above.

2023 PROXY STATEMENT

2023 PROXY STATEMENT

SUMMARY

This summary includes information contained elsewhere in this Proxy Statement. We urge you to carefully read the remainder of this Proxy Statement, including the attached appendices, as this summary does not provide all the information that may be important to you with respect to matters being considered at the Annual General Meeting. See also the section entitled “Where You Can Find More Information” on page 91.

The Annual General Meeting of Luxfer shareholders will be held at the Luxfer MEL Technologies site, located at Lumns Lane, Manchester, M27 8LN, United Kingdom (with entrance on Rake Lane), on Wednesday, June 7, 2023, at 8:30 a.m. BST.

ORDINARY RESOLUTIONS		Our Board of Directors Recommends You Vote:
1.	To re-elect Andy Butcher a Director of the Company.	FOR
2.	To re-elect Patrick Mullen as a Director of the Company.	FOR
3.	To re-elect Richard Hipple as a Director of the Company.	FOR
4.	To re-elect Clive Snowdon as a Director of the Company.	FOR
5.	To elect Sylvia A. Stein as a Director of the Company.	FOR
6.	To re-elect Lisa Trimberger as a Director of the Company.	FOR
7.	To approve, by non-binding advisory vote, the Directors’ Remuneration Report for the year ended December 31, 2022.	FOR
8.	To approve, by non-binding advisory vote, the compensation of the Company’s Named Executive Officers.	FOR
9.	To approve, by non-binding advisory vote, the frequency of “Say-on-Pay” votes.	EVERY 1 YEAR
10.	To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditor (the “Independent Auditor”) of the Company until conclusion of the 2024 Annual General Meeting.	FOR
11.	To authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.	FOR
12.	To authorize the Board of Directors to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”).	FOR
SPECIAL RESOLUTION
13.	Subject to Resolution 12 being duly passed as an ordinary resolution, to authorize the Board of Directors to allot equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemption rights does not apply to such allotment or sale, pursuant to sections 570 and 573 of the Companies Act.	FOR

Only Luxfer shareholders of record at the close of business, Eastern Daylight Time, on April 19, 2023 (the “Voting Record Date”) are eligible to receive notice of and vote at the AGM. If you are the beneficial owner of Luxfer ordinary shares (i.e., you hold Luxfer ordinary shares in “street name”) as of the Voting Record Date, you will have the right to direct your broker, bank, trust, or other nominee on how to vote such shares at the AGM. If you are a shareholder of record or a beneficial owner as of the Voting Record Date, we encourage you to cast your vote as soon as possible in one of the following ways:

VOTE BY INTERNET www.envisionreports.com/LXFR	VOTE BY PHONE 1-800-652-VOTE (8683) *Available to US and Canadian holders only	VOTE BY MAIL See Proxy Card	VOTE IN PERSON

2023 PROXY STATEMENT

WE ENCOURAGE YOU TO VOTE YOUR SHARES BY SUBMITTING A PROXY AS SOON AS POSSIBLE. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET NO LATER THAN 6:00 P.M. EDT ON JUNE 6, 2023 (11:00 P.M. BST ON JUNE 6, 2023) OR, IF YOU ARE VOTING BY MAIL, YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD BY JUNE 6, 2023.

2022 BUSINESS AND PERFORMANCE HIGHLIGHTS

We realized strong end-market demand, input cost inflation, supply chain challenges, and competitive labor conditions in 2022. Against this backdrop, we delivered a 13% sales increase, including a 2% contribution from volume and mix, and 5% growth in adjusted earnings per share. We also continued to solidify our strong capital position, ending the year with a net debt to EBITDA ratio of 1.1x and $81 million in total available liquidity. On a trailing twelve-month basis, we delivered 14.9% ROIC from adjusted earnings. We also returned approximately $25 million to shareholders through dividends and share buybacks throughout the year, including a 4% increase in our quarterly dividend to 13 cents per share as announced in March 2022. In addition, we reinforced our commitments to our customers, employees, shareholders and communities with efforts that included the implementation of the Luxfer Business System and the publishing of our second biannual Sustainability Report. 2

OUR BOARD OF DIRECTORS

Name	Age	Independent	Director Since	Board Committee Membership
Andy Butcher (CEO)	54		2022	None
Patrick Mullen (Board Chair)	58		2021	Nominating & Governance; Remuneration
Richard Hipple	70		2018	Remuneration (Chair); Audit
Clive Snowdon	69		2016	Nominating & Governance (Chair); Audit
Sylvia A. Stein	57		2022	Audit; Nominating & Governance
Lisa Trimberger	62		2019	Audit (Chair); Remuneration

The Company wishes to highlight the following Board transitions, which occurred in fiscal year 2022:

•	As announced on May 31, 2022 in the form of a proxy statement supplement, Luxfer committed to appoint a racially or ethnically diverse Director within three months of the 2022 Annual General Meeting, or no later than September 8, 2022. Having delivered on this commitment, Sylvia A. Stein was appointed as a Non-Executive Director effective August 1, 2022. Ms. Stein was identified as a potential new Director due largely to her background in advising global public companies, particularly in matters related to business strategy, sustainability, regulatory compliance, mergers and acquisitions, and talent management. Effective August 1, 2022, she serves as a member of the Nominating & Governance Committee and the Audit Committee.
•	Andy Butcher was named Chief Executive Officer and joined the Board as an Executive Director effective May 6, 2022.
•	Effective March 11, 2022, the Board appointed Patrick Mullen as Board Chair. Mr. Mullen continues to serve as a member of the Nominating and Governance Committee and the Remuneration Committee.
•	Alok Maskara elected to leave the Company in pursuit of another opportunity and therefore resigned from his position as Chief Executive Officer and Executive Director, effective May 5, 2022.
•	David Landless, who was elected to the Board in 2013 and served as Board Chair from 2019 to March 2022, did not stand for re-election at the 2022 Annual General Meeting, in accordance with the Company’s Corporate Governance Guidelines, which advise retirement of Directors after nine years of service.

For more information on our Directors, please see “Directors Standing for Election or Re-Election” on page 23.

_____________________________

2 Adjusted earnings per share (EPS), EBITDA, return on invested capital (ROIC), and adjusted earnings are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2023 PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

Luxfer is committed to strong corporate governance practices and policies, which support effective Board leadership and prudent management practices. Key features of our corporate governance practices include the following:

•	Annual election of all Directors, with majority voting in uncontested Director elections;
•	All Director nominees are independent, except for our CEO;
•	Independent Board Chair;
•	Independent Audit, Nominating and Governance, and Remuneration Committees;
•	No Director nominees have disclosable related party transactions or conflicts of interest;
•	Robust risk oversight by the full Board, with specific responsibilities delegated to the relevant Board Committees;
•	Purposeful inclusion of key risk areas on Board and/or Committee agendas, enabling continuous Board oversight of risk mitigation;
•	Engagement with business leaders to discuss short-term and long-term strategic opportunities and associated risks;
•	Annual advisory vote on executive compensation;
•	Incentive compensation includes design features intended to balance “Pay for Performance” with the appropriate level of risk taking;
•	Commitment to Board refreshment and diversity;
•	Range of Director tenures and experience facilitate effective oversight and a balance between historical experience and fresh perspectives;
•	Annual Board and Committee self-assessments to enable evolution and improvement of Board skill and perspective;
•	Annual review of Committee Charters and Corporate Governance Guidelines to ensure alignment with best practices;
•	Stock Ownership Guidelines applicable to directors and executive officers to encourage investment in the Company and alignment with shareholder interests;
•	Provisions on overboarding for Directors;
•	Policies prohibiting hedging, pledging, short sales, and margin accounts in relation to Company securities; and
•	Commitment to health, safety, and environmental sustainability.

For more information on Corporate Governance, please see the section entitled “Our Board of Directors and Corporate Governance” on page 23.

ENVIRONMENT, SOCIAL, AND GOVERNANCE HIGHLIGHTS

In December, we published our 2022 Sustainability Report, a biennial report highlighting our ongoing efforts to drive sustainability in our operations. Building on our inaugural report published in 2020, the 2022 Sustainability Report includes (i) more granular environmental and social data through 2021; (ii) an update on our progress towards meeting our 2025 Environmental Goals; (iii) greater discussion on sustainability governance and climate-related risks; and (iv) insight into new and ongoing sustainability initiatives. We invite you to read the full report on our website at https://www.luxfer.com/environment-social-and-governance/.

Key features of Luxfer’s sustainability efforts in 2022 include:

•	Board’s oversight of ESG matters, including strategic planning, risks, and opportunities, with regular updates from the CEO and senior management;
•	Targeted investments in new projects and technology to reduce our carbon footprint and increase operational efficiencies;
•	Biannual ESG scorecard reviews with the CEO, senior management, and environmental, health, and safety team members;
•	Increased talent, investment, and resources for IT security;
•	Expanded diversity, equity, and inclusion recruitment practices and increased diversity training;
•	Demonstrated track record of safety performance; and
•	Continued fostering a performance culture with high ethical standards that values integrity, accountability, and innovation, and which is designed to encourage individual growth and operational effectiveness.

For more information on Luxfer’s ESG efforts, please see the section entitled “Environment, Social and Governance Initiatives” on page 35.

2023 PROXY STATEMENT

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable pay. The majority of our Named Executive Officers’ compensation is variable and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct benchmarking analyses, no less than every three years but oftentimes annually, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against compensation levels at our comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance.

2022 EXECUTIVE COMPENSATION STRUCTURE

_____________________

(1)	Reflects 2022 annualized compensation for Andy Butcher, current Chief Executive Officer, as if Mr. Butcher had served in such role for the entirety of fiscal year 2022. Excludes compensation paid to Alok Maskara, former Chief Executive Officer, in 2022. In accordance with the terms of his employment contract, Mr. Maskara received compensation upon his resignation from the Company.
(2)	Calculated as an average of Stephen Webster’s, Peter Gibbons’, Jeffrey Moorefield’s, and Graham Wardlow’s compensation for the entirety of fiscal year 2022. Excludes compensation paid to Heather Harding, former Chief Financial Officer, in 2022. While Ms. Harding received compensation consistent with the above-detailed structure in January and February 2022, she was paid a flat rate retainer as an advisor to the Chief Financial Officer for the remainder of fiscal year 2022.

Generally, the variable pay earned by our executives in 2022 was lower than that earned in 2021. The Company as a whole achieved Management EBITA and Cash Conversion at levels below Target, with Management EBITA exceeding the Threshold level but falling below Target level and Cash Conversion falling below Threshold. Lower cash incentive payouts were driven by unprecedented increases in the cost of raw materials, which placed considerable pressure on delivery of Management EBITA and Cash Conversion in many business units. The performance periods with respect to the performance-based equity awards remain ongoing. These Executive Compensation Highlights should be read in connection with the Executive Compensation information included in this Proxy Statement, including the sections entitled “Executive Compensation Discussion and Analysis” and “Executive Compensation Tables” on pages 47 through 82.

2023 PROXY STATEMENT

RESOLUTIONS 1-6

ELECTION OF DIRECTORS

On the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the Directors listed below for election or re-election for a one-year term expiring on the completion of the 2024 Annual General Meeting. Management has no reason to believe that any Directors named below would be unable to serve their full term if elected.

Biographies of the Director nominees are included in the section entitled “Director Biographical Information” on page 24. These biographies include, for each Director, their age; business experience; the publicly held and other organizations of which they are or have been Directors within the past five years; and a discussion of the specific experience, qualifications, attributes, or skills that led to the conclusion that each should serve as a Director.

Resolutions 1 - 6 are ordinary resolutions. The text of Resolutions 1 - 6 are as follows:

1.	IT IS RESOLVED that Andy Butcher be re-elected as a Director of the Company.
2.	IT IS RESOLVED that Patrick Mullen be re-elected as a Director of the Company.
3.	IT IS RESOLVED that Richard Hipple be re-elected as a Director of the Company.
4.	IT IS RESOLVED that Clive Snowdon be re-elected as a Director of the Company.
5.	IT IS RESOLVED that Sylvia A. Stein be elected as a Director of the Company.
6.	IT IS RESOLVED that Lisa Trimberger be re-elected as a Director of the Company.

Under our Articles of Association, the election or re-election of each Director requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast on the relevant resolution will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of Directors named in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the election of each Director nominee.

2023 PROXY STATEMENT

RESOLUTION 7

APPROVAL OF DIRECTORS’ REMUNERATION REPORT

In accordance with sections 439 and 440 of the UK Companies Act 2006 (the “Companies Act”), our shareholders have the opportunity to cast an advisory vote to approve the Directors’ Remuneration Report for the year ended December 31, 2022. The Directors’ Remuneration Report is contained within the Company’s UK Report and Accounts for the year ended December 31, 2022, which is furnished with this Proxy Statement and available on our website under “Annual Reports.”

Resolution 7 is an ordinary resolution. The text of Resolution 7 is as follows:

7.	IT IS RESOLVED, by non-binding advisory vote, that the Directors’ Remuneration Report for the year ended December 31, 2022 be approved.

As Resolution 7 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take any action or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and Remuneration Committee recommend a vote “FOR” the approval of the Directors’ Remuneration Report for the year ended December 31, 2022.

2023 PROXY STATEMENT

RESOLUTION 8

APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the sections of this Proxy Statement entitled “Executive Compensation Discussion and Analysis” and “Executive Compensation Tables” on pages 47 through 82.

Executive compensation is an important matter to the Board of Directors, the Remuneration Committee, and our shareholders. We have designed our executive compensation program to align executive and shareholder interests by rewarding the achievement of specific annual, long-term, and strategic goals that are intended to create long-term shareholder value. We believe that our executive compensation program (i) provides competitive compensation that will motivate and reward executives for achieving financial and strategic objectives; (ii) provides rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels; (iii) encourages growth and innovation; (iv) attracts and retains the Named Executive Officers and other key executives; and (v) aligns our executive compensation with shareholders’ interests through the use of equity incentive awards.

The Remuneration Committee has overseen the development and implementation of our executive compensation program in line with the foregoing compensation objectives. The Remuneration Committee also continuously reviews, evaluates, and updates our executive compensation program to ensure that we provide competitive compensation that motivates the Named Executive Officers and other key executives to perform at their highest levels, while increasing value to our shareholders.

Resolution 8 is an ordinary resolution. The text of Resolution 8 is as follows:

8.	IT IS RESOLVED, by non-binding advisory vote, that the compensation of the Company’s Named Executive Officers for the year ended December 31, 2022 be approved.

As Resolution 8 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take any action or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and Remuneration Committee recommend a vote “FOR” the approval of the compensation of the Named Executive Officers for the year ended December 31, 2022.

2023 PROXY STATEMENT

RESOLUTION 9

FREQUENCY OF “SAY-ON-PAY” VOTES

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers. Resolution 9 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in that meeting’s proxy statement (a “Say-on-Pay Vote”). Under this Resolution 9, shareholders may vote to hold a Say-on-Pay Vote every year, every two years, or every three years.

As an advisory vote, this proposal is not binding on Luxfer, the Board of Directors, or the Remuneration Committee. However, the Board of Directors and the Remuneration Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting Say-on-Pay Votes.

At the 2022 Annual General Meeting, the Company’s shareholders voted to hold a Say-on-Pay Vote on the compensation of the Company’s Named Executive Officers every 1 year, consistent with the recommendation of the Board. In light of these results and other factors, on June 8, 2022, the Board resolved that it would hold an advisory vote on the compensation of its Named Executive Officers every 1 year until the Board holds the next shareholder advisory vote on the frequency of Say-on-Pay Votes, which shall occur at the 2023 Annual General Meeting. It is expected that the next Say-on-Pay Vote will occur at the 2024 Annual General Meeting.

Resolution 9 is an ordinary resolution. The text of Resolution 9 is as follows:

9.	IT IS RESOLVED, by non-binding advisory vote, that a Say-on-Pay Vote be held every 1 year.

As Resolution 9 is an advisory vote, the result of the vote is advisory only and will not be legally binding on the Board of Directors or any committee thereof to take any action or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome of the advisory vote.

The Board of Directors and Remuneration Committee recommend a vote of “EVERY 1 YEAR” as to the frequency of Say-on-Pay Votes on executive compensation.

2023 PROXY STATEMENT

RESOLUTION 10

APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has selected and appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements for the fiscal year ending December 31, 2023. The Board, upon the recommendation of the Audit Committee, is asking Luxfer shareholders to ratify the re-appointment of PwC as the Independent Auditor of the Company. Although approval is not required by our Articles of Association, the Board of Directors is submitting the re-appointment of PwC to our shareholders because we value our shareholders’ views on our Independent Auditor. If the re-appointment of PwC is not ratified by shareholders, it will be considered a notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. In accordance with the Companies Act 2006, any appointment of the Company’s Independent Auditor will continue to be subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit the Company’s financial statements. PwC has been retained as the Company’s Independent Auditor since 2015. In determining whether to re-appoint PwC as the Company’s Independent Auditor, the Audit Committee took into account a number of factors, including PwC’s independence and objectivity; PwC’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC’s communications with the Audit Committee; the results of management and Audit Committee evaluations of PwC’s overall performance; the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged. Consistent with regular rotation requirements, a new lead engagement partner was appointed to lead PwC's audit of Luxfer's financial statements in 2020. The members of the Audit Committee and the Board of Directors believe that the continued retention of PwC as the Company’s Independent Auditor is in the best interests of the Company and our shareholders.

We expect that a representative of PwC will be present at the Annual General Meeting and will have the opportunity to make a statement, if he or she desires, as well as be available to respond to any questions.

Resolution 10 is an ordinary resolution. The text of Resolution 10 is as follows:

10.	IT IS RESOLVED that the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of the Company until conclusion of the 2024 Annual General Meeting be ratified.

Ratification of the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of Luxfer Holdings PLC for the year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the ratification of the re-appointment of PricewaterhouseCoopers LLP as the Independent Auditor of the Company until conclusion of the 2024 Annual General Meeting.

2023 PROXY STATEMENT

RESOLUTION 11

INDEPENDENT AUDITOR’S REMUNERATION

The Board, upon the recommendation of the Audit Committee, is asking Luxfer’s shareholders to authorize the Audit Committee of the Board of Directors to set the Independent Auditor’s remuneration.

The Audit Committee is directly responsible for the appointment, remuneration, retention, and oversight of the Independent Auditor retained to audit Luxfer's financial statements. The Audit Committee, with the input of management, is responsible for the audit fee negotiations associated with the Company’s retention of PricewaterhouseCoopers LLP. The Audit Committee and the Board of Directors believe that the remuneration level set for our Independent Auditor is competitive and in the best interests of the Company and our shareholders.

Resolution 11 is an ordinary resolution. The text of Resolution 11 is as follows:

11.	IT IS RESOLVED that the Audit Committee of the Board of Directors be authorized to set the Independent Auditor’s remuneration.

Authorization of the Audit Committee to set the Independent Auditor’s remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors and the Audit Committee recommend a vote “FOR” the authorization of the Audit Committee to set the Independent Auditor’s remuneration.

2023 PROXY STATEMENT

RESOLUTION 12

AUTHORITY TO ALLOT SHARES AND TO GRANT RIGHTS TO SUBSCRIBE FOR OR CONVERT SECURITIES INTO SHARES

This Resolution 12 is required under the Companies Act for the Company to allot, or issue, shares and to grant rights to subscribe for or convert any security into shares. This authorization is customary for public limited companies incorporated under the laws of England and Wales, required as a matter of UK law, and is not otherwise required for companies listed on the New York Stock Exchange or organized within the United States.

Under the Companies Act, Directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot shares without being authorized either by the Company’s Articles of Association or by shareholder resolution. Unlike most companies listed on the New York Stock Exchange with perpetual authority to allot shares provided for in their Charter or Articles of Incorporation, our Board’s power to allot shares is restricted in terms of the number of shares and the time period during which they may be allotted.

The Company sought a similar authority at the 2016 Annual General Meeting of Shareholders, which has since expired. Therefore, the Company is now requesting that the Board of Directors be authorized to allot shares up to an aggregate nominal amount of $8,752,767, which is equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 1, 2023 (the latest practicable date prior to the publication of this Proxy Statement).

Unless previously renewed, revoked or varied, the authority sought under this Resolution 12 will, if granted, (i) apply in substitution for all existing authorities under section 551 of the Companies Act; and (ii) expire upon conclusion of the 2024 Annual General Meeting or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the resolution is passed, which is consistent with the approach taken by UK public companies. The authority sought under this Resolution 12 permits the Company to make, before expiration of said authority, any offer or agreement that would or might require shares in the Company to be allotted, or rights to subscribe for or convert securities into shares in the Company to be granted, and to allot shares or grant rights to subscribe for or covert securities into shares in furtherance of any such offer made before expiration of said authority, notwithstanding that the authority conferred by this resolution has expired.

The Board of Directors has no present intention to exercise the authority sought under this Resolution 12, other than to satisfy awards pursuant to the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, amended and restated as of June 8, 2022. However, the Board believes that it is important for the Company to retain the flexibility to allot shares on an accelerated basis should the Directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotment of shares.

Granting the Board this authority is a routine matter for public limited companies incorporated in England and Wales and is consistent with English market practice. We are not asking our shareholders to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Resolution 12 will only grant the Board of Directors the authority to allot shares upon the terms set forth below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

2023 PROXY STATEMENT

Resolution 12 is an ordinary resolution. The text of Resolution 12 is as follows:

12.	IT IS RESOLVED that:
(a)	the Board of Directors be generally and unconditionally authorized, for the purposes of section 551 of the Companies Act, to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $8,752,767 to such persons and at such times and on such terms as the Directors think proper, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire upon conclusion of the next Annual General Meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this Resolution 12 is passed;
(b)	the Directors be authorized to make, before the authority set out in paragraph (a) above has expired, any offer or agreement which would or might require shares in the Company to be allotted or rights to subscribe for or convert securities into shares in the Company to be granted after such expiry, and the Directors may allot shares or grant rights to subscribe for or convert securities into shares in pursuance of any such offer or agreement, notwithstanding that such authority has expired;
(c)	subject to paragraph (d) below, all existing authorities conferred on the Board of Directors pursuant to section 551 of the Companies Act be revoked; and
(d)	paragraph (c) above shall be without prejudice to the continuing authority of the Board of Directors to allot shares, or grant rights to subscribe for, or convert any security into shares, pursuant to an offer or agreement made by the Company before the expiry of the authority to which such offer or agreement was made, and to any allotment of shares or grant of rights already made pursuant to any such authority.

Authorization of the Board of Directors to allot shares requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to allot shares and to grant rights to subscribe for or convert securities into shares.

2023 PROXY STATEMENT

RESOLUTION 13

AUTHORITY TO DISAPPLY PREEMPTION RIGHTS TO EQUITY SECURITIES ALLOTTED OR SOLD FOR CASH

This Resolution 13 is required under the Companies Act for the Company to disapply preemption rights to equity securities (as defined in section 560 of the Companies Act) allotted for cash and/or ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares sold for cash. Under the Companies Act, certain statutory preemption rights apply automatically in favor of shareholders where equity securities are to be allotted or sold for cash. Per these statutory preemption rights, equity securities allotted or sold for cash must first be offered, on the same or more favorable terms, to existing shareholders of the Company on pro-rata basis, unless these statutory preemption rights are disapplied by the approval of the shareholders. The statutory preemption rights do not apply where equity securities are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where equity securities are issued pursuant to an employee option or similar equity plan.

The Company is now requesting that, when the Board of Directors allots (issues) equity securities for cash or sells ordinary shares held as treasury shares for cash, it not be required to offer preemption rights to existing shareholders, provided such allotment and/or sale is limited to an aggregate amount of $1,326,177, which is equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 1, 2023 (the latest practicable date prior to the publication of this Proxy Statement).

Unless previously renewed, revoked or varied, the authority sought under this Resolution 13 will, if granted, (i) apply in substitution for all existing authorities under sections 570 and 573 of the Companies Act; and (ii) expire upon conclusion of the 2024 Annual General Meeting or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the resolution is passed, which is consistent with the approach taken by UK public companies. The authority sought under this Resolution 13 permits the Company to make, before expiration of said authority, any offer or agreement that would or might require equity securities in the Company to be allotted and/or treasury shares to be sold for cash, and to allot and/or sell such equity securities, without first offering them to shareholders in proportion to their existing holdings, in furtherance of any such offer made before expiration of said authority, notwithstanding that the authority conferred by this resolution has expired.

The Company sought a similar authority at the 2016 Annual General Meeting of Shareholders, which has since expired. The Board of Directors has no present intention to exercise the authority sought under this Resolution 13, other than to satisfy options and other awards pursuant to the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan, amended and restated as of June 8, 2022. However, the Board of Directors believes that it is important for the Company to retain the flexibility to allot equity securities and/or sell treasury shares for cash and disapply preemption rights in connection therewith, on an accelerated basis should the directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials.

Granting the Board this authority is a routine matter for public limited companies incorporated in England and Wales and is consistent with English market practice. Similar to the authorization sought in Resolution 12, this authority is fundamental to our business and, if applicable, will facilitate our ability to raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this Resolution 13 will only grant the Board the authority to allot equity securities and/or sell treasury shares for cash upon the terms set forth below. Without this authorization, in each case where we issue equity securities or sell treasury shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement, which does not otherwise apply to US companies listed on the NYSE, could cause delays in regular capital raising activities for the Company. Furthermore, the Board will only be authorized to disapply preemption rights if it is authorized to allot shares, for which

2023 PROXY STATEMENT

authority is being sought under Resolution 12. The approval of this Resolution 13 by the Company’s shareholders will not substitute for any approvals that may be required under the rules of the NYSE and/or by the SEC.

Resolution 13 is a special resolution. The text of Resolution 13 is as follows:

1.	IT IS RESOLVED that, subject to Resolution 12 being duly passed as an ordinary resolution, the Board of Directors be generally authorized, in accordance with sections 570 and 573 of the Companies Act, to allot equity securities (as defined in section 560 of the Companies Act) for cash, pursuant to the authority conferred on the Board by Resolution 12 above, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act did not apply to any such allotment or sale. This power:
(a)	shall be limited to the allotment of equity securities or sale of treasury shares up to an aggregate nominal amount of $1,326,177 for any purpose;
(b)	shall expire upon conclusion of the 2024 Annual General Meeting or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this resolution is passed (unless previously renewed, varied or revoked by the Company), save that the Board may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted and/or treasury shares to be sold after such expiry, and the Directors may allot equity securities and/or sell treasury shares, in pursuance of any such offer or agreement as if the power conferred by this Resolution 13 had not expired; and
(c)	is in substitution for all subsisting authorities (but without prejudice to any allotment of equity securities already made pursuant to such previous authorities).

Authorization of the Board of Directors to disapply preemption rights with respect to equity securities allotted and/or treasury shares sold for cash requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the Annual General Meeting.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to disapply preemption rights with respect to equity securities allotted and/or treasury shares sold for cash.

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OUR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current composition of the Board and the appropriate skills, qualifications, and characteristics required of Directors. The Board assesses membership criteria annually, on an individual basis and in the context of the overall composition, size, and structure of the Board and its Committees as a whole, taking into consideration the anticipated future needs of the Board and the Company’s long-term strategic plans. In addition to intellect, integrity, and sound judgment, this assessment takes into account various factors, including diversity of perspectives, background and other demographics, length of tenure of incumbent Directors, and independence. The Board seeks members from diverse professional backgrounds, who have a broad spectrum of experience and a reputation for integrity.

In evaluating nominees for the Board of Directors, the Board and the Nominating and Governance Committee took into account the qualities they seek in Directors and the Directors’ individual qualifications, skills, and background that enable the Directors to effectively and productively contribute to the Board’s oversight of the Company, as discussed below in each biography under “Qualifications.” When evaluating re-nomination of existing Directors, the Committee also considers the nominees’ past and ongoing contributions to the Board, length of tenure, ongoing commitments, and, with the exception of Mr. Butcher, who is an employee, their independence.

DIRECTORS STANDING FOR ELECTION OR RE-ELECTION

In accordance with our Articles of Association, the Board shall be comprised of not less than two and not more than ten Directors. The Board, based on the recommendation of the Nominating and Governance Committee, proposed that the following six nominees be elected at the Annual General Meeting, each of whom will hold office until the next Annual General Meeting or until his or her successor shall have been appointed and qualified:

•	Andy Butcher
•	Patrick Mullen
•	Richard Hipple
•	Clive Snowdon
•	Sylvia A. Stein
•	Lisa Trimberger

All nominees are currently Directors of the Company and were elected by shareholders at the 2022 Annual General Meeting, with the exception of Sylvia A. Stein, who joined the Board on August 1, 2022 and is standing for election for the first time.

Please refer to the section entitled “Director Nominee Skills and Characteristics” on page 27 of this Proxy Statement for additional details regarding the specific experience, training , and skills of each nominee. Specifically, the experience and training highlighted in this section were identified by the Nominating and Governance Committee as critical knowledge areas, which contribute to the well-rounded vast experience levels of the Director nominees and thus the effective operation of the Board.

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DIRECTOR BIOGRAPHICAL INFORMATION

Andy Butcher Chief Executive Officer and Executive Director

Background

Andrew Butcher was appointed Luxfer's Chief Executive Officer effective May 6, 2022, at which time he also became an Executive Director.

Mr. Butcher served as President of our global Luxfer Gas Cylinders business from April 2014 to May 2022, having been the President of Luxfer Gas Cylinders - North America from 2009 to 2014. Mr. Butcher joined Luxfer in Nottingham, United Kingdom, in 1991. He has held positions of increasing responsibility throughout his career at Luxfer, including leading the development of Luxfer's composite cylinder business beginning in 2002, first as General Manager and then as Executive Vice President. He currently serves as a Director and Executive Officer of various subsidiaries and affiliates of the Company. Mr. Butcher holds a Master of Arts degree in Engineering from Cambridge University and an M.B.A. from Keele University.

Qualifications

Mr. Butcher’s qualifications to be a member of our Board include his more than 30 years of experience with Luxfer, his value-enhancing growth and acquisition experience, his educational background, and his knowledge of advanced materials.

Age: 54	Director since: 2022	Board Committees: None	Other public company boards: None

Patrick Mullen Board Chair

Background

Patrick Mullen was appointed a Non-Executive Director in September 2021 and serves as a member of the Nominating and Governance Committee and the Remuneration Committee. He was appointed Board Chair in March 2022.

Mr. Mullen served as the President and CEO of Chicago Bridge & Iron Company (“CB&I”), an engineering, procurement, and construction company, until 2018. Prior to his 20 years at CB&I, he spent 12 years with Honeywell’s UOP division, a supplier of petroleum refining, gas processing, and petrochemical production technology. From 2014 to 2019, Mr. Mullen served as a Director of Vectren Corporation, a domestic energy delivery company, and from 2017 to 2018, he served as a Director of CB&I. He has served on the boards of the National Safety Council and Chevron Lummus Global, a developer and licensor of refining hydroprocessing technologies and alternative source fuels. From 2014 to 2020, Mr. Mullen was a member of the National Association of Corporate Directors, having been named a Board Leadership Fellow in 2019. Mr. Mullen earned his Bachelor of Science degree in Chemical Engineering from the University of Notre Dame and his Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University.

Qualifications

Mr. Mullen’s qualifications to be a member of our Board include his executive management and leadership experience and his extensive global industrial and engineering background. He also brings experience serving on the boards of other publicly traded companies.

Age: 58	Director since: 2021	Board Committees: Nominating and Governance; Remuneration	Other public company boards: None

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Richard Hipple Non-Executive Director

Background

Richard Hipple was appointed a Non-Executive Director in November 2018, at which time he was appointed the Chair of the Remuneration Committee and a member of the Audit Committee.

Mr. Hipple served as the Chairman and Chief Executive Officer of Materion Corporation, a producer of high-performance advanced engineering materials, from 2006 until his retirement in 2017, as well as President and Chief Operating Officer from 2005 to 2006. Prior to that, Mr. Hipple worked in the steel industry for twenty-six years in numerous capacities, including project engineering, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple has served as a Director of KeyCorp (NYSE: KEY), a bank-based financial services company, since 2012 and is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Since 2017, he has also served as a Director of Barnes Group, Inc. (NYSE: B), a global industrial manufacturing company, and is a member of the Compensation and Management Development and Corporate Governance Committees. Mr. Hipple is also a current member of the National Association of Corporate Directors. From 2007 through 2018, Mr. Hipple served on the Board of Ferro Corporation, a supplier of technology-based functional coatings and color solutions. Mr. Hipple is Chair Emeritus and a Trustee of the Cleveland Institute of Music and has served as a Director of the Greater Cleveland Partnership, as well as the Manufacturers Alliance for Productivity and Innovation. Mr. Hipple received his Bachelor of Engineering degree from Drexel University.

Qualifications

Mr. Hipple’s qualifications to be a member of our Board include his extensive executive management and leadership experience with a global manufacturer of high-performance engineered materials, his experience in business development and strategic transformation, and his broad involvement in both domestic and international acquisitions. He also brings experience serving on the boards of other publicly traded companies.

Age: 70	Director since: 2018	Board Committees: Remuneration (Chair); Audit	Other public company boards: KeyCorp; Barnes Group, Inc.

Clive Snowdon Non-Executive Director

Background

Clive Snowdown was appointed a Non-Executive Director in July 2016 and has served as Chair of the Nominating and Governance Committee since April 2020. He acts as a financial expert on the Audit Committee, which he joined in August 2016.

Mr. Snowdon currently serves as the Aerospace Industry Advisor to Cooper Parry Corporate Finance, a corporate finance advisory. He previously acted as Chairman of the Midlands Aerospace Alliance, an association supporting the aerospace industry across the Midlands region of England, from 2007 to 2016, and a Trustee of the Stratford Town Trust from 2015 to 2023. In May 2016, Mr. Snowdon stepped down from the Board of Hill & Smith Holdings PLC, an international group of companies operating in the infrastructure and galvanizing markets, where he was a Senior Non-Executive Director since May 2007, Chair of the Remuneration Committee, and a member of the Audit and Nominating and Governance Committees.

In 2011, Mr. Snowdon retired from Umeco PLC, a provider of advanced composite materials, after serving as Chief Executive since 1997. Mr. Snowdon was also the Executive Chairman of Shimtech Industries Group Limited until 2015. From 1992 to 1997, he served as Managing Director of Burnfield PLC after working as Finance Director. He has also held senior positions with Vickers plc, BTR plc, and Hawker Siddeley Group. Mr. Snowdon is a Chartered Accountant. He received his Bachelor of Arts degree in Economics from the University of Leeds.

Qualifications

Mr. Snowdon’s qualifications to be a member of our Board include his experience as a former Chief Executive of a UK public company, his strong understanding of UK plc and corporate governance requirements, and his significant experience in mergers and acquisitions.

Age: 69	Director since: 2016	Board Committees: Nominating & Governance (Chair); Audit	Other public company boards: None

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Sylvia A. Stein Non-Executive Director

Background

Sylvia A. Stein was appointed a Non-Executive Director in August 2022 and serves as a member of the Audit Committee and Nominating and Governance Committee.

Ms. Stein is the Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer of Modine Manufacturing Company (NYSE: MOD), a global provider of thermal management systems and components. Ms. Stein joined Modine in January 2018 as Vice President, General Counsel, and Corporate Secretary, and she was named Chief Compliance Officer in February 2020. In her current role, Ms. Stein leads the company’s global legal, compliance, and intellectual property functions, provides strategic governance and legal advice to Modine’s Board of Directors and business units, and serves as a key advisor to the company’s CEO and Executive Management team. Before joining Modine, Ms. Stein served as Associate General Counsel, Marketing & Regulatory, at Kraft Heinz Food Company (NASDAQ: KHC), a global food and beverage manufacturer, which she joined in 2001. Earlier in her career, Ms. Stein was member of the complex commercial litigation practice at Latham & Watkins, LLP in Chicago, Illinois. Prior to that, she served as a federal judicial law clerk.

Ms. Stein holds a Bachelor’s degree in Economics from Northwestern University and a Juris Doctor from the University of Michigan Law School. She presently serves on the Board of Directors and Governance Committee of Just the Beginning – A Pipeline Organization, a non-profit organization dedicated to developing interest in the law among young persons from underrepresented ethnic backgrounds, and is Vice President of the Board of the Westside Justice Center, a charitable organization providing legal aid to the Chicago community.

Qualifications

Ms. Stein’s qualifications to be a member of our Board include her extensive in-house legal experience in advising global public companies, particularly in matters related to business strategy, sustainability, regulatory compliance, mergers and acquisitions, and talent management, as well as her involvement in developing and executing growth-driven business strategy and pragmatic risk management procedures.

Age: 57	Director since: 2022	Board Committees: Audit; Nominating & Governance	Other public company boards: None

Lisa Trimberger Non-Executive Director

Background

Lisa Trimberger has served as a Non-Executive Director since September 2019. Since April 2020, she has served as Chair of the Audit Committee, upon which she acts as a financial expert. Ms. Trimberger has also served as a member of the Remuneration Committee since September 2019.

Ms. Trimberger retired as an Audit Partner of Deloitte & Touche LLP in 2014 after spending thirty-one years with the firm. As a lead Client Service Partner, Ms. Trimberger audited and interacted with the management and boards of publicly traded companies. She worked on significant transactions, as well as control and risk-assessment issues. Additionally, she was actively involved in the firm’s quality review practice, serving as a Deputy Professional Practice Partner and Engagement Quality Control Review Partner. During her tenure with Deloitte, Ms. Trimberger also served as Co-Chair of the firm’s Nominating and Governance Committee and was a leader of the firm’s National Women’s Initiative for the development and retention of women professionals. Currently, Ms. Trimberger is a principal and owner of a private investment company, Mack Capital Investments LLC. She also serves as Trustee of the Board, Chair of the Audit Committee, and a member of the Nominating and Governance Committee of Corporate Office Properties Trust (NYSE:OFC), a real estate investment trust. Ms. Trimberger also serves as a Trustee on the Board of Trustees of EPR Properties (NYSE: EPR), a diversified experiential net lease real estate investment trust, where she is also a member of the Audit and Finance Committees.

Ms. Trimberger is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from St. Cloud State University. Ms. Trimberger is a member of the National Association of Corporate Directors (NACD), as well as the National Association of Real Estate Investment Trusts. She is an NACD Board Leadership Fellow and earned the CERT Certificate in Cybersecurity Oversight, as developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division. Ms. Trimberger also completed the Women’s Director Development Executive Program at J.L. Kellogg School of Management at Northwestern University.

Qualifications

Ms. Trimberger’s qualifications to be a member of our Board include her experience as an Audit Partner in a Big Four accounting firm, her public board experience, and her significant experience as a financial expert in areas including financial and audit oversight, risk management, and corporate governance.

Age: 62	Director since: 2019	Board Committees: Audit (Chair); Remuneration	Other public company boards: Corporate Office Properties Trust; EPR Properties

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DIRECTOR NOMINEE SKILLS AND CHARACTERISTICS

DIRECTOR QUALIFICATIONS AND SKILLS

The Nominating and Governance Committee annually reviews the performance and contributions of existing Board members to the extent they are candidates for re-election and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs. Accordingly, the Committee and the Board evaluate director nominees based on several criteria with a view of (i) bringing to the Board a variety of experience and backgrounds and (ii) establishing a core team of business advisors with relevant financial and management expertise.

Among the qualifications and skills of a candidate considered important by the Committee are: a commitment to representing the long-term interests of shareholders; leadership ability; willingness to take appropriate risk; professional and personal ethics, integrity and values; practical wisdom and sound judgement; international business experience; and business and professional experience in fields such as materials engineering, industrial manufacturing, technology and cybersecurity, operations, product development, legal, and human resources. Candidates with substantial experience outside of the business community, such as in the public, academic, or scientific communities, are also considered by the Board and Committee. Board composition, effectiveness, and processes are all subject areas of our annual Board evaluation, which is described in more detail below.

Our Board members offer a range of skills and experiences relevant to the Board’s oversight role. As part of our annual Directors’ and Officers’ Questionnaire, our Board members were asked to identify their specific skills and experiences as they pertain to each category below. The following table summarizes the key skills and experiences identified by each Director that our Board considered important in its decision to nominate that individual for election or re-election to our Board. Further details about each Director’s qualifications are set forth in their individual biographies.

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DIRECTOR DIVERSITY

Diversity factors such as age, gender, race, and ethnic background are important characteristics considered in identifying director candidates and determining nominees. The Committee also considers the tenure of incumbent Directors to ensure a mix of shorter-tenured Directors who provide fresh perspectives and longer-tenured Directors who provide experience in the Company and its business. While Luxfer has not adopted a formal diversity policy in connection with the evaluation of director candidates or the selection of nominees, the Board realizes that diversity amongst its members promotes differing perspectives and overall Board effectiveness. As such, promoting diversity is consistent with our goal of creating a Board that best serves the needs of the Company and the interests of our shareholders.

DIRECTOR SELECTION PROCESS

The Nominating and Governance Committee selects director candidates and nominees using a procedure by which it:

•	reviews the experience, qualifications, attributes, and skills of existing Directors;
•	determines the experience, qualifications, attributes, and skills desired and/or required in new Directors;
•	solicits suggestions from the Chief Executive Officer and Directors on potential candidates;
•	considers candidates recommended by shareholders;
•	retains a search consultant as needed to identify candidates;
•	evaluates the experience, qualifications, attributes, and skills of all candidates recommended for consideration;
•	contacts the preferred candidate(s) to assess their interest;
•	interviews the preferred candidate(s) to assess their experience, qualifications, attributes, and skills; and
•	recommends candidate(s) for consideration by the Board of Directors.

Working closely with the full Board, the Nominating and Governance Committee develops criteria for open Board positions, taking into account the needs of the Board and the Company at the time. The Committee commenced a search for a new Non-Executive Director in early 2022, following the procedure set forth above. The Committee began by analyzing the current Directors’ experience, qualifications, and skills to identify gaps in the Board’s skill set. This analysis resulted in the creation of a new Director profile. The Committee did not utilize the services of a search consultant to identify Sylvia A. Stein as a potential director candidate. Rather, the Committee utilized contacts within the Directors’ professional networks, and Ms. Stein was identified as a potential candidate based on her background in advising global public companies, particularly in matters related to business strategy, sustainability, regulatory compliance, mergers and acquisitions, and talent management. Following interviews with the Committee, Chief Executive Officer, and the Board, the Committee proposed, and the Board approved, the appointment of Sylvia A. Stein as a Non-Executive Director in June 2022.

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RECOMMENDATIONS, NOMINATIONS, AND PROXY ACCESS

Our Nominating and Governance Committee Charter provides that the Nominating and Governance Committee will consider persons properly recommended by shareholders or interested parties to become nominees for election as Directors in accordance with the criteria described above under “Director Nominee Skills and Characteristics” and the requirements of our Articles of Associations. Recommendations for consideration by the Nominating and Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States.

Further information relating to shareholder nominations and proposals can be found in the section entitled “2024 Annual General Meeting: Shareholder Proposals and Nominations” on page 91.

CORPORATE GOVERNANCE

HIGHLIGHTS

Board Composition and Independence	Board and Committee Practices	Shareholder Rights

•       83% independent Board

•       100% independent Board Committees

•       Independent Board Chair

•       Regular executive sessions

•       Full access to management, employees, and outside advisors

•       No Directors serve on more than 2 boards of other public companies

•       Annual Board, Committee, and individual Director evaluation process

•       Comprehensive onboarding and continuing education program

•       Regular Board refreshment and a mix of tenure, including recommended Director retirement age

•       Active consideration of diversity in Director nomination process

•       Annual election of all Directors

•       Majority vote standard for Director elections

•       Equal classes of stock with equal voting power

•       No restrictions on shareholders’ rights to call special meetings

•       No poison pill

•       Processes for Director nomination by shareholders and communication with the Board

Board Oversight Areas	Executive Compensation Program and Policies

•       Long-term strategic plans and capital allocation

•       Enterprise risk management

•       Governance and ethics policies and practices

•       ESG, sustainability, and cybersecurity integrated in Company’s long-term strategy

•       CEO and management succession planning

•       Human capital management

•       Comprehensive clawback policy for cash incentive and equity awards

•       No guaranteed bonuses or special grants to executives

•       Share plans include minimum vesting periods and do not contain evergreen provisions

•       Robust stock ownership guidelines for executive officers and directors

•       No hedging or pledging of company securities by executive officers and directors

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DIRECTOR INDEPENDENCE

The Board determines the independence of each Director based upon the NYSE listing standards, SEC regulations, and the Directors’ answers to questions on independence included in our annual Directors' and Officers' Questionnaire. Based on these standards, the Board of Directors has affirmatively determined that all Non-Executive Directors standing for election at the AGM (i.e., Patrick Mullen, Richard Hipple, Clive Snowdon, Sylvia A. Stein, and Lisa Trimberger) are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment. The Company’s Board of Directors has historically included and, to date, includes the Chief Executive Officer as the sole Executive Director. The Board has affirmatively determined that Andy Butcher, currently the only Executive Director, is not independent because he serves as Luxfer’s Chief Executive Officer.

In determining independence, the Board considers several factors related to the materiality of each Director's relationship with Luxfer, including the Director's affiliations with other organizations, such as employment, director, officer, shareholder, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial affiliations. Given the nature of the advanced materials industry, an important factor the Board considers is whether the Director serves as an employee of another company that is a customer, supplier, or competitor of Luxfer. While the Board has reviewed relevant relationships and found no significant relationships that would interfere with a Director’s independent judgment, the Board discloses the following relationships as part of its commitment to transparency:

•	Richard Hipple serves as a Director of KeyCorp, a provider of retail and commercial banking services in the United States. A Metals Equity Research Analyst at KeyCorp has conducted research on Luxfer in the past and continues to do so; however, KeyCorp began research coverage of Luxfer prior to Mr. Hipple joining the Luxfer Board of Directors, and Mr. Hipple has not been involved in any such research. Moreover, KeyCorp does not provide financing to Luxfer, although it has provided banking services to Luxfer prior to Mr. Hipple joining the Board. Because Luxfer’s relationship with KeyCorp is at arms-length and Mr. Hipple has not been directly involved in any of Luxfer’s dealings with KeyCorp, the Board does not view this relationship significant enough to affect Mr. Hipple's independence as a Director of Luxfer.

•	Prior to her retirement in 2014, Lisa Trimberger served as an Audit Partner at Deloitte & Touche LLP. Prior to Ms. Trimberger joining the Board, Deloitte was providing and continued to provide non-audit advisory services to the Company through March 2022. Because Luxfer's relationship with Deloitte is at arms-length and is not independent audit-related the Board does not view this previous relationship significant enough to affect Ms. Trimberger's independence as a Director of Luxfer.

BOARD LEADERSHIP

The Board believes it is important to maintain flexibility in choosing the leadership structure that best meets the needs of the Company and its shareholders, based on circumstances that exist at the time and the qualifications of available individuals. We do not have a policy requiring the positions of Board Chair and Chief Executive Officer to be held by different persons. However, these two positions have historically been separate and are expected to remain separate. The Board believes this structure is advantageous because it provides the appropriate balance between strategy development and oversight of management. It also allows the CEO to focus attention on driving business performance rather than Board governance. Additionally, this structure is consistent with corporate best practices, the Institutional Shareholder Services’ (ISS) recommendation, the views of Luxfer’s shareholders, and the UK Corporate Governance Code. The responsibilities of an independent Board Chair include, among other things:

•	leading the Board, including the oversight and coordination of the Board's and its Committees' work;
•	serving as a liaison between the CEO, other members of senior management, the Non-Executive Directors, and the Committee Chairs;
•	presiding at all meetings of the Board, including executive sessions of the independent Non-Executive Directors;
•	presiding at all meetings of the shareholders;
•	setting the Board's meeting agendas and ensuring there is sufficient time for discussion of all agenda items;
•	recommending agendas for shareholder meetings and providing guidance to the Board on positions the Board should take on issues to come before shareholder meetings;
•	participating in discussions with the Nominating and Governance Committee on matters related to Board and Committee organization, composition, membership terms, and meeting structure; and

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•	participating in discussions with the Nominating and Governance Committee and Remuneration Committee on matters related to the hiring, evaluation, and compensation of, and the succession planning for, the CEO, other executives, and Directors.

Luxfer’s Board of Directors is currently led by Patrick Mullen, who was appointed Board Chair in March 2022. Mr. Mullen is a Non-Executive Director and is considered independent under the NYSE listing standards and relevant SEC regulations. Luxfer believes that Patrick Mullen’s service as Board Chair is appropriate because of his extensive global industrial experience, including his previous executive leadership and management roles within industrial manufacturing companies; history of serving on the boards of other public companies; and knowledge of the manufacturing and engineering industries in general.

RISK OVERSIGHT

Luxfer maintains an Enterprise Risk Management (ERM) program, which is the Company’s overall framework for identifying, assessing, monitoring, and mitigating the Company’s most significant risks. A wide breadth of potential risks relevant to the Company are evaluated under our ERM program, including those that could present financial, operational, or strategic risk. Through the ERM program, we apply standard risk management assessments and terminology aligned with the Committee of Sponsoring Organizations (COSO) Enterprise Risk Management Framework to each of Luxfer’s business units and corporate functions.

Luxfer’s Board oversees the management of risks relevant to the Company as part of regular Board and Committee meetings. Topics reviewed by the Board as part of its risk oversight responsibilities include, but are not limited to, the implementation of the Company’s strategic plan; its acquisitions and divestitures; its capital structure, allocation, and liquidity; material litigation; compliance with laws and regulation; sustainability, climate, and ESG-related risks; and its organizational structure. While the full Board has overall responsibility for risk oversight, the Board delegates oversight responsibility for specific risks across its Committees, considering the Committees’ responsibilities, and the skills and experience of the Committees’ members. In particular, the Audit Committee oversees the Company’s annual ERM processes, including the establishment of the Risk Framework and completion of the annual Risk Assessment by management.

Luxfer’s management has day-to-day responsibility for identifying, evaluating, managing, and mitigating the Company’s risk. On an annual basis, Luxfer management establishes and/or updates, as appropriate, a Risk Framework and completes a Risk Assessment. Our Risk Framework and Assessments are accompanied by an internal manual to ensure a consistent and methodical assessment of the risks to which the Company is exposed. The manual provides guidance to help quantify the materiality of each risk, including its timing, likelihood, magnitude, scope, and financial impact. Each risk identified in the Risk Framework is reviewed by management and our Internal Audit team. Risks are prioritized based on their relative likelihood and magnitude of the range of expected financial impact. Management and the Internal Audit team review and consolidate risk assessment results at the enterprise level, ensuring they reflect the combined impact of interrelated risks such that they would be managed effectively. Risks identified as “top risks” are reviewed annually with Luxfer’s Executive Leadership Team, the Audit Committee, and the Board of Directors as a whole.

After material risks are reviewed, our ERM program involves the development, recommendation, and implementation of response plans appropriate to each risk. Response plans are developed and recommended by regional risk management teams, and then reviewed and modified as necessary by Internal Audit. Once approved, the response plans are implemented under the oversight of management teams across the relevant locations or functions. Throughout the year, Internal Audit, with oversight from the Board and/or specific Board Committee, monitors the implementation and progress of response plans. Results from such monitoring are reported to the Board of Directors as part of regular Committee updates during each quarterly meeting or as otherwise needed.

STRATEGY

Luxfer’s Board oversees the Company’s long-term business strategy, which includes, among other matters, our strategic framework; business performance and development strategies; growth plans; and approach to commercial excellence, human capital management, lean operations, innovation, and sustainability. Working with Luxfer’s Executive Leadership Team and other key personnel, our Board engages in an in-depth strategic review of Luxfer’s outlook and strategies at least once per year to consider specific issues relevant to the overall conduct of our business, including financial performance, emerging challenges and opportunities, enterprise risks, safety, sustainability, culture, mergers & acquisitions, and other strategic matters. The Company’s strategic plan is approved by the Board annually and serves as

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a foundation upon which goals and actions are established. Throughout the year, the Board monitors management’s progress against these goals.

MANAGEMENT SUCCESSION PLANNING

The Board views its role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer, Chief Financial Officer, Executive Leadership Team, and other key contributors. The Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, regular updates to the Chair of the Nominating and Governance Committee, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop, and retain the leadership talent critical to the future success of the Company.

BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

Annual evaluation of Board performance helps ensure that the Board and its Committees function effectively and in the best interest of our shareholders. The Nominating and Governance Committee is responsible for establishing and overseeing a process for evaluation. The Board conducts an annual evaluation of the Board and each Committee. The evaluation process consists of a written evaluation comprising both quantitative scoring and qualitative comments on a range of topics, including the composition and structure of the Board and Committees, the type and frequency of communications and information provided to the Board and its Committees, the Board's and its Committees’ effectiveness in carrying out their functions and responsibilities, the effectiveness of the Committee structure, Directors’ preparation and participation in the meetings, and the values and culture displayed by the Directors. With the assistance of the Company Secretary, the evaluation responses are compiled by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee Chair leads a discussion of the evaluation results at the following Board and Committee meetings. Following review of the evaluation results, particular areas of focus and key actions are identified. Throughout the year, the Nominating and Governance Committee monitors progress against the key actions identified and provides status updates to the full Board as part of regular Board meetings. Additionally, verbal evaluations are conducted in independent executive sessions at the end of every Board and Committee meeting.

In addition to Board and Committee evaluations, the Nominating and Governance Committee recently implemented, and the Directors complete, peer and self-evaluations of individual Director performance, which are aimed at identifying individual Director strengths and development areas. The results of Director evaluations are anonymous and discussed solely by the individual Director and Chair of the Nominating and Governance Committee.

BOARD EDUCATION

Board education is an ongoing, year-round process, which begins when a Director joins our Board. Upon joining the Board, new Directors are provided with an orientation to the Company, including our businesses, strategy, and governance. On an ongoing basis, Directors receive educational presentations on a variety of topics related to their responsibilities as Directors and the industries in which Luxfer operates. These presentations are provided by external advisors and/or our senior management team. In 2022, topics for Board education included Luxfer values and culture; anti-bribery; anti-trust compliance; global insider dealing; global business ethics; capital markets; merger and acquisition strategy, including strategic options; SEC climate and cybersecurity proposals; cybersecurity; ESG; and diversity and unconscious biases.

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POLICIES AND PROCEDURES

Luxfer is committed to the highest standards of corporate governance and ethics. As such, the Board of Directors has adopted a set of Corporate Governance Guidelines. These guidelines describe the principles and best practices that the Board follows in carrying out its responsibilities in order to (i) ensure that the Company is run in a transparent and ethical manner and (ii) support the Company’s core objectives in furtherance of its values. Additionally, the Board has adopted the Code of Ethics and Business Conduct, which is the designated code of ethics applicable to our Chief Executive Officer, Executive Officers, Board of Directors, and anyone conducting business on Luxfer’s behalf.

The Board reviews best practices and developments in corporate governance, and, if appropriate, revises the Corporate Governance Guidelines, Code of Ethics and Business Conduct, Committee Charters, and other governance instruments at least once annually in accordance with the rules and best practices of the SEC and NYSE. Copies of these documents are available on our website at https://www.luxfer.com/investors/governance/.

CONFLICTS OF INTEREST

Luxfer's Code of Ethics and Business Conduct and Corporate Governance Guidelines address conflicts of interest. As provided in the Code of Ethics and Business Conduct, a “conflict of interest” occurs when an individual’s private interest (or the interest of a member of their family) interferes, or even appears to interfere, with the interests of the Company. A conflict of interest can arise when an employee, Executive Officer, or Director (or a member of their family) takes actions or has interests that may make it difficult to perform their work for Luxfer objectively and effectively. Conflicts of interest also arise when an employee, Executive Officer, or Director (or a member of their family) receives improper personal benefits as a result of their position in Luxfer or another organization. The Company periodically, but no less frequent than annually, solicits information from Directors and Executive Officers in order to monitor potential conflicts of interest. Directors and Executive Officers are expected to always be mindful of their fiduciary obligations to the Company, and they must seek determinations and prior authorizations or approvals of potential conflicts of interest from (i) the Board Chair or Nominating and Governance Committee, as appropriate, in the case of Directors or (ii) Luxfer’s General Counsel, or where a conflict arises, the Nominating and Governance Committee, in the case of Executive Officers.

In 2022, there were no conflicts of interest.

RELATED PARTY TRANSACTIONS

In addition to standards set forth in our Corporate Governance Guidelines, Luxfer has established a Related Party Transactions Policy. In accordance with the Related Party Transactions Policy and consistent with Section 314.00 of the NYSE Listed Company Manual, as amended on April 2, 2021 and August 26, 2021, the Audit Committee must conduct a reasonable prior review of all “Related Party Transactions” and prohibit such a transaction if it determines it to be inconsistent with the interests of the company and its shareholders. A “Related Party Transaction” is any transaction directly or indirectly involving a Related Party that is required to be disclosed under Item 404(a) of Regulation S-K of the Securities Act. Under Item 404(a), the Company is required to disclose any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (a) the amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company was or is to be a participant; and (c) any Related Party had or will have a direct or indirect material interest.

In considering whether to approve a Related Party Transaction, the Audit Committee takes into account, all of the relevant terms, facts, and circumstances available to it, including but not limited to the following (if applicable): (i) the information made available in the notice described in Section 3.0 of the Company’s Related Party Transactions Policy; (ii) the purpose of the transaction and its potential risks and benefits to the Company; (iii) the interests of all Related Parties in the Related Party Transaction; (iv) the role, if any, the Related Parties played in arranging the transaction; (v) whether the transaction was or is proposed to be undertaken in the ordinary course of the Company’s and the Related Party’s business; (vi) whether the Related Party Transaction is material to the Company; (vii) whether the terms and conditions of the Related Party Transaction are fair to the Company and usual and customary in the market; (viii) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ix) the availability of other sources for comparable products or services; (xi) in the event

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the Related Party is a Director, an Immediate Family Member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer, the impact of the transaction on the Director’s independence, and if the Director serves on the Remuneration Committee, such Director’s status as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended and, if applicable, an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (xii) the information required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K of the Securities Act if the Company were to enter into the Related Party Transaction.

In 2022, there were no Related Party Transactions.

SECURITY OWNERSHIP

Various Luxfer policies address security ownership, including the Insider Trading and Dealing Policy and the Stock Ownership Guidelines. Particularly, Luxfer's Insider Trading and Dealing Policy prohibits a number of transactions by “Covered Persons.” “Covered Persons” include Directors, Executive Officers, and various Luxfer employees and consultants in management, corporate, finance, IT, and investor relations roles. Specifically, the Policy prohibits the following in relation to Company securities: short-term trading, short sales, options trading, trading on margin, and hedging. All Covered Persons – including family members of Covered Persons, members of a Covered Person's household, and entities controlled by Covered Persons – are expected to comply with the Insider Trading and Dealing Policy, as well as applicable securities laws and regulations.

Further, Luxfer has established Stock Ownership Guidelines, which apply to all Directors, Executive Officers, and any other key employees that the Remuneration Committee may identify from time to time in consultation with management. The Company’s Articles of Association do not currently require Directors to hold a minimum number of shares in the Company in order to qualify for appointment to the Board of Directors; however, the Stock Ownership Guidelines provide the Company's expectations as to the minimum amount of shares such persons should own in the Company. These minimum amounts are based on the total value of the shares owned by a person being equal to a certain multiple of such person’s annual base salary or retainer fee. Additionally, the Stock Ownership Guidelines include share retention ratios to assist in a person's continuous progress toward their respective ownership guideline. Directors and Executive Officers are expected to achieve the minimum ownership guidelines within five years of the effective date of the Stock Ownership Guidelines or their appointment or election, whichever occurs later.

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ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES

Luxfer remains committed to operating safe, clean, and environmentally compliant facilities while supporting our employees, communities, and offering excellent customer service. Foundational to a sustainability strategy that positions Luxfer for long-term growth, we will uphold these commitments through strong governance practices and policies, ensuring that we always do business based on our mission and values. Luxfer’s Board of Directors is responsible for overseeing the Company’s long-term business strategy, which includes, among other things, the Company’s approach to ESG matters. The Board considers our governance-related policies and practices; our systems of risk oversight and management; how we advance environmental sustainability; health and safety; human rights; human capital management and corporate culture; cybersecurity; and the manner in which we serve our customers and support our communities.

In December, we published our 2022 Sustainability Report, a biennial report highlighting our ongoing efforts to drive sustainability in our operations. Building on our inaugural report published in 2020, the 2022 Sustainability Report includes (i) more granular environmental and social data through 2021; (ii) an update on our progress towards meeting our 2025 Environmental Goals; (iii) greater discussion on sustainability governance and climate-related risks; and (iv) insight into new and ongoing sustainability initiatives. We invite you to read the full report on our website at https://www.luxfer.com/environment-social-and-governance/.

ENERGY AND EMISSIONS

In 2022, we continued tracking energy and emissions data through our internal ESG Scorecard, which measures progress across a wide range of ESG key performance indicators. In addition to recording data, the ESG Scorecard is the mechanism through which we track performance against our 2025 Environmental Goals, which includes our commitment to reducing our absolute carbon dioxide equivalent (“CO2e”) emissions by 20% by 2025 using a 2019 baseline. Having finalized our full year 2022 emissions figures, we are pleased to have exceeded our 2025 emissions reduction goal ahead of schedule with a 29% decrease in our total absolute CO2e emissions in 2022 from our 2019 baseline. In addition to updates provided in annual reports and other sustainability-related publications, we plan to provide additional details on final full-year 2022 and 2023 emissions data, and an update on progress towards all our 2025 Environmental Goals, in a future sustainability report anticipated in 2024.

Each Luxfer site compiles greenhouse gas emission inventories and monitors electricity and natural gas usage. All other greenhouse gases produced as a result of manufacturing operations, such as propane and direct CO2 are also recorded. Scope 1 emissions consist of all direct emissions from fuel combustion, natural gas, propane, and all other sources of direct emissions. Scope 2 emissions consist of all indirect emissions attributable to the Company through the consumption of purchased electricity, steam, heating, or cooling. This data is compiled and converted to emissions to calculate our total CO2e output. Our US and Canada facilities use standard CO2 conversion factors published by the US Environmental Protection Agency, and our UK facilities use CO2 conversion factors published by the UK Government. Broadly speaking, the gases that compile the bulk of our emissions have very similar CO2e equivalency regardless of where they are sourced. Year-on-year figures are used to identify any anomalies, and similar sites are compared to one another to ensure consistency and understanding of this data. At present, we do not collect details of any Scope 3 emissions.

The table below provides a summary of the Company’s Scope 1 and Scope 2 greenhouse gas emissions for 2022 and 2021.

	2022(1)		2021
	(mtCO2e)(2)	(mtCO2e/$1mSV)(3)	(mtCO2e)(1)	(mtCO2e/$1mSV)(3)
Scope 1	51,660	119.47	72,222	178.1
Scope 2	20,226	46.8	31,431	77.6
Total	71,886	166.3	103,653	255.7

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(1)	2022 absolute and intensity emissions include emissions and sales from our facility in Pomona, California.
(2)	Metric tons of CO2 equivalent.
(3)	Total sales were used to calculate emissions intensity. Sales figures include intra-company sales and exclude scrap. (2022: $423.4 million; 2021: $405.53 million)

2023 PROXY STATEMENT

In 2022, our total absolute emissions (i.e., total metric tons of CO2e) decreased by 30.6% compared to 2021. Absolute Scope 1 emissions decreased 28.5% and absolute Scope 2 emissions decreased 35.7% year-over-year. We attribute this decrease to various energy- and emissions-saving projects implemented in late 2021 and throughout 2022, which are described in greater detail below. These projects also impacted our total emissions intensity (i.e., CO2e emissions per $million in sales), which decreased by 35.0% in 2022 compared to 2021. Scope 1 emissions intensity decreased by 32.9% and Scope 2 emissions intensity decreased by 39.7% year-over-year. While emissions intensity are useful metrics to normalize our emissions, sales value is affected by exchange and inflation rate effects. Accordingly, it is important to note that the Company’s efforts to pass through inflationary costs in 2022 has impacted our sales value and likewise impacted our emissions intensity metrics.

FACILITIES AND OPERATIONS

Throughout 2021 and 2022, we invested in multiple energy- and emissions-reduction projects across our global facilities, such as LED lighting, upgrades to compressors and pumps, and the replacement of old equipment with energy-efficient models. In total, these projects saved over 4,700,000 kWh of electricity annually. The SF6 abatement project carried out at the Luxfer MEL Technologies plant in Manchester, UK, which involved installing new technology in their magnesium operations, significantly contributed to the Company’s ability to achieve its 2025 emissions reduction target ahead of schedule. This project alone reduced the Company’s total emissions by approximately 36,000 metric tons of CO2e annually. Other projects carried out in 2022 to improve our environmental footprint include:

•	Luxfer MEL Technologies in Flemington, NJ installed LED lighting equipped with motion sensors throughout the facility, reducing the sites energy consumption by approximately 243,000 kWh of electricity, or 172 metric tons of CO2e emissions, annually.
•	Luxfer Magtech in Cincinnati, OH upgraded 290 traditional lights to LED in October 2022, representing an annual emissions savings of approximately 127 metric tons annually.
•	Luxfer Gas Cylinders in Riverside, CA worked to reduce electricity consumption by installing new high-efficiency pumps used to hydrotest their Type 3 SCBA cylinders, amounting to 41,040 kWh of electricity, or 17.8 metric tons of CO2e emissions, annually.
•	Through an audit of its water usage, Luxfer MEL Technologies in Tamaqua, PA located and repaired a large on-site leak which is estimated to save over 300,000 gallons of municipal freshwater annually.
•	Luxfer Graphic Arts in Manchester, UK installed new energy-efficient technology to coat their copper engraving plates with laminate instead of traditional lacquer which increases the recyclability of the copper, reduces downstream disposal and operational costs, and by 2024, is expected to save approximately 265 kg of CO2e.

HUMAN CAPITAL MANAGEMENT

Attracting and retaining talent remains a challenge in the post-COVID landscape. To succeed in today’s competitive labor market, Luxfer takes a proactive approach to human capital management by pursuing several priorities that we believe are critical in recruiting, retaining, motivating, and developing top talent. Such priorities include: (i) ensuring occupational health and safety; (ii) promoting financial, physical, and emotional well-being; (iii) providing opportunities for growth and development; and (iii) maintaining diverse and inclusive workplaces.

Our Board of Directors and Executive Leadership Team play a key role in setting our human capital management strategy and driving accountability for meaningful progress. Informed by data, our human capital management initiatives are supported by local leadership, with significant functional oversight by our local human resource teams. All Luxfer facilities collect data on employee retention, talent acquisition, training, and safety. Metrics are recorded quarterly on our internal scorecard and are reported to executive management regularly.

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OCCUPATIONAL HEALTH & SAFETY

The occupational health and safety of employees is fundamental to delivering sustainable economic performance. Luxfer has established well-defined health and safety policies and procedures, as well as ongoing employee training, as part of the Company’s commitment to being an industry leader in safety. Gap analyses are regularly conducted and safety goals and objectives for all locations are developed. As part of the Company’s enterprise-wide risk management system, these objectives are monitored, and performance related to them is regularly reviewed and discussed.

Employees are encouraged to submit suggestions, ideas, and observations about safety hazards, which are incorporated into a “safety moment” at the beginning of each meeting, to increase awareness and reinforce positive safety behavior. Additional efforts include monthly safety meetings with employees, safety audits by management, safety audits by certain employees, and the inclusion of safety initiatives as part of select employees’ incentive plans.

The Company utilizes a mixture of leading and lagging indicators to assess the health and safety performance of its operations. Leading indicators include reporting and closure of all near miss events and safety concerns identified. Lagging indicators include the recordable Incident Frequency Rate, which is defined by the US Occupational Safety and Health Administration as the number of work-related injuries per 100 full-time workers during a one-year period. Recordable accidents and Lost Time Accidents are also recorded. These safety measures are integrated into the performance evaluations of our executives and are reported to the Board on a quarterly basis. Luxfer’s lagging safety indicators from 2019 to 2022 is shown in the table below.

	2022	2021 (1)	2020	2019
Recordable Accidents	20	31	25	33
Lost Time Accidents	8	15	8	5
Incident Frequency Rate	1.59	2.62	1.85	2.09

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(1)	2021 safety data excludes the following facilities: (i) Niagara, Canada; (ii) Aluminum operations in Riverside, CA, US; (iii) Graham, NC; (iv) Aluminum operations in Worcester, U.K; and (v) Shanghai, China. Data from our facility in Pomona, CA is included beginning April 2021.

EMPLOYEE WELL-BEING

Luxfer's workforce is one of our greatest sources of sustainable value. Our ability to deliver on our objectives and build lasting relationships with our customers depends on the capabilities, attraction, and retention of the talented individuals who come to work every day. As such, we continuously strive to offer competitive pay and benefits and maintain a work-life balance for our employees in order to foster job satisfaction and increase retention.

Fair Wages and Competitive Benefits. The Company’s compensation philosophy aims to attract, retain, and motivate employees through its incentive and benefit programs. Luxfer offers competitive base pay and, depending on position, variable incentive pay associated with both individual and Company performance, including both short-term incentive pay and long-term equity awards. Full-time employees and, in some cases, part-time employees who have met the minimum service hour requirements, are eligible to participate in various retirement savings plans, such as the Company’s 401(k) defined contribution plan in the US and various pension schemes available to UK employees. We also offer paid time off, group medical, dental, and vision plans, in addition to various life, disability, and paid family sick leave options, which vary by jurisdiction.

Employee Share Plans. Luxfer encourages participation in its US Employee Stock Purchase Plan (“ESPP”) and UK Share Incentive Plan (“SIP”), which provide employees an opportunity to become Luxfer shareholders at a reduced price. Under the ESPP, US employees can purchase Company stock at a 15% discount through payroll deductions. Under the SIP, UK employees can purchase Company stock through payroll deductions and, in turn, the Company grants participating employees one free share per every two shares purchased.

Fitness and Wellness Programs. Luxfer is proud to offer several optional fitness and wellness programs and healthy living incentives to our employees. Our Employee Healthy Lifestyle Program is available to our US employees and offers partial reimbursement for certain gym and fitness center memberships, weight loss programs, and group exercise classes. US

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employees are also eligible to participate in a smoking cessation program through which employees who complete a 90-day program are rewarded with lowered insurance rates.

Emotional Well-Being. We support the social and emotional health of our employees by providing access to wellness clinics and funded mental health counseling services. As a part of Luxfer’s group medical insurance plan, US employees have convenient access to mental health services through live video visits with a board-certified doctor or licensed therapist. Luxfer also provides access to the Employee Assistance Program, which is designed to support employees and their families with a variety of work-life services and resources, including legal assistance, financial budgeting, and more. Through the Employee Assistance Program, employees are connected to a credentialed counselor, free of charge, to provide professional, confidential services to help them and their loved ones improve their quality of life.

GROWTH AND TALENT DEVELOPMENT

Providing opportunities for professional growth and development is key to Luxfer’s retention strategy. Luxfer maintains talent and succession planning processes, including regular review by the Executive Leadership Team and reports to the Board of Directors. Employees are provided training, learning, and development opportunities at all levels of the Company. We operate leadership and management development programs, which provide a consistent approach to the development of the Company’s future leaders and managers. With a multi-faceted curriculum, these programs provide critical problem-solving, communication, business management, and leadership skills. Luxfer also maintains various training and development programs for employees at the workforce level, in addition to regular coaching and support from their supervisors and performance evaluations. Management utilizes a variety of tools to evaluate employee performance, including skills assessments, self-evaluations, and the achievement of personal objectives. Personal objectives (a list of goals the employee will strive to achieve) are set at the beginning of each year in the form of a balanced scorecard. Managers approve the personal objective scorecard and review the employee’s performance in relation to their scorecard throughout the year. For eligible employees, annual cash incentives are tied to the achievement of personal objectives. Moreover, setting personal objectives gets employees involved with the Company’s overall strategy and improves engagement, thereby supporting Luxfer’s growth and profitability.

To further support our employees’ personal development, Luxfer offers a company-wide online training and development platform designed to increase access to critical business, leadership, management, productivity, collaboration, and computer software skills. Available to all Luxfer employees, the platform provides access to over 180,000 courses, videos, books, and audio books on a variety of topics from world-class experts. The content is made to suit different learning styles; all one click away in the same user interface. Employees can access the content 24/7 on any desktop computer or mobile device, providing them with the opportunity to improve their performance anytime, anywhere.

DIVERSE AND SUPPORTIVE WORKPLACE

The professional conduct of our employees furthers the Company’s mission, promotes productivity, minimizes disputes, and enhances our reputation. As such, Luxfer is committed to creating and maintaining a diverse, global workforce that provides fair and equitable opportunities, thereby advancing Luxfer’s innovation culture and customer first values. With continued focus on diversity and equity, Luxfer’s diversity initiatives include, but are not limited to, practices and policies on recruitment and selection, including targeted sourcing of personnel from diverse backgrounds; compensation and benefits; professional development and training; advancement opportunities; and the ongoing development of a diverse and inclusive work environment.

To ensure effective teamwork and achievement of common business goals, all Luxfer personnel are required to complete a variety of anti-harassment, non-discrimination, diversity, and unconscious bias trainings annually. Luxfer’s talent acquisition teams and hiring managers undergo additional training to ensure that a diverse slate of candidates is considered for all job openings. Further, Luxfer monitors the composition of its current workforce for diversity, age, and gender demographics. The quality of this data is continually improved to ensure that a diverse and talented workforce is maintained. This data is used to enhance employment and recruitment practices to provide the most inclusive work environment possible.

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THIRD PARTY RELATIONS AND SUPPLY CHAIN COMPLIANCE

To ensure that our partners conduct business with a high degree of integrity and in a socially and environmentally responsible manner, all third parties with whom we do business (including suppliers, distributors, contractors, agents, service providers, and customers) are expected to adhere to our Third Party Code of Conduct. Based on our own Code of Ethics and Business Conduct, the Third Party Code of Conduct applies to all third party representatives worldwide. Under the Code, third parties are expected to respect, acknowledge, uphold, and comply with the following key themes and extend these standards to their supply chain:

•	working conditions;
•	employee health and safety;
•	child labor, forced labor, and human trafficking;
•	business ethics, anti-corruption, and anti-bribery;
•	data privacy;
•	environmental responsibility;
•	conflict-free mineral sourcing; and
•	product and service quality.

Beginning in 2021, the establishment of new commercial contracts and the continuation of existing commercial arrangements with Luxfer require that third parties complete and return an acknowledgement form as a means to verify compliance with the Third Party Code of Conduct. To ensure ongoing compliance, Luxfer requests that third parties renew their signature on the form once every three years. Presently, acknowledgement of the Third Party Code of Conduct applies only to vendors and suppliers who do $50,000 or greater in business with Luxfer annually. In 2022, 49% of suppliers and distributors who meet this threshold attested compliance in writing to Luxfer’s Third Party Code of Conduct. Our goal in 2023 is to continue implementing the appropriate internal processes to achieve a 90% attestation rate from third parties who meet this threshold. This metric is tracked quarterly by each Luxfer location on our internal ESG Scorecard and is reviewed twice annually with the CEO and senior management. We look forward to further refining our internal processes so that we may extend this requirement to 100% of our supply chain in the future.

To further improve the sustainability performance of our supply chain, examinations of new and existing vendors are conducted regularly. We utilize several methods to ensure that our standards are met, including vendor risk assessments. Through this approach, vendor assessments are conducted based on multiple factors, including risk profile, engagement type and activity, and geography. These assessments evaluate the vendor’s ability to meet both our internal and industry standards for quality, safety, and reliability. Pursuant to our Third Party Code of Conduct, third parties are required to allow representatives from Luxfer and, if requested, Luxfer’s customers full access to their production facilities, records, and workers for confidential interviews. We use appropriate due diligence procedures to vet our vendors prior to entering into any business arrangements and reject those who do not fulfill our requirements or meet our standards.

We encourage and facilitate reporting of environmental, social, or governance non-compliance in our operations and throughout our supply chain through our confidential, anonymous whistleblowing hotline. Concerned individuals may report violations anonymously via our hotline, which is available 24/7 and offers multilingual support for reporters in more than 170 languages.

CYBERSECURITY

As customer preferences and business-efficiency demands lead to a more connected and digitized world, cybersecurity and privacy risks have become critical business issues. Because there is no single method to protect against every type of potential attack, we have adopted a risk management approach addressing cyber threats, which includes (i) Board-level oversight; (ii) preventing hackers from penetrating our systems (“cybersecurity”); (iii) containment and recovery measures in the event of an attack (“cyber resilience”); (iv) policies and employee training; (v) third-party cybersecurity measures; and (vi) compliance with applicable laws and regulations.

Board-Level Oversight. Luxfer’s Board of Directors is responsible for overseeing cybersecurity, information security, and technology risk, and receives regular reports on IT matters from the Company’s senior management. The day-to-day management of Luxfer’s cybersecurity program is handled by our IT Steering Committee, who maintains the operation of Luxfer’s cybersecurity program and ensures effective implementation of IT policies and practices.

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Cybersecurity. We have operationalized a series of measures that seek to prevent attacks from compromising our systems. Luxfer has a breadth of controls in place to protect against cyberattacks, including firewalls, threat monitoring systems, protected cloud architecture, and more frequent security patching. We have phased out vulnerable operating systems and updated legacy servers with advanced security. Applications that run and manage our core operating data are fully backed up.

Cyber Resilience. We have an IT Incident Response Plan in place to quickly identify, track, and respond to potential or confirmed cybersecurity incidents. To protect our assets, we regularly assess security controls to manage potential events, cyber patterns, and attack modes. Although no cybersecurity incidents have been material to the Company to date, we continue to maintain insurance coverage for business continuity risks.

Policies and Employee Training. We have global policies covering IT security standards and annual compliance training for employees. Our employees are also trained through regular phishing simulations.

Third-Party Cybersecurity Measures. Our IT staff perform thorough due diligence and risk analyses on third party vendors, verifying that sufficient security testing is performed on all software before installation on Luxfer’s network. Access and permissions to all software and programs are regularly monitored and reviewed by IT managers.

Compliance with Regulations. We make every effort to comply with the UK General Data Protection Regulation and other applicable laws relating to the security of personally identifiable information of our customers, employees, and anyone with whom we do business. Our Data Protection Policy is reviewed and audited by our internal audit team once annually.

COMMUNICATION WITH SHAREHOLDERS AND INTERESTED PARTIES

We believe that effective corporate governance includes year-round engagement with our shareholders, stakeholders, and any interested party. We regularly meet with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, Luxfer engages dozens of shareholders, including our largest shareholders two to three times per year. In 2022, we had more than 100 calls and meetings with investors, including those scheduled as part of investor conferences, non-deal roadshows, and post-earnings follow up meetings. To continuously improve our shareholder communication and outreach, we review the feedback we receive during these meetings with our Board of Directors. Our Directors, along with management; carefully consider and evaluate this information; and modify the Company’s approach to advance our shareholder engagement efforts.

If you wish to provide us with feedback, please send an email to investor.relations@luxfer.com. Alternatively, if you wish to communicate with the Board of Directors, specific Directors as a group, or any individual Director, you may send a letter addressed to the relevant party, c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States. Any such communications will be forwarded directly to the addressee(s). Additional information can be found on our website at https://www.luxfer.com/contact/.

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BOARD MEETINGS AND COMMITTEES

The Board meets regularly during the year, holds special meetings, and acts by unanimous written consent wherever circumstances require. In each regularly scheduled Board and committee meeting, the independent Directors also met in executive session, without the Chief Executive Officer or other members of management present. Directors are expected to attend all scheduled meetings of the Board of Directors, all meetings of the committee(s) on which they serve, and all shareholder meetings. The Board held six regularly scheduled meetings in 2022, four of which occurred in-person and two of which occurred virtually via videoconference. Additionally, the Board held six special meetings in which matters such as Board and executive leadership succession planning and transitions were discussed. These six meetings occurred virtually via videoconference. All incumbent Directors attended 100% of the meetings of the Board and Committee(s) on which they served during 2022, and all Directors who served during fiscal year 2022 attended at least 93% of the meetings of the Board and committee(s) on which they served. All Directors then serving attended the 2022 Annual General Meeting of Shareholders.

The Board has three standing committees comprised solely of independent Directors: the Nominating and Governance Committee, the Remuneration Committee, and the Audit Committee. The functions performed by these committees, which are set forth in more detail in their Charters, are summarized below.

Name	Audit Committee	Remuneration Committee	Nominating and Governance Committee
Director Nominees
Andy Butcher (1) Chief Executive Officer
Patrick Mullen (2) Board Chair
Richard Hipple
Clive Snowdon
Sylvia A. Stein (3)
Lisa Trimberger
Former Directors Serving in Fiscal Year 2022
Alok Maskara (4)
David Landless (5)
Total Meetings in 2022	6	3	3

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Committee Chair
(1)	Andy Butcher joined the Company’s Board of Directors upon his appointment as Chief Executive Officer, effective May 6, 2022.
(2)	Patrick Mullen joined the Nominating and Governance Committee and the Remuneration Committee effective January 1, 2022. Mr. Mullen was appointed Board Chair effective March 11, 2022.
(3)	Sylvia A. Stein was appointed a Non-Executive Director effective August 1, 2022, at which time she joined the Audit Committee and Nominating and Governance Committee.
(4)	Alok Maskara served as Chief Executive Officer and Executive Director during fiscal year 2022. He elected to leave the Company, effective May 6, 2022, in pursuit of another opportunity.
(5)	David Landless served as a Non-Executive Director during fiscal year 2022. He did not seek re-election at the 2022 Annual General Meeting and stepped down from the Board, effective June 8, 2022.

2023 PROXY STATEMENT

AUDIT COMMITTEE

ROLE

The Audit Committee oversees the Company's accounting, financial reporting, and internal control policies and procedures. Responsibilities of the Audit Committee include, among other things, overseeing financial reporting, controls, integrity of the Company’s financial statements, and audit quality and performance; monitoring and overseeing the independence and performance of our independent auditor, with responsibility for the selection, evaluation, remuneration, and, if applicable, discharge of such independent auditors; approving, in advance, all of the audit and non-audit services provided to the Company by the independent auditor; facilitating open communication among our Board, senior management, internal audit, and the independent auditor; and overseeing our enterprise risk management and financial compliance programs.

A full description of the Committee’s role is set forth in the Audit Committee Charter, available at https://www.luxfer.com/investors/governance/.

MEMBERS

Lisa Trimberger (Chair as of April 2020), Richard Hipple (effective November 2018), Clive Snowdon (effective August 2016), and Sylvia A. Stein (effective August 2022).

The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with the NYSE listing standards and SEC regulations.

REPORT	The Audit Committee Report can be found under the section entitled “2022 Audit Committee Report” on page 84 of this Proxy Statement.
FINANCIAL LITERACY AND EXPERTISE	The Board has determined that Lisa Trimberger, Richard Hipple, Clive Snowdon, and Sylvia A. Stein are financially literate under NYSE rules and listing standards. The Board has further determined that Lisa Trimberger and Clive Snowdon qualify as financial experts pursuant to SEC standards.

NOMINATING AND GOVERNANCE COMMITTEE

ROLE

The Nominating and Governance Committee advises the Board on matters relating to corporate governance, Board structure, and Board composition. Responsibilities include, among other things, establishing criteria for Director candidates and identifying individuals for nomination to become Directors, including engaging advisors to assist in the search process where appropriate, and considering potential candidates recommended by shareholders; developing plans and making recommendations in relation to the organization, composition, membership terms, and meeting structure of the Board and its committees; overseeing and making recommendations regarding executive succession planning; administering the annual performance evaluation of the Board and its committees; overseeing Luxfer's corporate governance and compliance structure and practices; and overseeing and recommending to the Board changes to our Corporate Governance Guidelines, Committee Charters, and other governing instruments.

A full description of the Committee’s role is set forth in the Nominating and Governance Committee Charter, available at https://www.luxfer.com/investors/governance/.

MEMBERS

Clive Snowdon (Chair since April 2020), Patrick Mullen (effective January 2022), Sylvia A. Stein (effective August 2022), and David Landless (through June 2022).

The Board has affirmatively determined that all members of the Nominating and Governance Committee are independent in accordance with the NYSE listing standards and SEC regulations.

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REMUNERATION COMMITTEE

ROLE

The Remuneration Committee sets and administers the policies that govern executive, director and senior management compensation. Responsibilities of the Remuneration Committee include, among other things, evaluating Executive Officer and senior management performance; establishing and administering executive compensation, including base salaries, annual cash incentives, and equity awards; reviewing and approving the Executive Compensation Discussion and Analysis included in the annual Proxy Statement; recommending actions regarding the Chief Executive Officer's compensation for approval by the Non-Executive Directors of our Board; approving individual compensation actions for all Executive Officers other than the CEO; and overseeing the Company’s human capital practices as such practices related to the Company’s broader ESG strategy.

A full description of the Committee’s role is set forth in the Remuneration Committee Charter, available at https://www.luxfer.com/investors/governance/.

MEMBERS

Richard Hipple (Chair as of November 2018), Patrick Mullen (effective January 2022), and Lisa Trimberger (effective September 2019).

The Board has affirmatively determined that all members of the Remuneration Committee are independent in accordance with the NYSE listing standards and SEC regulations.

REPORT

The Remuneration Committee Report can be found under the section entitled “2022 Remuneration Committee Report” on page 46 of this Proxy Statement.

Additionally, the Directors’ Remuneration Report is available on our website at https://www.luxfer.com/investors/reports-and-presentations/annual-reports/.

REMUNERATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	No member of the Remuneration Committee is involved in a relationship requiring disclosure as an interlocking Director/Executive Officer or otherwise under Item 404 of Regulation S-K.
INDEPENDENT COMPENSATION CONSULTANT	The Remuneration Committee engaged Meridian Compensation Partners LLC as its independent compensation consultant in 2022. Additional information regarding Meridian’s role and engagement can be found under the sub-section entitled “Compensation Governance and Processes” on page 53 of this Proxy Statement.

2023 PROXY STATEMENT
DIRECTOR COMPENSATION

Our director compensation program reflects our belief that a significant portion of the Directors’ compensation should be tied to long-term growth in shareholder value. Director compensation is recommended by the Remuneration Committee and approved by the Board of Directors. We use a combination of annual retainer fees and equity-based incentive awards to attract and retain qualified Directors.

The Remuneration Committee's annual compensation review includes a periodic analysis of data, comparing the Company's director compensation levels against a peer group of publicly held companies. In conducting such review, the Remuneration Committee may utilize publicly available market data, compensation survey data, and advice provided by compensation consultants. The Remuneration Committee then reaches a recommendation regarding our director compensation program and the compensation paid to our Directors. The Remuneration Committee's recommendation is subsequently provided to the full Board for review and final approval.

In 2022, Meridian, the Remuneration Committee’s independent compensation consultant, provided the Committee with a benchmark study, as well as advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. The Remuneration Committee used the information provided by Meridian, as well as other trend data, to reach an independent recommendation regarding the compensation paid to our Directors. This recommendation was provided to the full Board for review and final approval.

RETAINERS

In 2022, the annual retainer payable to Non-Executive Directors, not including the Board Chair, for service on Luxfer’s Board of Directors and its committees was US$82,000. The annual retainer payable to the Board Chair for service on Luxfer’s Board of Directors and its committees was US$115,000. Andy Butcher, our current CEO, and Alok Maskara, our former CEO, were the only Executive Directors in 2022. They received no separate compensation for their Board service. Directors do not receive additional fees for meeting attendance or service on Board committees. Following the Remuneration Committee's compensation review, the Board did not implement an increase to the annual retainers paid to Non-Executive Directors in 2022 or 2023.

EQUITY AWARDS

Director equity awards are designed to (i) align the interests of Luxfer's Directors with the interests of the Company's shareholders, (ii) act as a retention tool, (iii) promote sound corporate governance, and (iv) demonstrate a commitment to the Company. Equity awards provided to Non-Executive Directors are granted under the Luxfer Holdings PLC Non-Executive Directors Equity Incentive Plan (“EIP”). The plan under which awards are granted to Executive Directors is the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (“LTIP”). UK-based Executive Directors are eligible to participate in Luxfer’s UK Share Incentive Plan (“SIP”), which is open to all UK employees and UK-based Executive Directors. In the US, Luxfer has also established an Employee Stock Purchase Plan (“ESPP”), which is open to all US employees and US-based Executive Directors.

EIP. Annual awards are made to Non-Executive Directors under the EIP as part of their fees in accordance with the Directors’ Remuneration Policy, which was approved by shareholders at the 2022 Annual General Meeting with 97% of votes casted in favor thereof. The value of the award is defined in the Directors’ Remuneration Policy and, as of 2022, is 100% of the retainer fee paid to a Non-Executive Director. These awards are made the day after Luxfer's Annual General Meeting each year and vest the day before the following year’s AGM. Annual awards are typically made as restricted stock units. They are paid out immediately on vesting, together with dividends that have accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six months on the Board of Directors; however, the awards they would have earned from the date of their appointment are added to the next annual award, provided they are re-elected at the AGM.

LTIP. The LTIP was adopted as part of Luxfer’s initial public offering in 2012. It is used to grant awards to Executive Directors, Executive Officers, senior managers, and junior managers. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Executive Director under the LTIP is defined in the Directors’ Remuneration Policy.

2023 PROXY STATEMENT

SIP. The purpose of the SIP is to provide benefits to employees, including UK-based Executive Directors and Officers, to give such employees a continuing stake in Luxfer. Shares awarded under the SIP are allocated based on payroll contributions made by employees of the Company.

ESPP. The purpose of the ESPP is to provide benefits to employees, including US-based Executive Directors and Officers, so as to give such employees a continuing stake in Luxfer. Shares awarded under the ESPP are allocated based on payroll contributions made by employees of the Company.

Copies of the above-mentioned EIP, LTIP, SIP and ESPP are on file with the SEC.

Additionally, Luxfer has established Stock Ownership Guidelines, which apply to all Directors and provide the Company's expectation as to the minimum number of shares such Directors should own in the Company. A copy of the Stock Ownership Guidelines can be found on our website at www.luxfer.com/investors/governance/board/. Further information on the Stock Ownership Guidelines is provided in the section entitled “Security Beneficial Ownership and Reporting” on page 88.

NON-EXECUTIVE DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation that the Company paid for the period ended December 31, 2022 to the Non-Executive Directors serving on our Board of Directors at any time from January 1, 2022 through December 31, 2022. In 2022, the average total Non-Executive Director compensation, excluding Sylvia A. Stein who served for only five months of the year, was US$128,894.

	Retainers (US$)	Equity Awards (1) (2) (US$)	Total (US$)
Patrick Mullen (3)	106,750	—	106,750
Richard Hipple (4)	82,000	55,076	137,076
Clive Snowdon (5)	82,000	55,076	137,076
Sylvia A. Stein (6)	34,167	—	34,167
Lisa Trimberger (7)	82,000	55,076	137,076
David Landless (8)	49,250	77,240	126,490

(1)	Represents the fair value of restricted stock units granted under the EIP in 2021 and which vested on June 7, 2022, at a share price of US$16.51, less the issue cost of US$1.00 per share, as compensation for their services.
(2)	These time-based restricted stock units carry with them the right to receive accumulated dividends (in shares) during the period of the award. The dividends are not credited until the award vests. The value of the dividend shares that vested in 2022, less the issue cost of US$1.00 per share, for each of the Non-Executive Directors were as follows: Richard Hipple US$1,504 (97 shares), Clive Snowdon US$1,504 (97 shares), Lisa Trimberger US$1,504 (97 shares), and David Landless US$2,125 (137 shares), These values have not been included in the table above.
(3)	As of December 31, 2022, Patrick Mullen had 11,548 unvested restricted stock units. The foregoing figure includes 196 dividends (in shares) accumulated through December 31, 2022.
(4)	As of December 31, 2022, Richard Hipple had 5,067 unvested restricted stock units. The foregoing figure includes 86 dividends (in shares) accumulated through December 31, 2022.
(5)	As of December 31, 2022, Clive Snowdon had 5,067 unvested restricted stock units. The foregoing figure includes 86 dividends (in shares) accumulated through December 31, 2022.
(6)	Sylvia A. Stein was appointed to the Board on August 1, 2022. Her 2022 retainer fee reflects her service from August 1, 2022, the date of appointment, through December 31, 2022.
(7)	As of December 31, 2022, Lisa Trimberger had 5,067 unvested restricted stock units. The foregoing figure includes 86 dividends (in shares) accumulated through December 31, 2022.
(8)	David Landless did not seek re-election at the 2022 Annual General Meeting and stepped down from the Board effective June 8, 2022. His 2022 retainer fee reflects his service as Board Chair from January 1, 2022 - March 31, 2022 and as a Non-Executive Director from April 1, 2022 - June 8, 2022.

2023 PROXY STATEMENT

2022
REMUNERATION COMMITTEE REPORT

The Remuneration Committee has reviewed and discussed the following Executive Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K, with management. Based upon on such review and discussion, the Remuneration Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual General Meeting, to be filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In accordance with the recommendation of the Remuneration Committee, the Board of Directors approved inclusion of the Executive Compensation Discussion and Analysis in this Proxy Statement, and its incorporation by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE REMUNERATION COMMITTEE

Richard Hipple	Patrick Mullen	Lisa Trimberger
Committee Chair	Committee Member	Committee Member

2023 PROXY STATEMENT

2022
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis describes Luxfer’s compensation practices and the executive compensation policies, decisions, and actions of our Remuneration Committee. Through this Executive Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to the following group of individuals as the “Named Executive Officers.” This Executive Compensation Discussion and Analysis specifically relates to the compensation earned during 2022 by the current and former Named Executive Officers identified below.

Andy Butcher (1) Chief Executive Officer	Stephen Webster (2) Chief Financial Officer

Peter Gibbons Vice President & General Manager, Luxfer Graphic Arts	Jeffrey Moorefield (3) Vice President & General Manager, Luxfer Magtech	Graham Wardlow Managing Director, Luxfer MEL Technologies

Alok Maskara (4) Former Chief Executive Officer	Heather Harding (5) Former Chief Financial Officer

(1)	Andy Butcher has served as Chief Executive Officer since May 6, 2022.
(2)	Stephen Webster has served as Chief Financial Officer since March 1, 2022.
(3)	Jeffrey Moorefield was appointed an executive officer on April 1, 2022.
(4)	Alok Maskara resigned as Chief Executive Officer effective May 5, 2022. Per Item 402 of Regulation S-K, any individual serving as principal executive officer during the last completed fiscal year shall be considered a Named Executive Officer and included in this Executive Compensation Discussion and Analysis.
(5)	Heather Harding retired from employment with the Company effective March 1, 2022. Per Item 402 of Regulation S-K, any individual serving as principal financial officer during the last completed fiscal year shall be considered a Named Executive Officer and included in this Executive Compensation Discussion and Analysis.

2023 PROXY STATEMENT

NAMED EXECUTIVE OFFICERS

The following section provides background on our Named Executive Officers, other than Andy Butcher, Luxfer’s Chief Executive Officer, about whom information is provided in the section entitled “Director Biographical Information” with respect to the election of Directors on page 24.

Stephen Webster

Chief Financial Officer

Age: 51

Stephen Webster was appointed Chief Financial Officer effective March 1, 2022. From September 2016 to March 2022, Mr. Webster served as Luxfer’s Corporate Controller. Prior to joining Luxfer, Mr. Webster held various finance leadership roles at global businesses, serving as Head of Global Accounting at Seadrill Limited, an OSE-listed offshore drilling company, and ERP Business Integration Lead, IFRS Project Lead, and Financial Accounting Director at JT International, a global tobacco company. He has extensive experience in corporate financial management and external reporting under both US GAAP and IFRS. Mr. Webster is a Chartered Accountant and holds a degree in International Management and Modern Languages from the University of Bath.

Peter Gibbons

Vice President and General Manager, Luxfer Graphic Arts

Age: 52

Peter Gibbons was appointed Vice President and General Manager of Luxfer Graphic Arts in July 2019. From July 2017 to July 2019, Mr. Gibbons served as Director of IT and Sourcing. Upon his appointment as Director of IT and Sourcing, Mr. Gibbons became a member of the Executive Leadership Team. Mr. Gibbons joined Luxfer in 2004 as European Financial Controller of the Magnesium Elektron Alloys business. From 2013 to 2014, he served as Luxfer’s Group Financial Controller, and from 2014 to 2017, Mr. Gibbons was the Divisional Finance Director of Luxfer’s Magnesium Elektron Alloys business.

Jeffrey Moorefield

Vice President and General Manager, Luxfer Magtech

Age: 59

Jeffrey Moorefield was appointed Vice President and General Manager of Luxfer Magtech on April 1, 2022, at which time he also became an Executive Officer of the Company. Mr. Moorefield previously served as Luxfer’s Vice President of Operations from March 2019 to March 2022. Before joining Luxfer, Mr. Moorefield served as Senior Vice President of Global Operations at Tennant Company, a provider of floor cleaning machines, products, and services. Prior to that, he served as Global Vice President of Operations for various business segments within Pentair Plc, a provider of water treatment solutions and sustainable applications. Mr. Moorefield holds a Bachelor of Science degree in Industrial Technology from Western Kentucky University.

2023 PROXY STATEMENT

Graham Wardlow

Managing Director, Luxfer MEL Technologies

Age: 55

Graham Wardlow was appointed Managing Director of Luxfer MEL Technologies (LMT) in October 2017, following the merger of Luxfer’s MEL Chemicals and Magnesium Elektron Alloys businesses. The Magnesium Powder’s business was subsequently incorporated into LMT in early 2023. Mr. Wardlow joined Magnesium Elektron in 1984 and undertook several technical and commercial roles before becoming Managing Director of the Magnesium Elektron Alloys business in 2008 and Divisional Managing Director of MEL Chemicals in May 2017. Mr. Wardlow holds a degree in Materials Engineering from Imperial College, University of London, as well as an M.B.A. from Keele University.

Alok Maskara

Former Chief Executive Officer

Age: 52

Alok Maskara served as Luxfer’s Chief Executive Officer, and a member of the Board of Directors, from July 1, 2017 to May 5, 2022. Mr. Maskara elected to leave the Company in pursuit of another opportunity. As of May 5, 2022, he was no longer considered an Executive Officer of Luxfer. Before joining Luxfer, Mr. Maskara served as President of various business segments at Pentair Plc, a provider of water treatment solutions and sustainable applications, for eight years. He previously held various leadership positions at General Electric Corporation and McKinsey & Company. Mr. Maskara holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, an M.S. in Chemical Engineering from the University of New Mexico, and a Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology, Mumbai.

Heather Harding

Former Chief Financial Officer

Age: 54

Heather Harding served as Luxfer’s Chief Financial Officer from January 1, 2018 to March 1, 2022. As of her retirement from Luxfer on March 1, 2022, Ms. Harding is no longer an Executive Officer of the Company. From 2012 to 2017, Ms. Harding served as Vice President of Finance for Eaton Lighting, a business unit of Eaton Corporation, a power management company. Prior to that, she was Vice President of Finance for various operating units within Cooper Industries and Emerson Electric. Ms. Harding is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Southern Illinois University at Carbondale.

2023 PROXY STATEMENT

EXECUTIVE COMPENSATION FRAMEWORK

Executive Compensation Philosophy and Objectives

Our goal is to provide executive compensation programs that:

•        deliver competitive levels of compensation to attract, motivate, and retain executive talent;

•        align executive compensation with shareholder interests and long-term Company value; and

•        tie executive compensation to Company performance.

Executive Compensation Program Design

Our executive compensation program is designed to:

•        provide appropriate balance between short-term and long-term pay and fixed and variable pay;

•        include multiple components, each designed consistent with our compensation philosophy, including a base salary, an annual cash incentive, long-term equity awards, and other benefits;

•        cultivate sustainable growth and long-term value creation, without imposing unnecessary risks; and

•        reward executives for achieving financial and strategic objectives.

Executive Compensation Governance and Process

Executive compensation decisions are made independent from management, subject to Remuneration Committee review, as well as approval and/or ratification by the independent Non-Executive Directors of the Board. In reviewing and establishing compensation levels and components, we consider the following factors:

•        benchmark and market data for executives serving in similar positions at peer companies;

•        individual knowledge, experience, and capabilities of the executives;

•        the executive’s scope of responsibility, authority, and accountability; and

•        the level of compensation relative to the Company’s other executives and the Company’s and/or business unit’s size and revenue.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Luxfer seeks to create and maintain a culture of high performance, teamwork, and accountability. Our executive compensation programs are one of the tools we utilize to accomplish this objective. Philosophically, we aim to treat our executives fairly when considering factors such as (i) the complexity of their jobs; (ii) the market for their executive talent; (iii) their individual performance; (iv) the financial and strategic performance of the Company overall, or where applicable, the executive’s particular business unit; (iv) the need to attract and retain the executives; and (v) the geographic location of the executive.

The Remuneration Committee believes that the most effective executive compensation program aligns executive initiatives with our shareholders’ interests. The Committee seeks to accomplish such alignment by rewarding the achievement of short-term and long-term financial and strategic goals that create lasting shareholder value. Through regular assessment and revision of the Company’s executive compensation program, the Committee continues to align executive compensation with Luxfer’s growth and shareholder value creation. In reviewing our executive compensation philosophy, strategy, and program design and in setting compensation levels for our Named Executive Officers, the Remuneration Committee considers, among other factors, the key financial and operating metrics that drive Luxfer’s growth and shareholder value; the objectives of and risks related to our operations and compensation program; and the components and level of executive compensation at companies within our peer group.

Within that framework, it is critical that we meet our executive compensation objectives to:

•	motivate and reward executives for achieving financial and strategic objectives;
•	attract and retain high caliber executives;
•	align management and shareholder interests by encouraging employee stock ownership;
•	encourage growth and innovation; and
•	provide rewards commensurate with individual and Company performance.

2023 PROXY STATEMENT

The Remuneration Committee reviews total compensation for executives and the relative levels of each compensation component against these objectives. We expect that our executives will, in aggregate, be paid fairly compared to the compensation peer group approved by the Remuneration Committee and considering Company performance, individual performance, tenure, and experience.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program is designed to motivate behaviors that cultivate sustainable growth and shareholder value creation, provide rewards commensurate with individual and Company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable pay. The majority of our Named Executive Officers’ compensation is variable and contingent on performance. In designing our executive compensation program, establishing performance measures, and setting executive compensation packages, we conduct benchmarking analyses, no less than every three years, to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target equity awards, are evaluated against the 25th and 50th percentile of comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below target levels. Further information regarding our 2022 executive compensation program is provided in the section entitled “2022 Executive Compensation Program” starting on page 53.

2022 EXECUTIVE COMPENSATION STRUCTURE

(1)	Reflects 2022 annualized compensation for Andy Butcher, current Chief Executive Officer, as if Mr. Butcher had served in such role for the entirety of fiscal year 2022. Excludes compensation paid to Alok Maskara, former Chief Executive Officer, in 2022. In accordance with the terms of his employment contract, Mr. Maskara received compensation upon his resignation from the Company.

(2)	Calculated as an average of Stephen Webster’s, Peter Gibbons’, Jeffrey Moorefield’s, and Graham Wardlow’s compensation for the entirety of fiscal year 2022. Excludes compensation paid to Heather Harding, former Chief Financial Officer, in 2022. While Ms. Harding received compensation consistent with the above-detailed structure in January and February 2022, she was paid a flat rate retainer as an advisor to the Chief Financial Officer for the remainder of fiscal year 2022.

2023 PROXY STATEMENT

COMPENSATION GOVERNANCE AND PROCESSES

Remuneration Committee (Independent)	Non-Executive Directors (Independent)	Compensation Consultant (Independent)	Shareholders and Other Key Stakeholders

•      Evaluate and approve incentive plan design and performance measures relevant to executive compensation

•      Review and approve the compensation of each Named Executive Officer, other than the CEO

•      Recommend the approval of CEO compensation to independent Non-Executive Directors

•      Review and approve the compensation of the CEO

•      Review and ratify the compensation of the other Named Executive Officers

•      Review and ratify the Company’s executive compensation framework and components

•      Provides advice on executive compensation programs, competitive compensation levels, peer groups, emerging trends, and best practices

•      Provides design advice for incentive compensation plans and other compensation programs

•      Provide feedback on various executive compensation practices and governance during periodic meetings with management, which is reviewed and discussed by the Remuneration Committee and independent Non-Executive Directors of the Board

Remuneration Committee. The Remuneration Committee is responsible for overseeing the establishment, maintenance, administration, and periodic review and evaluation of the Company’s compensation programs and policies that govern executive compensation. The Committee determines, and recommends to the Board, the Company’s framework or broad policy on executive compensation, the cost of such framework, and the specific compensation packages for each of the Company’s executives. Among other things, the Remuneration Committee is responsible for:

•	reviewing and approving executive compensation packages;
•	making recommendations to the Non-Executive Directors of the Board with respect to our CEO’s compensation;
•	overseeing our annual cash incentive program, including the establishment of appropriate performance measures;
•	overseeing our long-term equity compensation plans;
•	approving awards to executives under the foregoing plans;
•	annually evaluating risk considerations associated with our executive compensation program; and
•	annually approving and/or ratifying all compensation decisions for the Named Executive Officers included in the Summary Compensation Table below.

The Remuneration Committee evaluates the performance of our Chief Executive Officer and the performance of our other executive officers. Our CEO assists the Remuneration Committee in evaluating the performance of our other executive officers, including the Named Executive Officers other than the CEO. Our CEO does not participate in certain portions of Remuneration Committee or Board meetings when his compensation is discussed and determined. Based on these assessments, the members of the Remuneration Committee, each of whom is an independent director, make the final compensation decisions for the Named Executive Officers other than the CEO, and make recommendations to the Board on the CEO’s compensation.

Management. The Company’s CEO and CFO work closely with the Remuneration Committee in administering the executive compensation program and attend meetings of the Committee. Specifically, the CEO and CFO are involved in the design and implementation of the executive compensation program, making recommendations to the Remuneration Committee on compensation components, performance measures, equity awards, and executive compensation packages. The CEO assists the Remuneration Committee in evaluating performance of the Company’s executive officers and makes recommendations to the Committee regarding compensation for executive officers other than himself.

2023 PROXY STATEMENT

Non-Executive Directors. The independent Non-Executive Directors of the Board make decisions with respect to and approve the CEO’s compensation. They also review and ratify (i) the Company’s executive compensation framework and compensation components and (ii) the compensation of the Company’s executive officers, including the Named Executive Officers other than the CEO.

Independent Compensation Consultant. The Committee’s independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), provides research, survey information and analysis, incentive design expertise, and other analyses related to executive compensation levels and design. Meridian also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive compensation programs and policies. Meridian was retained by the Remuneration Committee in 2022 and provides advice at times the Remuneration Committee deems appropriate. Any other work undertaken by Meridian for the Company must be approved by the Remuneration Committee. The Remuneration Committee assessed the independence of Meridian and determined that Meridian is independent and does not have any conflict of interest. In 2022, the fees paid by the Committee to Meridian were nominal and did not exceed prescribed limits requiring further disclosure.

Shareholders and Other Key Stakeholders. At our 2022 Annual General Meeting, 94% of votes cast were in favor of approving the compensation paid to our Named Executive Officers in 2021, and 99.6% of votes cast were cast in favor of holding a “Say-on-Pay” vote annually, consistent with the Board’s recommendation. We meet with our key investors throughout the year to understand the topics that matter most to them as they relate to executive compensation. In these meetings, we seek the views of our shareholders and other stakeholders with respect to our existing policies and practices. Overall, investors engaged in 2022 reacted positively to our executive compensation governance and programs, noting the continued alignment between executive compensation and the Company’s long-term financial and strategic goals, particularly growth and the long-term EPS goal of $2.00 or more by 2025 announced in 2022. We will continue to utilize rigorous governance processes to monitor and evaluate our executive compensation programs, as well as implement best practices in compensation governance. We welcome feedback on our executive compensation practices and will continue to engage with our investors and stakeholders in 2023.

2022 EXECUTIVE COMPENSATION PROGRAM

2022 TARGET COMPENSATION

The 2022 target compensation for our Named Executive Officers is shown in the table below. The target compensation figures detailed in this table were calculated as if the Named Executive Officers – particularly Andy Butcher, Stephen Webster, Alok Maskara, and Heather Harding – had served in their respective CEO and CFO roles for the entirety of fiscal year 2022. These total target compensation figures do not include indirect forms of compensation, such as retirement and other benefits.

			Annual Cash Incentive		Equity Awards
	Base Salary	Perquisites	Target (% of salary)	Target (US$)	Target (% of salary)	Target (US$)	Total Target Compensation
Andy Butcher	$615,000	$40,000	100%	$615,000	180%	$1,107,000	$2,377,000
Stephen Webster (1)	$246,660	$24,666	50%	$123,330	65%	$160,329	$554,985
Peter Gibbons	$195,000	$20,000	40%	$78,000	40%	$78,000	$371,000
Jeffrey Moorefield	$206,000	$20,000	40%	$82,400	40%	$82,400	$390,800
Graham Wardlow (1)	$258,993	$24,666	40%	$103,597	65%	$168,345	$555,601
Alok Maskara	$736,000	$40,000	100%	$736,000	180%	$1,324,800	$2,836,800
Heather Harding	$375,000	$20,000	65%	$243,750	100%	$375,000	$1,013,750

(1)	Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the following average exchange rate for 2022: £1: US$1.2333.

2023 PROXY STATEMENT

COMPARATIVE FRAMEWORK

In setting compensation for our executives, including our Named Executive Officers, the Remuneration Committee uses competitive compensation data from a total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation levels and specific compensation components. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee applies judgement and discretion in establishing target compensation levels, considering not only competitive market data but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; succession planning; and the geographic location of the executive. In setting compensation for 2022, the Committee referenced the output from the total compensation analysis and benchmarking study performed by Meridian in December 2020. In its analysis, Meridian utilized data from 2020 proxy statements and other public sources related to a group of peer companies (the “Comparator Group”) to provide a comparison between market pay levels and the target total compensation of Luxfer’s executives.

Based on Meridian's review and recommendations, as well as the foregoing criteria, the Committee used the following Comparator Group for benchmarking purposes:

• Chart Industries, Inc.	• Kadant, Inc.	• SPX FLOW, Inc.
• Ciner Resources LP	• Kaiser Aluminum Corporation	• Standex International Corporation
• ESCO Technologies, Inc.	• L.B. Foster Company	• The Gorman-Rupp Company
• Haynes International, Inc.	• Lydall, Inc.	• TimkenSteel Corporation
• Helios Technologies, Inc.	• Quaker Chemical Corporation	• TriMas Corporation

All companies included in the Comparator Group were (i) publicly traded on a major exchange; (ii) similar in business size to our business units and global in nature; and (iii) engaged in the same or a similar industry to ours. As provided by Meridian as part of this total compensation study completed in December 2020, the Comparator Group companies had revenues ranging from approximately US$370 million to US$1,389 million, with median revenues of approximately US$765 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2020 was US$324.8 million. Please note that this Comparator Group was used only for purposes of a total compensation study. This Comparator Group, and the data related thereto, should not be referenced for purposes of a valuation or a market capitalization comparison.

While the Remuneration Committee generally conducts comprehensive total compensation studies for all executives on a triennial basis, additional analyses and studies were commissioned in 2022 upon the appointment of Andy Butcher as Chief Executive Officer and Stephen Webster as Chief Financial Officer. In setting Andy Butcher’s 2022 target compensation, the Remuneration Committee considered the target pay levels of the then-current CEO; reasonable adjustments based on the factors noted above, including experience, location, and market; the findings of Meridian’s 2020 benchmark study; and the target compensation for CEOs of companies within Luxfer’s GICS code as of March 1, 2022. Many of the Comparator Group companies referenced in Meridian’s study were also included in Luxfer’s GICS code as of March 1, 2022. The companies within Luxfer’s GICS code as of March 1, 2022 included the following:

• Albany International Corp.	• Greenland Technologies Holding Corporation	• Perma-Pipe International Holdings, Inc.
• Barnes Group Inc.	• Helios Technologies, Inc.	• Proto Labs, Inc.
• Chart Industries, Inc.	• Hillman Solutions Corp.	• Omega Flex, Inc.
• CIRCOR International, Inc.	• Hurco Companies, Inc.	• RBC Bearings Incorporated
• Columbus McKinnon	• Kadant Inc.	• Standex International Corporation
• Energy Recovery, Inc.	• Kornit Digital Ltd.	• SPX Corporation Industrial
• Enerpac Tool Group Corp.	• L.B. Foster Company	• SPX FLOW, Inc.
• EnPro Industries, Inc.	• Mayville Engineering Company, Inc.	• Tennant Company
• ESCO Technologies, Inc.	• Mueller Water Products, Inc.	• The Eastern Company
• Evoqua Water Technologies Corp.	• Nisun Intl. Enterprise Development Group Co.	• The Gorman-Rupp Company
• Fathom Digital Manufacturing Corporation	• NN, Inc.	• The L.S. Starrett Company
• Graham Corporation	• Park-Ohio Holdings Corp.

2023 PROXY STATEMENT

These companies had revenues ranging from approximately US$100 million to US$1,529 million, with median revenues of approximately US$710 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2021 was US$374.1 million.

In setting Stephen Webster’s 2022 target compensation, the Remuneration Committee considered the target pay levels of the then-current CFO; adjustments based on the factors noted above, including experience, location, and market; the findings of Meridian’s 2020 benchmark study; and a separate study commissioned from Meridian. This study focused on target compensation for UK-based CFOs of publicly traded companies. The comparator companies set forth in this study included Exscientia plc, Argo Blockchain plc, Adaptimmune Therapeutics plc, Vaccitech plc, Venator Materials PLC, and Mereo BioPharma Group plc. These companies had revenues ranging from approximately US$200 million to US$2,300 million, with median revenues of approximately US$650 million. On a similar basis, Luxfer’s revenue for the year ended December 31, 2021 was US$374.1 million.

2022 PERFORMANCE

In order to assess the appropriateness and effectiveness of Luxfer's 2022 executive compensation program, Luxfer's overall financial, strategic, and operational performance is evaluated.

2022 Financial Performance	Strategy and Portfolio	Shareholder Value

●       13.2% net sales increase

●       19.2% organic revenue growth [3]

●       Adjusted EPS increase of $0.07 [3]

●       GAAP net income increase of $0.11 per diluted share

●       Reduced pension deficit from $91 million in 2014 to near-zero in 2022

●       Net debt to EBITDA ratio of 1.1x [3]

●       Pursuing a strategy of Profitable Growth

●       Launched Luxfer Business System – a critical tool to realize growth potential embedded in our business

●       Focused on attractive end markets with secular drivers

●       Manufacturer of market leading products

●       Value-add niche applications

●       Returned $25 million to shareholders via dividends and share repurchases

●       Progressed towards long-term EPS goal of $2.00 or more by 2025

●       Entered final phase of Transformation Plan to simplify Company structure and generate cost savings, priming Company for future growth

Innovation	Environment, Social and Governance
● Capital redeployment in new product innovation ● New cylinder products developed in green energy and alternative fuels ● New Elektron products accelerated in the medical and electronic end-markets

●       Published 2022 Sustainability Report, achieving ISS QualityScores of 1 in each category and improved rating of AA from MSCI

●       Invested in our people through introduction of development programs and other opportunities

●       Expanded DEI recruitment practices and increased diversity training

●       Executed several successful leadership and Board transitions

In 2022, our Named Executive Officers continued to show exceptional performance and leadership in navigating the Company through post-pandemic recovery, including unprecedented supply chain disruptions and increased raw material costs. The Named Executive Officers executed on long-term strategy, having launched the Luxfer Business System in 2022, and completed various near-term and long-term initiatives to unlock sustainable growth, progressing toward our long-term EPS goal of $2.00 or more by 2025. Notwithstanding their significant accomplishments, the impact of these external disruptions led to a meaningful reduction in Named Executive Officer compensation in 2022, particularly annual cash incentives for most executives.

_____________________________

3 Organic revenue growth, adjusted earnings per share (EPS), and EBITDA are non-GAAP measures. For a reconciliation and explanation of these non-GAAP measures, see Appendix A.

2023 PROXY STATEMENT
2022 COMPENSATION COMPONENTS

Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Our Named Executive Officers’ total compensation in fiscal 2022 was comprised of:

●	a base salary;
●	an annual cash incentive;
●	equity awards;
●	perquisites;
●	retirement benefits; and
●	other benefits, such as various insurance coverages, employee share purchase plan participation, and vacation and holiday entitlement.

The table set forth below provides an overview of the key components of our Named Executive Officers’ 2022 compensation. Further information regarding each component is provided in this section.

Fixed	Variable

	Base Salary	Annual Cash incentive	Equity Awards
What?	Cash	Cash	Equity
When?	Annually	Annually	Time-Based (40%) ● 4-year vesting period Performance-Based (60%) ● 3-year performance period, with immediate grant and vesting on the third anniversary of the award date
How? Measures, Weight, and Payout	Consideration of various factors, including market rate, experience, business unit/company and individual performance, and critical skills

Financial Performance (80-100%) (1)

●  Management EBITA (40-50%)

●  Cash Conversion (40-50%)

Strategic & Operational Objectives (0-20%) (1)

Comprised of various strategic and operational objectives included in the Balanced Scorecard

Payout: 0-200% Target

Time-Based ● Value delivered through long-term share price performance Performance-Based ● Earnings Per Share (EPS) Growth (24%) ● Total Shareholder Return (TSR) (36%) Payout: 0-180% Target
Why?	Provides competitive rates of fixed pay to attract and retain executives	Attracts executives and incentivizes high performance by linking Company and/or business unit, and in some cases individual, performance with compensation

Time-Based

●   Promotes retention of key executives and aligns interests with shareholders

Performance-Based

●   Creates strong alignment with shareholder interests by linking long-term compensation to key performance metrics and share price. Provides a balance of internal and market-based measures to assess long-term performance.

_____________________

(1)	The CEO’s and CFO’s annual cash incentives are based solely on financial performance measures, with Management EBITA and Cash Conversion weighted equally at 50%. The other Named Executive Officers’ annual cash incentives are based on both financial (80%) and strategic and operational performance measures (20%). For these Named Executive Officers, Management EBITA and Cash Conversion are weighed equally at 40%, and each of said Named Executive Officers’ performance against strategic and operational objectives is weighted at 20%.

2023 PROXY STATEMENT

Annually, the Committee reviews total compensation for Named Executive Officers, and the relative levels of each of these forms of compensation, against the objectives of the compensation program to (i) align the interests of the Named Executive Officers with those of our shareholders; (ii) attract, retain, and incentivize talented executives; (iii) provide competitive compensation that motivates and rewards the Named Executive Officers for achieving financial and strategic objectives; and (iv) provide compensation commensurate with performance.

BASE SALARY

We provide each Named Executive Officer with a fixed base salary. Base salaries are set upon appointment to a specific role and periodically adjusted for performance, scope of responsibility, inflation, and other factors. In setting base salaries, the Remuneration Committee generally references comparable positions at peer companies based on available market data, which includes published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies as one of many factors in setting base salaries. Differences in base salaries among the Named Executive Officers are based on numerous factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience, location, business unit size and revenue, and individual performance.

In December 2021, the Committee reviewed the Named Executive Officers’ base salaries in accordance with its normal procedures. Following this review, the Committee implemented a 3% salary increase to the base salaries of Andy Butcher (in his previous role as President of Luxfer Gas Cylinders), Peter Gibbons, Jeffrey Moorefield, Graham Wardlow, Alok Maskara, and Heather Harding. This broad-based salary increase was intended to address inflation. Effective January 1, 2022, the Committee approved a 33% increase to Stephen Webster’s base salary upon his assumption of the CFO role. Similarly, Andy Butcher received a 70% annualized increase to his base salary upon his appointment as CEO, resulting in a 48% increase in base salary paid year-over-year. Further information regarding the Committee’s considerations when setting Mr. Webster’s and Mr. Butcher’s 2022 target compensation upon appointment to their respective CFO and CEO roles is included in the section entitled “Comparative Framework” on page 54, The Named Executive Officers’ 2021 and 2022 base salaries are further detailed in the table below.

		2021 Base Salary (US$)	2022 Base Salary (US$) (1)	Increase (%)
Andy Butcher	Chief Executive Officer (April 1-December 31, 2022) (2)	—	$615,000	70%
	President, Luxfer Gas Cylinders (January 1-March 31, 2022) (2)	$362,000	$372,000	3%
Stephen Webster (3)	Chief Financial Officer	$203,737	$246,660	33% (4)
Peter Gibbons	Vice President and General Manager Luxfer Graphic Arts	$150,000	$195,000	3% (5)
Jeffrey Moorefield	Vice President and General Manager Luxfer Magtech	$200,000	$206,000	3%
Graham Wardlow (3)	Managing Director Luxfer MEL Technologies	$275,320	$258,993	3% (6)
Alok Maskara	Former Chief Executive Officer (January 1-May 31, 2022) (7)	$715,000	$736,000	3%
Heather Harding	Former Chief Financial Officer (January 1-February 28, 2022)	$365,000	$375,000	3%

_____________________

(1)	Represents annualized base salary. The base salaries actually paid to the Named Executive Officers in 2021 and 2022 are set forth in the Summary Compensation Table on page 75.
(2)	Although Andy Butcher’s appointment as Chief Executive Officer took effect May 6, 2022, his base salary was increased effective April 1, 2022.
(3)	Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rates for each of the years: 2021: £1: US$1.3766 and 2022: £1: US$1.2333.
(4)	Represents an increase in base salary from £150,000 to £200,000 per annum, which took effect January 1, 2022, as a result of promotion to Chief Financial Officer role.
(5)	Results in a 3% increase to fixed, base pay. In 2021, Peter Gibbons received perquisites in the amount of $15,000 and an expatriate allowance of $50,000. The expatriate allowance was discontinued in 2022, with Mr. Gibbons’ base salary increasing by $45,000 and his prerequisite allowance increasing by $5,000 to $20,000.
(6)	Represents an increase in base salary from £205,000 to £210,000 per annum.
(7)	Although Alok Maskara resigned as Chief Executive Officer effective May 5, 2022, he was paid his base salary through May 31, 2022, representing accrued but unused vacation entitlement.

2023 PROXY STATEMENT
ANNUAL CASH INCENTIVE

The goal of Luxfer’s annual cash incentive is to retain, motivate, and incentivize high caliber individuals and promote the achievement of Luxfer's key financial and strategic goals by:

●	providing above-market award opportunities for superior performance;
●	placing emphasis on combined company-wide and business unit results;
●	recognizing, as appropriate, individual and non-financial factors that contribute to Luxfer’s overall success; and
●	emphasizing teamwork and collaboration across all business units.

To achieve these objectives, cash incentives are tied to financial and, in the case of Named Executive Officers other than the CEO and CFO, individual performance measures aligned with the Company’s long-term strategy.

2022 Target Cash Incentives

The Remuneration Committee sets a target cash incentive for each Named Executive Officer annually. The target cash incentive represents a percentage of each Named Executive Officer’s base salary. When setting the target cash incentive for each Named Executive Officer, the Remuneration Committee considers Meridian’s recommendations, the median target cash incentives for the Comparator Group, relevant survey data, and – in the case of Named Executive Officers other than the CEO – the recommendations of the CEO. The target cash incentive for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility, and experience.

Following the completion of the fiscal year, the target cash incentive is used by the Remuneration Committee, together with its assessment of Company performance against established performance measures (the “Performance Payout Factor”), to determine the cash incentive payout. The Performance Payout Factor can range from 0% to 200%.

The 2022 target cash incentives for each Named Executive Officer (as a percentage of salary and its value in US dollars) is shown below, together with the maximum cash incentive available.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)
Andy Butcher	100%	554,250 (1)	1,108,500
Stephen Webster	50%	120,450	240,900
Peter Gibbons	40%	78,000	156,000
Jeffrey Moorefield	40%	82,400	164,800
Graham Wardlow	40%	101,178	202,356
Alok Maskara	100%	736,000	1,472,000
Heather Harding	65%	243,750	487,500

_____________________

(1)	In accordance with Mr. Butcher’s employment contract, his 2022 cash incentive was calculated using the base salary paid to him as President of Luxfer Gas Cylinders for January 1 - March 31, 2022 ($372,000 per annum, as pro-rated for said period), plus the base salary paid to him as Chief Executive Officer for April 1 - December 31, 2022 ($615,000 per annum, as pro-rated for said period). As such, the base salary used to calculate his 2022 target cash incentive differs from the base salary actually paid to Mr. Butcher in 2022, as an increase in base salary upon his assumption of the CEO role did not take effect until May 1, 2022.

2023 PROXY STATEMENT

2022 Cash Incentive Measures

For 2022, the Remuneration Committee maintained Management EBITA and Cash Conversion as the financial measures applicable to the 2022 cash incentive. With respect to Named Executive Officers other than the CEO and CFO, the Remuneration Committee also measured said Named Executive Officers’ performance against strategic and operational objectives. Strategic and operational objectives are set by the CEO and based on each Named Executive Officer’s performance against Balanced Scorecard Metrics (further described below). When calculating the annual cash incentive, Management EBITA and Cash Conversion are measured at a corporate (group) level for corporate Named Executive Officers (in this case, the CEO and CFO) and at a business unit level for all other Named Executive Officers. (5)

	Measure	Description	Weight (%)
CEO and CFO	Management EBITA [4]	Calculated as operating income adjusted for equity income/(loss) of unconsolidated affiliates, qualifying restructuring charges, impairment charges, acquisition-related charges/credits, amortization of finance costs, the unwind of deferred consideration, amortization of acquired intangibles, share-based compensation charges, and accounting impacts of stock revaluations.	50%
	Cash Conversion [4]	Calculated as the ratio of Management EBITA to adjusted operating cash flow. Adjusted operating cash flow is reconciled from Management EBITA by adding back depreciation; loss/(gain) on the disposal of property, plants, and equipment; and changes in assets and liabilities net of effects of business acquisitions, non-restructuring capital expenditures, equity income of unconsolidated affiliates, and UK pension deficit funding contributions. Threshold, Target, and Maximum Cash Conversion levels may be adjusted in the event that Management EBITA exceeds the Maximum level, in which case Cash Conversion performance targets decrease at a ratio of 1:2.	50%

Business Unit Leaders	Management EBITA [4]	As outline above.	40%
	Cash Conversion [4]	As outline above.	40%
	Strategic and Operational Objectives

Strategic and operational objectives for each of the Business Unit Leaders are determined and measured against Balanced Scorecard Metrics. The Balanced Scorecard Metrics for 2022 included three separate scorecards:

Growth Scorecard. The Growth Scorecard includes the following metrics: a net promoter score, sales pipeline value as a percent of revenue, and new product introduction sales value as a percent of sales revenue.

Operations Scorecard. The Operations Scorecard includes metrics on quality, delivery, cost, and cash.

Human Capital Scorecard. The Human Capital Scorecard includes metrics on voluntary turnover, employee development processes, and development plans implemented.

ESG Scorecard. The ESG Scorecard includes metrics on environmental performance and initiatives, specifically in relation to our 2025 environmental goals; safety; human capital; charitable and community involvement; and compliance and governance.

			20%

_____________________________

4 Management EBITA, Cash Conversion, and adjusted operating cash flow are non-GAAP measures. For a reconciliation of these non-GAAP measures, see Appendix A.

2023 PROXY STATEMENT

Chief Executive Officer and Chief Financial Officer. Each year, the Remuneration Committee reviews and sets, and the Board approves, the Management EBITA and Cash Conversion targets applicable to the CEO and CFO for the following year. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our CEO and CFO in 2022, and the weight assigned to each performance measure, were as follows:

	Performance Payout Factor as a % of Base Salary
Cash Conversion (1)	Andy Butcher (CEO)	Stephen Webster (CFO)	Alok Maskara (Former CEO)	Heather Harding (Former CFO)
Threshold = 80%	25%	12.5%	25%	16.25%
Target = 90%	50%	25%	50%	32.5%
Maximum = 100%	100%	50%	100%	65%
Management EBITA (Group) (2)
Threshold = US$49.0 million	25%	12.5%	25%	16.25%
Target = US$52.1 million	50%	25%	50%	32.5%
Maximum = US$58.5 million	100%	50%	100%	65%
TOTAL
Threshold	50%	25%	50%	32.5%
Target	100%	50%	100%	65%
Maximum	200%	100%	200%	130%

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(1)	Cash Conversion achieved in 2022 was 34%.
(2)	Management EBITA (Group) achieved in 2022 was US$50.2M.

Business Unit Leaders. After the Remuneration Committee approves the overall compensation framework in December of each year, the CEO and CFO review and set the Management EBITA targets applicable to the other Named Executive Officers for the following year. As in prior years, Cash Conversion targets were set at 85% (Threshold), 100% (Target), and 115% (Max) for all business units. The performance measures, together with the corresponding Threshold, Target, and Maximum levels, applicable to our other Named Executive Officers in 2022, and the weight assigned to each metric, were as follows:

Performance Payout Factor as a % of Base Salary
Cash Conversion (1)
Threshold = 85%	8%
Target = 100%	16%
Maximum = 115%	32%
Management EBITA (Business Unit)
Threshold	8%
Target	16%
Maximum	32%
Strategic and Operational Objectives (Balanced Scorecard Metrics)
Threshold	-%
Target	8%
Maximum	16%
TOTAL
Threshold	16%
Target	40%
Maximum	80%

(1)	Cash Conversion Threshold, Target, and Maximum levels applicable to the Business Unit Leaders are slightly higher than those applied to the CEO and CFO, as the Cash Conversion levels applicable to the CEO and CFO are based on the overall Cash Conversion of Luxfer as a whole, which includes the overall net cash position for the corporate cost center, which is typically expected to be a net cash outflow.

2023 PROXY STATEMENT

2022 Cash Incentive Payouts

Luxfer’s cash incentive program provides for payout levels between 0% and 200% of the target incentive award for each Named Executive Officer. No payout is made if performance is below the Threshold levels set forth in the foregoing tables. Additionally, our cash incentive program permits the Committee to withhold cash incentives if the Company’s EBITA, as a whole, falls below the established Threshold, even if the business units achieve or exceed their own EBITA Target. Although the cash incentive program uses a formulaic approach, the Remuneration Committee retains discretion in administering the program, which discretion includes selecting the performance measures prior to commencement of the performance period; setting and adjusting Threshold, Target, and Maximum levels; and assessing financial and operational results.

Following consideration of the financial and individual performance measures (as applicable), the Remuneration Committee calculated a Performance Payout Factor applicable to each Named Executive Officer. The Performance Payout Factor, target cash incentive, maximum cash incentive, and 2022 cash incentive payout for each of our Named Executive Officers are set forth in the below table.

	Target Cash Incentive (% of Salary)	Target Cash Incentive (US$)	Maximum Cash Incentive (US$)	Performance Payout Factor	2022 Cash Incentive Payout (US$)
Andy Butcher (1)	100%	554,250	1,068,500	36%	196,759
Stephen Webster (2)	50%	123,330	246,660	36%	43,782
Peter Gibbons	40%	78,000	156,000	0%	—
Jeffrey Moorefield	40%	82,400	164,800	0%	—
Graham Wardlow (2)	40%	103,597	207,194	185%	191,999
Alok Maskara (3)	100%	736,000	1,472,000	—	306,667
Heather Harding (4)	65%	243,750	487,500	—	81,250

_____________________

(1)	Andy Butcher was appointed Chief Executive Officer of the Company on March 23, 2022, with his appointment taking effect on May 6, 2022. The Company entered into an employment contract with Mr. Butcher upon his appointment as Chief Executive Officer. In accordance with the terms of his employment contract, Mr. Butcher’s annual cash incentive for 2022 was calculated using the total base salary actually paid to Mr. Butcher as President of Luxfer Gas Cylinders for January 1 - March 31, 2022 ($372,000 per annum, as pro-rated for said period), plus the base salary paid to Mr. Butcher as Chief Executive Officer for April 1 - December 31, 2022 ($615,000 per annum, as pro-rated for said period), which totaled $554,250.
(2)	Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing amounts have been translated into US dollars at the average exchange rate for 2022: £1: US$1.2333.
(3)	Alok Maskara resigned from his position as Chief Executive Officer of the Company, effective May 5, 2022, to pursue another opportunity. The terms of Mr. Maskara’s resignation were formalized in a contract, under which Mr. Maskara received a cash incentive award for fiscal year 2022 of $306,667. This figure represents Mr. Maskara’s target cash incentive, as pro-rated to reflect actual dates of service in fiscal year 2022. This cash incentive was paid in conjunction with Mr. Maskara’s final paycheck and was in lieu of any amounts to which he may have been entitled under the Company’s cash incentive program.
(4)	Heather Harding retired from her position as Chief Financial Officer of the Company effective March 1, 2022. From March 1, 2022 to December 31, 2022, Ms. Harding served as a Strategic Advisor to the CFO, and her compensation was reduced by 80% from $31,250 to $6,250 per month. This arrangement was formalized in a contract, under which Ms. Harding received an annual cash incentive for fiscal year 2022 of $81,250, irrespective of the Company’s performance against the specified performance measures. This figure represents Ms. Harding’s target cash incentive and is based on compensation actually paid in 2022, taking into account the reduction in her compensation following this change in position. It was agreed that this cash incentive was in lieu of any amounts to which she may have been entitled under the Company’s cash incentive program.

Overall, the cash incentives earned by each of our Named Executive Officers in 2022 were lower than those earned in 2021. The Company as a whole achieved Management EBITA and Cash Conversion at levels below Target, with Management EBITA exceeding the Threshold level but falling below Target level and Cash Conversion falling below Threshold. Lower cash incentive payouts were driven by unprecedented increases in the cost of raw materials, which placed considerable pressure on delivery of Management EBITA and Cash Conversion in many business units. Luxfer MEL Technologies successfully passed through raw material costs, resulting in exceptional EBITA performance. As maximizing both EBITA and Cash Conversion is critical, and achieving Maximum EBITA unintentionally results in lower Cash Conversion, the Remuneration Committee approved an adjustment to the Threshold, Target, and Maximum Cash Conversion levels and Performance Payout Factor applicable to Luxfer MEL Technologies to account for additional inventory holding and non-cash profit resulting from higher raw material prices.

2023 PROXY STATEMENT

In terms of delivery against strategic and operational objectives, which applies to the Named Executive Officers other than the CEO and CFO, performance against such objectives were not considered with respect to Peter Gibbons and Jeffrey Moorefield, as no cash incentive payout is permitted if Management EBITA and Cash Conversion performance is below the Threshold level. Mr. Wardlow achieved Target level on strategic and operational objectives, having made significant progress in the post-COVID recovery landscape, including the pass through of raw material price increases, penetration of new growth opportunities, and advances in talent development that resulted in retention rates above the industry average.

2022 CASH INCENTIVES EARNED

EQUITY AWARDS

Equity awards granted pursuant to the Luxfer Holdings PLC Long-Term Umbrella Incentive Plan, as amended and restated on June 8, 2022 (the “LTIP”) are intended to (i) align executive awards with shareholder returns through personal financial investment; (ii) attract and retain high quality executives in an environment where compensation levels are based on a global market; (iii) strengthen the alignment between executives and shareholders; and (iv) motivate shareholder value creation. The LTIP provides the Remuneration Committee the discretion to grant time-based or performance-based awards, including in the form of Restricted Stock Units (“RSUs”) and stock options, and use and set a range of performance measures applicable to performance-based awards. These performance measures are to be appropriate and support Luxfer’s long-term strategy at the time the award is made. Discretion over what type or combination of types of awards made is exercised by the Committee based on what the Committee considers to be the market norm in the US and UK, as well as the circumstances in which the award is made.

Awards are made and satisfied using shares held in an employee benefit trust. Participants are required to pay, at minimum, the nominal cost of an ordinary share. RSUs are generally awarded to Named Executive Officers who are based in the United States, and stock options are awarded to Named Executive Officers based in the United Kingdom.

In recent years and in 2022, the Committee used the following forms of awards and performance measures in various combinations:

2023 PROXY STATEMENT

2022 Equity Award Measures and Terms

While the Committee awarded a combination of time-based (40%), TSR performance-based (36%), and EPS performance-based (24%) awards to the Named Executive Officers in 2022, the Committee, following a program design review with Meridian, implemented changes to the methods by which EPS and TSR performance are measured, as well as other terms of the awards. These changes are consistent with industry practice; provide a more comparable peer group to assess performance against; and are intended to further align management and shareholder interests by supporting our long-term goal of $2.00+ adjusted EPS by 2025. A summary of said changes, as compared to historical practice, is provided below.

	Historical EPS Awards (5)	2022 EPS Awards (5)	Historical TSR Awards	2022 TSR Awards
Measure and Method

●       Threshold, Target, and Maximum adjusted diluted EPS levels set annually

●       Measured on an annual basis as adjusted diluted EPS reported externally for financial year

●       Award based on achievement of Threshold, Target, or Maximum level

●       Measured on a 3-year growth basis, using adjusted diluted EPS reported externally for financial year

●       EPS growth is measured annually using prior year actual adjusted diluted EPS as the baseline.

●       The payout percentage for each individual year is “banked,” and the average annual growth percentage over the 3-year performance period determines the final payout.

●       Ranking of Luxfer’s relative TSR performance against a group of 20 pre-selected peer companies for the last 90 days of the year ending 2 years from the year in which the award was communicated

●       Payout dependent on quartile in which Luxfer’s performance fell, with payout ranging from 0-150%

●       Ranking of Luxfer’s relative TSR performance against companies within Luxfer’s 8-digit GICS code for the last 90 days of the year ending 2 years from the year in which the award was communicated

●       Payout dependent on decile in which Luxfer’s performance fell, with assigned Performance Payout Factors assigned to each decile

Performance Period	1 year	3 years	3 years	3 years
Vesting Period

Vest 33% on second, third, and fourth anniversary of award communication date

Vesting conditional on the Return on Capital Employed (RoCE) being equal to or exceeding a certain percentage after tax in the calendar year for which EPS is measured

Vest 100% on third anniversary of award communication date

Vesting conditional on the Return on Capital Employed (RoCE) being equal to or exceeding a certain percentage after tax in the calendar year for which EPS is measured

			Vest 50% on third anniversary of award date and 50% on fourth anniversary of award communication date	Vest 100% on third anniversary of award communication date
Cap	200% Target	200% Target	150% Target	200% Target
Other Terms	$1.00 conversion or exercise price	$1.00 conversion or exercise price	$1.00 conversion or exercise price	$1.00 conversion or exercise price

2022 EPS Awards. The specific Threshold, Target, and Maximum levels for EPS Growth are not publicly disclosed at the time of award due to the proprietary nature and competitive sensitivity of the information. However, the method used to calculate awards will be based on actual performance through December 31, 2024, compared to the Company’s adjusted diluted EPS reported for financial year 2021. Based on the adjusted diluted EPS growth achieved, 2022 EPS awards will be granted and immediately vest on March 14, 2025.

_____________________________

5 Adjusted diluted EPS is a non-GAAP measure. For a reconciliation of this non-GAAP measure, see Appendix A.

2023 PROXY STATEMENT

2022 TSR Awards. Further information regarding the comparative group companies within Luxfer’s 8-digit GICS code is provided on page 54. The performance payout level for each decile of the 2022 TSR awards is set forth below, Based on the relative level of shareholder return achieved through December 31, 2024, 2022 TSR awards will be granted and immediately vest on March 14, 2025. Although the performance period remains ongoing, the Company’s TSR performance was in the seventh decile as of December 31, 2022.

Relative TSR Ranking Versus Peers	Payout Level
First Decile (Top 10%)	200%
Second Decile (Between 11% - 20%)	175%
Third Decile (Between 21% - 30%)	150%
Fourth Decile (Between 31% - 40%)	125%
Fifth Decile (Between 41 - 50%)	100%
Sixth Decile (Between 51% - 60%)	75%
Seventh Decile (Between 61% - 70%)	50%
Eighth Decile (Between 71% - 80%)	25%
Ninth and Tenth Decile (Between 80%-100% -- i.e., Bottom 20%)	0%

2022 Time-Based Awards. In 2022, each Named Executive Officer received a time-based award in the form of RSUs or options equal to 40% of their target equity award. The time-based awards were granted on March 14, 2022 and vest evenly over four years.

2022 Target Equity Awards

In establishing equity award levels (as a percentage of base salary) for each Named Executive Officer in 2022, the Committee referenced benchmark data, including compensation surveys, Comparator Group information, and other data provided by Meridian, and took into consideration a variety of other factors, including the number of awards outstanding and shares remaining available for issuance under the LTIP, the number of shares that would be issued under contemplated awards over the range of performance periods, the total number of the Company’s outstanding shares, the resulting implications for shareholder dilution, and the number of shares awarded to our executives year-over-year.

The table below summarizes the total award, at Target, made available to each Named Executive Officer in 2022, as approved by the Remuneration Committee.

Named Executive Officer	# Time Based Awards (40% award allocation) 4 Year Vesting @ 25% per year	# EPS Awards (24% award allocation) Vesting on 3rd Anniversary of Award Communication Date	# TSR Awards (36% award allocation) Vesting on 3rd Anniversary of Award Communication Date	Total Target Award (# of Awards)
Andy Butcher (1)	25,200	15,120	22,680	63,000
Stephen Webster	4,000	2,400	3,600	10,000
Peter Gibbons	1,600	960	1,440	4,000
Jeffrey Moorefield	1,600	960	1,440	4,000
Graham Wardlow	4,000	2,400	3,600	10,000
Alok Maskara (2)	30,000	18,000	27,000	75,000
Heather Harding (3)	—	—	—	—

_____________________

(1)	In his position as President of Luxfer Gas Cylinders, Mr. Butcher was awarded 6,000 time-based restricted stock units and 9,000 performance-based awards (at Target and subject to the achievement of EPS Growth and TSR performance measures over the 2022-2024 performance period) on March 14, 2022. An additional equity award of 48,000 shares, at Target, was awarded to Mr. Butcher on May 6, 2022, reflecting the increase in his target annual equity award as Chief Executive Officer. This additional equity award consists of 19,200 time-based RSUs and 28,800 performance-based RSUs (at Target and subject to the achievement of EPS Growth and TSR performance measures over the 2022-2024 performance period).
(2)	Alok Maskara resigned from his position as Chief Executive Officer of the Company, effective May 5, 2022. The terms of Mr. Maskara’s resignation were formalized in a contract, under which it was agreed that 2022 equity awards made to Alok Maskara were to be forfeited and lapse upon termination of employment.
(3)	As Heather Harding served as a Named Executive Officer from January 1-February 28, 2022, she did not receive an equity award in 2022.

2023 PROXY STATEMENT

Additional 2022 Equity Awards

To incentivize certain of the Named Executive Officers to achieve the Company’s 2025 EPS goal of $2.00 or more, the Remuneration Committee approved additional EPS performance-based awards to be awarded to Andy Butcher, Stephen Webster, Peter Gibbons, Jeffrey Moorefield, and Graham Wardlow. These additional EPS awards are dependent on the Company’s attainment of a certain adjusted diluted EPS on or before December 31, 2025. Provided the adjusted diluted EPS targets are attained, the awards will be granted and immediately vest on March 14, 2026. If the Company attains an adjusted diluted EPS of $2.00 on or before December 31, 2025, the Target number of awards listed below will be awarded to each of the Named Executive Officers. The Maximum number of awards will be awarded to each of the Named Executive Officers if the Company attains an adjusted diluted EPS of more than $2.00 (the Maximum level is not publicly disclosed at the time of award due to the proprietary nature and competitive sensitivity of the information). In the event that the Company attains an adjusted diluted EPS between the Target and Maximum level, a pro-rated number of awards between the Target and Maximum levels will be awarded to the Named Executive Officers based on the adjusted diluted EPS actually attained.

Named Executive Officer	Additional EPS Award (at Target)	Additional EPS Award (at Maximum)
Andy Butcher	32,000	64,000
Stephen Webster	6,000	12,000
Peter Gibbons	2,000	4,000
Jeffrey Moorefield	2,000	4,000
Graham Wardlow	6,000	12,000

2023 PROXY STATEMENT

OTHER BENEFITS

Perquisites

Each of our Named Executive Officers receives an annual perquisite allowance, which are paid as a monthly cash stipend. We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, we provide a monthly cash stipend to each of our Named Executive Officers to allow more flexibility and choice. Our Named Executive Officers have full discretion on how the cash perquisite stipend is spent, and it is not tracked by the Company after the money is paid. Perquisite allowances are intended to cover expenses incidental to the executive’s employment responsibilities, such as use of their personal automobile and mobile phone for business purposes. Perquisite allowances are not considered in cash incentive and equity award calculations, which are calculated with reference to base salary, and cannot be contributed to the Company’s 401(k) plan or otherwise considered in pension calculations. Perquisite allowances for our Named Executive Officers in 2022 are set forth in the section entitled “2022 Target Compensation” on page 53 and included in the Summary Compensation Table below.

Retirement Benefit Programs

All of our Named Executive Officers who are based in the US are eligible to participate in Luxfer's 401(k) Savings Plan in the same manner as all US employees. Participants in the 401(k) Savings Plan are eligible for a 100% match on up to 6% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits. Eligible employees may not receive 401(k) benefits in excess of these limits.

Named Executive Officers based in the UK are eligible to participate in the defined contribution pension scheme and may have participated in the Luxfer Group Pension and Supplementary Pension Plans in the past, which are now frozen. These pension plans are further described below in the section entitled “2022 Pension Benefits.” Alok Maskara was paid the equivalent of 25% of his annual base salary as a salary supplement in lieu of contributions to the Company’s pension plans. In 2022, a portion of this supplement was paid into Luxfer's 401(k) Savings Plan for Alok Maskara.

Employee Share Purchase Plans

Our Named Executive Officers are eligible to participate in the Company’s US Employee Stock Purchase Plan (ESPP) and UK Share Incentive Plan (SIP), which provide employees an opportunity to become Luxfer shareholders at a reduced price. Through payroll deductions, US employees can purchase Luxfer shares, subject to certain limits, at a 15% discount under the ESPP. Similarly, under the SIP, UK employees can purchase Luxfer shares through payroll deductions and, in turn, the Company awards participating employees one free share per every two shares purchased. The Named Executive Officers are eligible to participate in the foregoing employee share purchase plans on the same basis as the Company’s other employees.

Health and Welfare Benefits

We provide employee benefits – such as medical, dental, and vision insurance; life insurance; and disability coverage – to our Named Executive Officers and other employees. These benefits are available to all full-time US employees through our active employee plans. Luxfer provides complimentary life, accidental death, and dismemberment insurance to its full-time US employees, with a benefit amount of US$50,000. Employees are also offered voluntary life insurance coverage with a benefit amount of 5x such employee's salary (up to a maximum of US$500,000). Additionally, long-term disability insurance coverage is provided complimentary, with a benefit amount of 60% of such employee's salary (up to a maximum of US$6,000 per pay period). In addition to these benefits for active, full-time US employees, we provide post-retirement medical, dental, vision, and life insurance coverage to certain retirees in accordance with the legacy company plans that applied at the time the retiree was actively employed.

The UK equivalent of certain health and welfare benefits and insurance coverages are made available to UK employees. UK employees that are invited and elect to join the healthcare insurance program receive this benefit as a benefit-in-kind. UK employees that belong to a Company pension plan receive life insurance coverage with a benefit amount of 7x such employee's salary. UK employees that have chosen not to join a Company pension plan receive life insurance coverage with a benefit amount of 3x such employee's salary.

The value of these health and welfare benefits are not required to be included in the Summary Compensation Table, as they are generally available on a non-discriminatory basis to all full-time employees.

Vacation and Holiday Entitlement

We also provide vacation and other paid holiday entitlement to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other similar companies.

2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

As required by the pay versus performance rules adopted by the SEC in 2022 (the “PVP Rules”) and in effect for the first time and applicable to this Proxy Statement, the below Pay Versus Performance Table provides information about Named Executive Officer compensation set forth in this Proxy Statement, as well as compensation for the Named Executive Officers set forth in our 2022 and 2021 Proxy Statements (each of 2020, 2021, and 2022, a “Covered Year”). The Pay Versus Performance Table also provides information about the results for certain financial performance measures during those same Covered Years.

In reviewing this information, there are a few important things to consider:

•	The information in columns (B) and (D) comes directly from this and prior year’s Summary Compensation Tables, without adjustment unless otherwise noted (such totals being referred to herein as the “SCT Total”);

•	As required by the PVP Rules, we describe the information in columns (C) and (E) as “compensation actually paid” (“CAP”) to the applicable Named Executive Officers, but these amounts do not necessarily reflect compensation that our Named Executive Officers actually earned for their service in the Covered Years. Instead, CAP reflects a calculation involving a combination of realized pay (for cash amounts and some equity award amounts) and realizable or accrued pay (primarily for pension benefits and other equity awards);

•	The PVP Rules require that we choose a peer group for purposes of TSR comparisons, and we have chosen the same peer groups utilized by the Company for purposes of measuring total shareholder return performance with respect to performance-based equity awards. Accordingly, these peer groups differ for each Covered Year, as the Remuneration Committee revised said peer group in 2022, utilizing the companies included in the Company’s GICS Code as of March 1, 2022, rather than comparable companies selected by the Remuneration Committee with reference to market data. The companies comprising the peer group for each Covered Year are detailed in footnotes 3 through 5 of the Pay Versus Performance Table on page 68 (collectively and individually referred to herein as the “PVP Peer Group”); and

•	As required by the PVP Rules, we provide information about our cumulative TSR, cumulative PVP Peer Group TSR results, and US GAAP net income results during the Covered Years in the Pay Versus Performance Table.

Pursuant to the PVP Rules, the Company is required to designate one financial measure as the “Company-Selected Measure,” or the most important financial measure that demonstrates how the Company sought to link 2022 executive compensation to performance. For 2022, the Company selected Adjusted EBITA. However, the Company believes that all of the measures designated under “Important Financial Performance Measures” section on page 70 are important drivers of Company performance that are designed to link executive compensation to performance.

2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE TABLE

(A)	(B)		(C)		(D)	(E)	(F)	(G)	(H)	(I)
							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO (US$)		PEO CAP (US$) (6)		Average SCT Total for Non-PEO NEOs (US$) (2)	Average CAP for Non-PEO NEOs (US$) (2) (6)	TSR (7)	Peer Group TSR (7)	Net Income (US$) (8)	Adjusted EBITA (US$) (9)
	Andy Butcher (1)	Alok Maskara	Andy Butcher (1)	Alok Maskara
2022	2,348,216	2,170,667	1,075,717	346,905	530,489	344,447	73.4	74.9 (3)	26,900,000	50,200,000
2021	—	2,339,733	—	3,622,066	773,235	890,867	120.5	128.8 (4)	29,900,000	48,700,000
2020	—	2,033,744	—	1,161,313	565,323	407,641	92.0	117.9 (5)	20,000,000	41,200,000

_____________________

(1)	Andy Butcher’s compensation is not included within column (B) and column (C) for the years 2021 and 2020, as he was not the PEO at that time. His compensation is, however, included within columns (D) and (E) for 2021 and 2020 when he was employed as a Non-PEO Named Executive Officer.
(2)	Non-PEO Named Executive Officers (“NEOs”) included within columns (D) and (E) in 2022 are: Stephen Webster, Peter Gibbons, Jeffrey Moorefield, and Graham Wardlow. Heather Harding is not included as a Non-PEO NEO in 2022, given she resigned as CFO effective March 1, 2022 and served in an advisory role for the remainder of fiscal year 2022. As a result, the compensation paid to Ms. Harding in 2022 distorts the 2022 average SCT and CAP figures included in columns (D) and (E), justifying exclusion. The Non-PEO NEOs included within columns (D) and (E) for 2021 are: Andy Butcher, Stephen Webster, Graham Wardlow, and Heather Harding and for 2020 are: Andy Butcher, Graham Wardlow, Heather Harding, and James Gardella.
(3)	For 2022, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Albany International Corp.; Barnes Group, Inc.; Chart Industries, Inc.; CIRCOR International, Inc.; Columbus McKinnon Corporation; Energy Recovery, Inc.; Enerpac Tool Group Corp.; EnPro Industries, Inc.; ESCO Technologies Inc.; Evoqua Water Technologies Inc.; Fathom Digital Manufacturing Corporation; Graham Corporation; Greenland Technologies Holding Corporation; Helios Technologies, Inc.; Hillman Solutions Corp.; Hurco Companies, Inc.; Kadant Inc;. Kornit Digital Ltd.; L.B. Foster Company; Mayville Engineering Company, Inc.; Mueller Water Products, Inc.; Nisun International Enterprise Development Group Co., Ltd; NN, Inc.; Omega Flex, Inc.; Park-Ohio Holdings Corp.; Perma-Pipe International Holdings, Inc.; Proto Labs, Inc.; RBC Bearings Incorporated; SPX Corporation; SPX FLOW, Inc.; Standex International Corporation; Tennant Company; The Eastern Company; The Gorman-Rupp Company; and The L.S. Starrett Company.
(4)	For 2021, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Barnes Group, Inc.; Cabot Corporation; Carpenter Technology Corporation; Colfax Corporation; Element Solutions, Inc; Ferroglobe PLC; Graco Inc;. Hexagon Composites ASA; Hexcel Corporation; Kaiser Aluminum Corporation; Koppers Holdings Inc.; Materion Corporation; MSA Safety Incorporated; Mueller Industries, Inc.; Neo Performance Materials Inc.; Schnitzer Steel Industries, Inc.; SunCoke Energy Inc.; TPI Composites Inc.; TriMas Corporation; and Worthington Industries Inc.
(5)	For 2020, the average Peer Group Total Shareholder Return was calculated with reference to the following companies: Barnes Group, Inc.; Cabot Corporation; Carpenter Technology Corporation; Colfax Corporation; Element Solutions, Inc;, Graco Inc.; Grupo Simec SAB de CV; Hexagon Composites ASA; Hexcel Corporation; Kaiser Aluminum Corporation; Koppers Holdings Inc.; Materion Corporation; MSA Safety Incorporated; Mueller Industries, Inc.; Neo Performance Materials Inc.; Schnitzer Steel Industries, Inc.; SunCoke Energy Inc.; TPI Composites Inc.; TriMas Corporation; and Worthington Industries Inc.
(6)	For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in column (b) and column (d) of the Summary Compensation Table for such Covered Year:
•	The aggregate change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table;
•	Values reported in the Annual LTIP Equity Awards column of the Summary Compensation Table;
•	For any equity awards granted in the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the year-end fair value of said awards is added;
•	For any awards granted in years prior to the Covered Year that are outstanding and unvested as of December 31 of the relevant Covered Year, the increase in fair value is added (or the decrease in fair value is deducted) by comparing the fair value as of December 31 of the Covered Year to the fair value at the end of the prior fiscal year;

2023 PROXY STATEMENT

•	For awards that are granted and vest in the same Covered Year, the fair value as of the vesting date is added;
•	For awards granted in prior years that vest in the Covered Year, the increase in fair value is added (or the decrease in fair value is deducted), by comparing the fair value on the vesting date with the fair value at the end of the prior fiscal year; and
•	For awards granted in prior years that are deemed to fail to meet the applicable vesting condition during the Covered Year, the fair value as of December 31 of the prior fiscal year is deducted.
(7)	TSR as set forth in the Pay Versus Performance Table assumes, in each case, an initial investment of $100 on January 1, of that year, in Luxfer ordinary shares for our cumulative TSR, and in the PVP Peer Group for the PVP Peer Group cumulative TSR, based on market prices at the end of each fiscal year reported, and reinvestment of dividends.
(8)	Net income for the purposes of this pay versus performance disclosure is calculated as the consolidated net income of the Company and its subsidiaries, determined in accordance with US GAAP.
(9)	For purposes of this pay versus performance disclosure, adjusted EBITA is calculated based on operating income adjusted for share-based compensation charges; loss on disposal of property, plant and equipment; restructuring charges; acquisitions and disposals costs; other charges, and amortization. See Appendix A for a reconciliation of adjusted EBITA as used for external reporting to its most directly comparable GAAP financial measure.
RELATIONSHIPS BETWEEN COMPENSATION ACTUALLY PAID AND CERTAIN PERFORMANCE MEASURES

The PVP Rules require that comparisons be made between certain columns in the Pay Versus Performance Table. Such comparisons can be provided graphically without further explanation, and we have done so below. In accordance with that approach, the following charts and graphs show the relationships between (i) our cumulative TSR, the cumulative TSR for the PVP Peer Group reflected in the Pay Versus Performance Table above, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; (ii) the Company’s net income, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable; and (iii) the Company’s Adjusted EBITA, and our PEO CAP and average CAP for Non-PEO NEOs, as applicable, for each of the Covered Years.

2023 PROXY STATEMENT

IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is an unranked list of what we believe to be important financial performance measures (including adjusted EBITA) we used to link executive compensation for our PEO and Non-PEO NEOs to our performance in 2022:

•	Adjusted EBITA (also referred to in this Proxy Statement as Management EBITA);
•	Cash Conversion;
•	Adjusted Diluted EPS Growth; and
•	TSR.

The foregoing financial performance measures were utilized by the Remuneration Committee to assess Company performance and determine the cash incentives and equity awards paid to our PEO and Non-PEO NEOs in 2022.

2023 PROXY STATEMENT

COMPENSATION-RELATED POLICIES AND ARRANGEMENTS

COMPENSATION-RELATED RISK

The Company’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy and utilize the following design features to mitigate risk:

•	Balance of fixed and variable pay opportunities	•	Stock ownership guidelines and requirements
•	Oversight by Remuneration Committee comprised of independent Non-Executive Directors	•	Regular risk assessments, particularly when implementing any changes to compensation programs
•	Multiple performance measures and performance periods, as well as capped payouts	•	Enhanced Clawback Policy
•	Performance measures and targets set at a Company-wide or Business Unit level	•	Anti-Hedging Policy
•	Incentive Plan limits on individual awards, pool size, and accelerated vesting	•	Institutional focus on ethical behavior through deployment of Luxfer Values and Code of Ethics and Business Conduct
•	Remuneration Committee oversight of equity burn rate and dilution

The Remuneration Committee, in consultation with management, conducts a review of the Company's compensation plans and practices with respect to risk. To aid in this review, the Remuneration Committee consulted with Meridian, the Committee’s independent compensation consultant, to identify risk aggravators and mitigating factors, particularly in the incentive programs offered to executives, and opine whether such programs and practices are reasonably likely to have a material adverse effect on the Company. In considering Meridian’s analysis and its own discussions, with and without management present, the Remuneration Committee concluded that the Company’s compensation programs and practices are not reasonably likely to incentivize employees to take risks that could have a material adverse effect on the Company. The reasons for concluding that Luxfer’s executive and broad-based compensation programs do not create material risk for the Company include the fact that the Company (i) implements risk mitigation mechanisms; specifically, it utilizes a variety of short performance periods ranging from one to three years, measures performance at a Company-wide and Business Unit level, considers discretionary individual performance factors, and utilizes the Remuneration Committee to oversee awards to executives and employees; (ii) sufficiently monitors the appropriateness of the compensation and benefit plans that are available to Luxfer's executives and employees; and (iii) leverages the expertise of third party advisors, such as Meridian, where necessary to ensure that Luxfer’s compensation programs are appropriate when compared to market.

CLAWBACK PROCEDURES

Luxfer has established policies and procedures, which apply to all employees, our Named Executive Officers, and Directors in relation to the clawback of certain incentive compensation. Specifically, if, during the preparation of the current year’s financial results, a material misstatement of the previous year’s results is discovered, a clawback of the annual cash incentive and long-term equity awards granted with respect to such misstated financial results may occur. The Remuneration Committee has discretion in applying such policy to recover or recoup incentive compensation in situations involving a material misstatement of financial results. Furthermore, the Remuneration Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation; how much incentive compensation to recoup from individual Executive Officers, employees, and Directors; and the form of such incentive compensation to be recouped. Given the SEC’s adoption of new Rule 10D-1, the Company will continue to monitor the New York Stock Exchange’s listing standards applicable to Rule 10D-1 and revise, as necessary, its current clawback policy in accordance with the requirements thereof.

2023 PROXY STATEMENT

TERMINATION AND CHANGE IN CONTROL

Certain of the Named Executive Officers are party to employment contracts with Luxfer Holdings PLC or one of its subsidiaries. As per the Company’s normal practice, the CEO and CFO are subject to employment contracts, and UK-based executives are subject to employment contracts as required by local law. Accordingly, Andy Butcher, Stephen Webster, and Graham Wardlow are subject to employment contracts. Each employment contract contains provisions regarding the termination of such executive’s employment and the Company's related severance obligations, including termination for reasons other than Cause and in connection with a Change in Control. 6

Termination Arrangements

Andy Butcher. In the event Mr. Butcher’s employment is terminated by the Company for reasons other than Cause, Mr. Butcher is eligible to receive (i) a severance payment equal to twelve (12) months’ base salary at the annualized rate in effect on the effective date of termination; (ii) a payment equal to the actual cash incentive earned for the fiscal year in which Mr. Butcher’s employment terminates, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual cash incentive earned has not been determined as of the effective date of termination, then the cash incentive will be paid at the Target level and prorated to reflect actual dates of service during the fiscal year; (iii) in lieu of notice, a severance payment representing Mr. Butcher’s cash incentive for the 12-month notice period, which will be paid at the Target level; (iv) immediate vesting of all outstanding, unvested time-based equity awards; and (v) immediate vesting of any earned and outstanding performance-based equity awards that are scheduled to vest in the twelve (12) month period following the effective date of termination.

Stephen Webster. Mr. Webster will continue to receive the compensation and benefits detailed in his employment contract through the end of the 12-month notice period (the “Notice Period”), provided the Company does not exercise its right of payment in lieu of notice. Specifically, Mr. Webster will continue to earn a cash incentive during the Notice Period, and any outstanding equity awards will continue to vest during the Notice Period, in accordance with the applicable vesting schedule. If, as of the termination date, the actual cash incentive earned for the fiscal year has not been determined because the relevant performance period remains ongoing, Mr. Webster’s cash incentive for the fiscal year in which his employment terminates will be paid at Target level and pro-rated to reflect actual dates of service, including the Notice Period, during said fiscal year. Except in the event of termination for Cause or a Change in Control, the Company reserves the right, in lieu of notice and without giving any reason, to (i) pay Mr. Webster his gross salary (less such tax and national insurance, and any pension contributions, as may be properly deductible) for the Notice Period or outstanding balance thereof; (ii) pay Mr. Webster a cash incentive for the fiscal year in which his employment terminates, which shall be the actual cash incentive earned for said fiscal year, or, if the actual cash incentive has not been determined because the relevant performance period remains ongoing, the cash incentive at Target level and pro-rated to reflect actual dates of service, including the Notice Period, during said fiscal year; and (iii) immediately vest any equity awards that would have vested during the Notice Period or balance thereof.

Graham Wardlow. Mr. Wardlow will continue to receive the compensation and benefits detailed in his employment contract through the end of the 12-month Notice Period, provided the Company does not exercise its right of payment in lieu of notice. Specifically, Mr. Wardlow will continue to earn a cash incentive during the Notice Period, and any outstanding equity awards will continue to vest during the Notice Period, in accordance with the applicable vesting schedule. If, as of the termination date, the actual cash incentive earned for the fiscal year has not been paid, Mr. Wardlow is not entitled to any separate cash incentive for the fiscal year in which his employment terminates. Except in the event of termination for Cause or a Change in Control, the Company reserves the right, in lieu of notice and without giving any reason, to pay Mr. Wardlow his gross salary (less such tax and national insurance, and any pension contributions, as may be properly deductible) for the Notice Period or outstanding balance thereof, without any further liability on the part of the Company. Outstanding equity awards as of the termination date are handled in accordance with the rules of the LTIP, which provide that, except in the event of termination for Cause and subject to the Remuneration Committee’s discretion, (i) the portion of any time-based option that has not become vested or exercisable as of the date of such termination shall immediately lapse and (ii) any performance-based option shall vest in accordance with the rules of the LTIP, which considers performance as of the termination date and the total and elapsed number of days in the performance period. The portion of any option that is or becomes vested or exercisable as of the date of termination will lapse on the first anniversary of the date of termination to the extent not theretofore exercised. In the event of termination for Cause, all options, whether then vested or exercisable or not, shall immediately lapse on such termination

._____________________

6 As Alok Maskara’s and Heather Harding’s employment contracts were voluntarily terminated in accordance with their terms, and therefore the triggering event is not assumed to have occurred on the last business day of the Company’s last completed fiscal year, an analysis of their employment contracts is not provided herein.

2023 PROXY STATEMENT

Change in Control Arrangements

Andy Butcher. If Mr. Butcher’s employment is terminated in connection with a Change in Control (other than for Cause) and Mr. Butcher does not receive an offer of employment for an Equivalent Position with a Successor, then Mr. Butcher will be eligible to receive (i) a redundancy payment equal to two times his base salary at the annualized rate in effect on the effective date of termination; (ii) a payment equal to the actual cash incentive earned for the fiscal year in which employment terminates, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual cash incentive earned has not been determined as of the effective date of the termination, then the cash incentive will be paid at the Target level; (iii) immediate vesting of all outstanding, unvested time-based equity awards, which may be settled in cash or shares in accordance with the rules of the LTIP; and (iv) immediate vesting of any performance-based equity awards, which may be settled in cash or shares and which amount shall be calculated in accordance with the rules of the LTIP. Subject to the Remuneration Committee’s discretion, the formula set forth in the LTIP considers performance as of the termination date and the total and elapsed number of days in the performance period.

Stephen Webster. If Mr. Webster’s employment is terminated in connection with a Change in Control and Mr. Webster does not receive an offer of employment for an Equivalent Position with a Successor, then Mr. Webster will be eligible to receive (i) a redundancy payment equal to two times his base salary at the annualized rate in effect on the termination date; (ii) a payment equal to the actual cash incentive earned for the year in which his employment terminates, as determined in accordance with the Executive Incentive Compensation Plan then in effect; however, if the actual cash incentive earned has not been determined as of the termination date because the relevant performance period remains ongoing, then the cash incentive will be paid at Target level; (iii) immediate vesting of all outstanding, unvested time-based equity awards, which may be settled in cash or shares in accordance with the rules of the LTIP; and (iv) immediate vesting of any performance-based equity awards, which may be settled in cash or shares and which amount shall be calculated in accordance with the rules of the LTIP. Subject to the Remuneration Committee’s discretion, the formula set forth in the LTIP considers performance as of the termination date and the total and elapsed number of days in the performance period.

Graham Wardlow. If Mr. Wardlow’s employment is terminated in connection with a Change in Control and Mr. Wardlow receives an offer of employment for an Equivalent Position with a Successor, then Mr. Wardlow has no claim for compensation against the Company. Mr. Wardlow’s employment contract does not provide for a particular compensation package upon a Change in Control, and any amounts paid to him in such event would be subject to negotiated agreement with the Company or the outcome of any claim brought by him against the Company. Upon a Change in Control, equity awards would be handled in accordance with the rules of the LTIP, which provide that all outstanding awards shall become immediately vested. In the case of outstanding performance-based awards, the amount shall be calculated in accordance with the rules of the LTIP. Subject to the Remuneration Committee’s discretion, the formula set forth in the LTIP considers performance as of the termination date and the total and elapsed number of days in the performance period.

2023 PROXY STATEMENT

The table below summarizes the total payout to each of the Named Executive Officers subject to an employment agreement in the event of termination by the Company for reasons other than Cause, as well as termination following a Change in Control.

Name and Principal Position	Termination for Reasons other than Cause				Termination following Change in Control
	Salary Payment (US$)	Cash Incentive Payment (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)	Salary Payment (US$)	Cash Incentive Payment (US$)	Outstanding or Unvested Equity Awards (US$)	Total Payout (US$)
Andy Butcher Chief Executive Officer	615,000	554,250 (1)	546,456	1,715,706	1,230,000	554,250 (1)	668,873	2,453,123
Stephen Webster Chief Financial Officer (2)	246,660 (3)	123,330 (4)	44,926	414,916	493,320	123,330 (4)	141,520	758,170
Graham Wardlow Managing Director, Luxfer MEL Technologies (2)	258,993 (3)	—	12,669	271,662	—	—	190,108	190,108

_____________________

(1)	Using December 31, 2022 as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date. Mr. Butcher’s 2022 cash incentive is calculated with reference to the total base salary actually paid to him in the fiscal year.
(2)	Stephen Webster and Graham Wardlow are employed in the United Kingdom and paid in GBP sterling. The foregoing payouts have been translated into US dollars at the following average exchange rate for 2022: £1: US$1.2333.
(3)	Assumes that the Company exercises its right to payment in lieu of the full 12-month notice period.
(4)	Using December 31, 2022 as the date of the triggering event, the above figure represents the cash incentive at Target level, as the actual cash incentive earned in the fiscal year is not typically finalized as of said date.

2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2022, 2021, and 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary (US$)(1)	Annual Bonus (US$)	Annual Equity Awards (US$)(2)	Option Awards (US$)	Annual Cash Incentive (US$)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(4)	Total Compensation (US$)
Andy Butcher Chief Executive Officer	2022	554,250	—	1,542,944	—	196,759	—	54,263	2,348,216
	2021	362,000	—	215,073	—	347,520	—	41,967	966,560
	2020	352,254	—	193,200	—	72,400	—	36,165	654,019
Stephen Webster (5) Chief Financial Officer	2022	246,660	—	280,760	—	43,782	—	47,825	619,027
	2021	203,737	—	64,288	—	93,375	—	34,856	396,256
	2020	181,930	—	33,660	—	32,915	—	31,605	280,110
Peter Gibbons Vice President & GM, Luxfer Graphic Arts	2022	195,000	—	106,600	—	—	—	36,575	338,175
	2021	150,000	—	48,216	—	22,500	—	80,912	301,628
	2020	150,000	—	53,408	—	28,720	—	77,137	309,265
Jeffrey Moorefield Vice President & GM, Luxfer Magtech	2022	206,000	—	106,600	—	—	—	33,657	346,257
	2021	200,000	—	—	—	143,104	—	32,000	375,104
	2020	195,000	—	107,341	—	—	—	35,066	337,407
Graham Wardlow (5) Managing Director, Luxfer MEL Technologies	2022	258,993	—	280,760	—	191,999	—	86,747	818,499
	2021	275,320	—	143,383	—	72,068	—	87,145	577,916
	2020	235,314	—	128,297	—	48,640	—	77,759	490,010
Alok Maskara Former Chief Executive Officer	2022	306,667	—	1,464,000	—	306,667	—	93,334	2,170,667
	2021	715,000	—	1,075,368	—	1,330,615	—	218,750	3,339,733
	2020	657,000	—	833,764	—	337,500	—	205,480	2,033,744
Heather Harding Former Chief Financial Officer	2022	125,000	—	—	—	81,250	—	9,717	215,967
	2021	365,000	—	304,687	—	441,522	—	41,000	1,152,209
	2020	314,167	—	232,648	—	97,500	—	36,500	680,815

_____________________

(1)	Actual base salary paid to most Named Executive Officers in 2020 was lower due to the impact of COVID-related furloughs and voluntary pay reductions.
(2)	The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718, of restricted stock units or options granted during each year under the LTIP.
(3)	The amounts in column (g) with respect to 2022 reflect cash incentives awarded to the Named Executive Officers under the Luxfer Holdings Executive Incentive Plan, with final payouts approved by the Committee at its March 2023 meeting and paid shortly thereafter.

2023 PROXY STATEMENT

(4)	The table below shows the components of column (i) for 2022, which includes perquisites; auto allowances; other personal benefits; and Luxfer contributions under the 401(k) Savings Plan, the US Employee Stock Purchase Plan (the “ESPP”), and the UK Share Incentive Plan (the “SIP”):
	(A)	(B)	(C)	(D)	(E)	(F)
Name	Executive Perquisites Package (US$)	Auto Allowance (US$)	Other Perquisites and Personal Benefits (US$)	Contributions Under Defined Contribution Plan (US$) (f)	Contributions Under the ESPP or SIP (US$)	Total All Other Compensation (US$)
Andy Butcher	35,000 (a)	—	—	18,300	963	54,263
Stephen Webster	24,666	—	5,624(b)	16,444	1,091	47,825
Peter Gibbons	20,000	—	10,081(c)	6,494	—	33,205
Jeffrey Moorefield	20,000	—	—	13,657	—	33,657
Graham Wardlow	24,666	—	60,990(d)	—	1,091	86,747
Alok Maskara	16,667	—	69,042(e)	7,625	—	93,334
Heather Harding	6,667	—	—	3,050	—	9,717
_____________________
(a)	Andy Butcher is given a paid allowance to cover personal automotive costs and other perquisites. Per his employment agreement, this amount is US$40,000 per annum and is included in column (A).
(b)	Stephen Webster is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a UK pension scheme, this commenced in October 2022. For 2022, this compensation adjustment was valued at the equivalent of US$3,289 at an exchange rate of £1: US$1.2333. This amount, along with other perquisites and personal benefits, are included within column (C).
(c)	The amount shown in column (C) for Peter Gibbons reflects that, in accordance with his employment agreement, he is eligible to receive cash payments to offset the loss of contributions to a UK pension scheme that he had with his previous Luxfer employer. This amount represents 8.5% of Mr. Gibbons’ salary for 2022, less the amount of Luxfer contributions of US$6,494 paid into Mr. Gibbons’ 401(k) account.
(d)	Graham Wardlow is eligible for a monthly compensation adjustment, paid as a fixed percentage of base salary, in lieu of contributions to a UK pension scheme. For 2022, this compensation adjustment was valued at the equivalent of US$58,273 at an exchange rate of £1: US$1.2333. This amount, along with other perquisites and personal benefits, are included within column (C).
(e)	The amount shown in column (C) for Alok Maskara reflects that, in accordance with his employment agreement, he is eligible to receive cash payments to offset the loss of a Supplemental Executive Retirement Plan that he had with his previous employer. This amount represents 25% of Mr. Maskara’s salary for 2022, less the amount of Luxfer contributions of US$7,625 paid into Mr. Maskara’s 401(k) account.
(f)	The individual amounts shown in column (D) for each Named Executive Officer reflect amounts contributed by Luxfer into individual 401(k).
(5)	Graham Wardlow and Stephen Webster are employed in the United Kingdom and paid in GBP sterling. Their compensation has been translated into US dollars at the following average exchange rates for each of the years: 2020: £1: US$1.2812, 2021: £1: US$1.3766, and 2022: £1: US$1.2333.

2023 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2022 (1)

			Estimated Future Payouts Under Cash Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Plan Awards (3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Remuneration Committee Approval Date	Threshold (US$)	Target (US$)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units (#)(4)	All other Stock Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards (US$/ Sh)	Grant Date Fair Value of Stock and Option Awards (US$)(6)
Andy Butcher	March 14	March 1				1,800	3,600	7,200			1.00	64,440
	March 14	March 1				2,700	5,400	10,800			1.00	120,960
	March 14	March 1							6,000		1.00	107,400
	May 6	March 22				5,760	11,520	23,040			1.00	187,200
	May 6	March 22				8,640	17,280	34,560			1.00	294,624
	May 6	March 22							19,200		1.00	312,000
	July 1	April 18					32,000	64,000			1.00	456,320
			277,125	554,250	1,108,500
Stephen Webster	March 14	March 1				1,200	2,400	4,800			1.00	42,960
	March 14	March 1				1,800	3,600	7,200			1.00	80,640
	March 14	March 1								4,000	1.00	71,600
	July 1	April 18					6,000	12,000			1.00	85,560
			60,225	120,450	240,900
Peter Gibbons	March 14	March 1				480	960	1,920			1.00	17,184
	March 14	March 1				720	1,440	2,880			1.00	32,256
	March 14	March 1							1,600		1.00	28,640
	July 1	April 18					2,000	4,000			1.00	28,520
			39,000	78,000	156,000
Jeffrey Moorefield	March 14	March 1				480	960	1,920			1.00	17,184
	March 14	March 1				720	1,440	2,880			1.00	32,256
	March 14	March 1							1,600		1.00	28,640
	July 1	April 18					2,000	4,000			1.00	28,520
			41,200	82,400	164,800
Graham Wardlow	March 14	March 1				1,200	2,400	4,800			1.00	42,960
	March 14	March 1				1,800	3,600	7,200			1.00	80,640
	March 14	March 1								4,000	1.00	71,600
	July 1	April 18					6,000	12,000			1.00	85,560
			50,589	101,178	202,356
Alok Maskara	March 14	March 1				9,000	18,000	36,000			1.00	322,200
	March 14	March 1				13,500	27,000	40,500			1.00	604,800
	March 14	March 1							30,000		1.00	537,000

2023 PROXY STATEMENT

_____________________

(1)	The Remuneration Committee’s practices for granting restricted stock units and options, including the timing of grants and approvals thereof, are described in the section entitled “2022 Compensation Components - Equity Awards.”
(2)	The amounts shown in column (d) reflect the Threshold payment for each Named Executive Officer under our cash incentive compensation plan. This amount is 50% of the Target amounts shown in column (e). The amounts shown in column (f) are 200% of the Target amounts shown in column (e). These amounts are based on the individual’s current annual base salary as in effect on December 1, 2022.
(3)	The amounts shown in column (g), (h) and (i) reflect the Threshold, Target, and Maximum payment levels for performance-based restricted stock units and stock options awarded to each Named Executive Officer in 2022. Performance-based restricted stock units and stock options were granted for two performance measures: adjusted diluted EPS growth and relative TSR, as described in the section entitled “2022 Compensation Components - Equity Awards.” Of the performance-based awards granted on March 14, 2022, 40% of this award is related to certain adjusted diluted EPS targets and 60% is related to certain TSR targets. The amounts shown in column (g) reflect the total number of awards (including both performance measures) at the Threshold level for each of the Named Executive Officers. These amounts are 50% of the total number of awards at the Target level shown in column (h). The amounts shown in column (i) reflect the total number of awards at 200% of the Target level for the adjusted diluted EPS growth awards and 200% of the Target level for the TSR awards. The award amounts were based on the individual’s annual base salary at the time of the Remuneration Committee's approval in March 2022. Additional performance-based restricted stock units and stock options were awarded in July 2022, which are subject to achieving certain adjusted diluted EPS levels on or before December 31, 2025, as described in the section entitled “2022 Compensation Components - Equity Awards - Additional 2022 Equity Awards.”
(4)	All other award amounts in column (j) reflect the 40% time-based awards made in 2022, as further described in the section entitled “2022 Compensation Components - Equity Awards.”
(5)	Stephen Webster and Graham Wardlow are employed in the UK and received time-based stock options with respect to their 40% time-based award entitlement for 2022, as shown in column (k). These awards vest equally over a four-year period from the anniversary of grant date, and have an option cost equivalent to the nominal value, as detailed in the section entitled “2022 Compensation Components - Equity Awards.”
(6)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units, and stock options computed in accordance with ASC 718.

2023 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

Name	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Un- exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise (US$)	Option Expiration Date	Number of shares of stock or units that have not vested (#)(1)	Market value of shares of stock or units that have not vested (US$)(2)	Equity Incentive Plan Awards: Number of unearned shares that have not vested (#)(3)	Equity Incentive Plan Awards: Market payout value of unearned shares that have not vested (#)(4)
Andy Butcher						41,349	525,959
2020								3,485	44,329
2021								2,160	27,475
2022								37,688	479,391
Stephen Webster
2019	—	846	—	1.00	March 14, 2025
2020	—	1,640	—	1.00	March 13, 2026
2021	—	2,522	—	1.00	March 15, 2027
2022	—	4,101	9,792	1.00	March 15, 2028
Peter Gibbons						5,488	69,807
2020								965	12,275
2021								—	—
2022								3,517	44,734
Jeffrey Moorefield						5,157	65,597
2020								1,935	24,613
2021								—	—
2022								3,517	44,734
Graham Wardlow
2019	—	903	—	1.00	March 14, 2025
2020	15	2,796	2,315	1.00	March 13, 2026
2021	—	2,522	1,440	1.00	March 15, 2027
2022	—	4,101	9,792	1.00	March 15, 2028

_____________________

(1)	The grant dates and number of restricted stock units remaining from these grants which have not yet vested are as follows:
Name	Grant Date	Number of Restricted Stock Units Remaining
Andy Butcher	March 14, 2019	1,223 (a)
	March 13, 2020	4,180 (b)
	March 15, 2021	3,750 (c)
	March 15, 2021	5,760 (d)
	March 14, 2022	7,085 (e)
	May 6, 2022	19,351 (f)
Peter Gibbons	March 14, 2019	833 (a)
	March 13, 2020	1,156 (b)
	March 15, 2021	1,875 (c)
	March 14, 2022	1,624 (e)
Jeffrey Moorefield	March 14, 2019	670 (a)
	March 13, 2020	2,323 (b)
	March 14, 2022	2,164 (e)

_____________________
(a)	These awards were granted on March 14, 2019 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the target award, at Target, allotted for 2019. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend.

2023 PROXY STATEMENT

Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.

Given that the adjusted diluted EPS performance for the year ended December 31, 2019 was below the US$1.65 earnings per share measurement required for the Threshold allotment of share awards, no share awards have been earned in relation to the EPS performance metric.

(b)	These awards were granted on March 13, 2020 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the target award, at Target, allotted for 2020. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.

Given that the adjusted diluted EPS performance for the year ended December 31, 2020 was below the US$1.45 earnings per share measurement required for the Threshold allotment of share awards, no share awards have been earned in relation to the EPS performance metric.

(c)	These awards were granted on March 15, 2021 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the target award, at Target, allotted for 2021. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.
(d)	These awards were granted on March 15, 2021 and include “holding period” and “clawback” provisions. These awards represent the adjusted diluted EPS performance element of the award allotted for 2021 as shown in the “Grants of Plan-Based Awards in 2022” table on page 77. Based on the financial performance of Luxfer for the year ended December 31, 2022 and an adjusted diluted EPS of US$1.29, the Maximum level of awards associated with this performance metric has been achieved. As a result, these performance-based awards will vest in equal amounts on March 15, 2023, March 14, 2024, and March 15, 2025.
(e)	These awards were granted on March 14, 2022 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the target award, at Target, allotted for 2022. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.
(f)	These awards were granted on May 6, 2022 and include “holding period” and “clawback” provisions. These awards represent the 40% time-based element of the target award, at Target, allotted for 2022. Time-based restricted stock units accumulate additional restricted stock units when the Company pays a dividend. Shares underlying the total amount of restricted stock units are then issued when the restricted stock units vest. The award will vest evenly in four equal amounts on the first four anniversaries of the grant date.
(2)	The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year, which was US$13.72, less the issue cost of $1.00 per share, by the number of unvested restricted stock units.
(3)	Includes performance-based EPS Growth awards and 2025 EPS awarded in fiscal year 2022, at Target performance level. Further information regarding these awards is provided in footnote 4.

For the 2020 TSR awards, the number of performance share units shown in this column reflects the Threshold performance level, given relative total shareholder return at the end of the measurement period ended December 31, 2022 was at Threshold.

For the 2021 TSR awards, the number of performance share units shown in this column reflects the Threshold performance level, in accordance with SEC regulations, given the performance level at December 31, 2022 was at Threshold. The measurement period continues until December 31, 2023.

For the 2022 TSR awards, the number of performance share units shown in this column reflects the Threshold performance level, in accordance with SEC regulations, given the performance level at December 31, 2022 was at Threshold. The measurement period continues until December 31, 2024.

(4)	The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year, which was US$13.72, less the issue cost of $1.00 per share, by the number of unearned performance-based share awards that have not vested. The following table shows the number of unearned performance-based share awards that have not vested and their respective vesting date:

2023 PROXY STATEMENT

Name	Vesting Date	Number of Performance Share Units or Options
Andy Butcher	March 13, 2023	1,742
	March 13, 2024	1,743
	March 15, 2024	1,080
	March 15, 2025	5,418
	March 14, 2026	32,000
	March 15, 2026	1,350
Stephen Webster (a)	March 13, 2023	—
	March 13, 2024	—
	March 15, 2024	—
	March 15, 2025	2,892
	March 14, 2026	6,000
	March 15, 2026	900
Peter Gibbons	March 13, 2023	482
	March 13, 2024	483
	March 15, 2024	—
	March 15, 2025	1,157
	March 14, 2026	2,000
	March 15, 2026	360
Jeffrey Moorefield	March 13, 2023	967
	March 13, 2024	968
	March 15, 2024	—
	March 15, 2025	1,157
	March 14, 2026	2,000
	March 15, 2026	360
Graham Wardlow (a)	March 13, 2023	1,157
	March 13, 2024	1,158
	March 15, 2024	720
	March 15, 2025	3,612
	March 14, 2026	6,000
	March 15, 2026	900
Alok Maskara	March 13, 2023	—
	March 13, 2024	—
	March 15, 2024	—
	March 15, 2025	—
	March 14, 2026	—
	March 15, 2026	—
Heather Harding	March 13, 2023	—
	March 13, 2024	—
	March 15, 2024	—
	March 15, 2025	—
	March 14, 2026	—
	March 15, 2026	—

(a)	As Stephen Webster and Graham Wardlow are UK-based employees, they receive awards in the form of stock options, which expire two years following the final vesting date of a specific stock option award.

2023 PROXY STATEMENT

2022 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows a summary of the stock options exercised by the Named Executive Officers in 2022 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2022.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (US$) (1)	Number of shares acquired on vesting (#)	Value realized on vesting (US$) (2)
Andy Butcher	—	—	2,508	48,588
Stephen Webster	3,107	49,462	—	—
Peter Gibbons	—	—	1,332	25,738
Jeffrey Moorefield	—	—	4,110	79,843
Graham Wardlow	1,827	30,109	—	—
Alok Maskara	—	—	41,608	718,748
Heather Harding	—	—	3,761	72,807

_____________________

(1)	Reflects the amount of shares acquired on exercise at the share price on the date of exercise. The number of shares acquired is after the forfeiture of shares to cover option cost and taxes due.
(2)	Reflects the amount of shares acquired on vesting of the restricted stock units at the share price on the date of vesting. The number of shares acquired is after the forfeiture of shares to cover issue cost and taxes due. In addition, restricted stock units carry with them the right to receive accumulated dividends, in shares, during the period of the award. The dividends are not credited until the award vests. The value realized on vesting includes the vesting of the required portion of these dividend shares.

2022 PENSION BENEFIT

Luxfer’s pension plans, the Luxfer Group Pension Plan and the Luxfer Group Supplementary Pension Plan (“Salaried Pension Plans”), were closed to new participants in 1998 but remained open for accrual of future benefits based on career-average salary until April 5, 2016. The Salaried Pension Plans are now frozen. Participants in the Salaried Pension Plans no longer earn additional credited service, and changes in salary for a participant are not considered in determining pension benefits. The Salaried Pension Plans were frozen consistent with contemporary benefit practices.

The Named Executive Officers who were employed by Luxfer on or before 1998 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plans. Stephen Webster, Peter Gibbons, Jeffrey Moorefield, Alok Maskara, and Heather Harding do not participate in the Salaried Pension Plans because they joined Luxfer following the Salaried Pension Plans’ closure to new participants in 1998.

The table below lists the number of years of credited service and present value of accumulated pension benefits as of December 31, 2022, for each of the Named Executive Officers who participated in the Salaried Pension Plans. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time they become eligible for payment.

Name	Name of Plan	Length of Credited Service	Present value of accumulated benefit (US$) (1)	Payments during last fiscal year (US$)
Graham Wardlow	Luxfer Group Pension Plan	31 years, 7 months	1,002,144	—
	Luxfer Group Supplementary Pension Plan	4 years	31,317	—
Andy Butcher	Luxfer Group Pension Plan	21 years, 6 months	902,171	—
	Luxfer Group Supplementary Pension Plan	1 year, 3 months	16,863	—

_____________________

(1)	The present value of accumulated benefit is a UK benefit and is paid in GBP sterling. The amounts have been translated into US dollars at the December 31, 2022, exchange rate of £1: US$1.2045.

2023 PROXY STATEMENT

CEO
PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are required to provide certain information concerning the ratio between the annual total compensation of Luxfer’s CEO, Andy Butcher, and the annual total compensation of the Company’s median compensated employee (“MCE”), in each case generally calculated in the manner that annual total compensation is calculated for purposes of the Summary Compensation Table.

Methodology

Item 402(u) of Regulation S-K requires the identification of a median compensated employee at least once every three years. We identified a different MCE during and for fiscal year 2022 for the purposes of calculating the CEO Pay Ratio. As of December 31, 2022, Luxfer had approximately 1,350 employees worldwide. Pursuant to the 5% de minimus exception established by the SEC, we excluded a total of 63 employees from this analysis, given the number of employees working at these facilities. The countries and applicable number of employees that were excluded from this analysis were as follows:

Country	Headcount
Australia	3
Canada	45
China	15

From the remaining 1,287 employees, we identified the MCE via payroll data, calculating annual total compensation for these 1,287 employees using the same methodology that we use to determine the annual total compensation of our Named Executive Officers, as reported in the Summary Compensation Table. This calculation included adding the MCE’s actual fiscal 2022 hourly pay; overtime pay; fiscal 2022 bonus or cash incentive, if any; perquisites, such as mobile phone allowance, if any; amounts contributed by Luxfer to the MCE’s individual defined contribution account in fiscal year 2022; Company contributions to the MCE’s ESPP or SIP account, if applicable; and any equity awards granted to the MCE in 2022 (valued as of the grant date).

The MCE identified and used for purposes of determining our CEO Pay Ratio for fiscal year 2022 was an office employee at one of the Company’s UK facilities.

Conclusion

The MCE’s total compensation for fiscal year 2022 was US$53,215. Mr. Butcher’s compensation for purposes of the ratio totaled US$2,326,299, being the same as that reported in the Summary Compensation Table on page 75 of this Proxy Statement. Based on the foregoing information, the ratio between our CEO’s total 2022 compensation and the median total compensation of our workforce is estimated to be 44 to 1.

SEC rules and guidance for identifying the median annual total compensation of employees and calculating the pay ratio based on the MCE's annual total compensation allow companies to adopt a variety of methodologies; to apply certain exclusions; and to make reasonable estimates and assumptions that reflect employee populations and compensation practices. Accordingly, the pay ratios reported by other companies may not be comparable to Luxfer's pay ratio, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2023 PROXY STATEMENT

2022

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, internal control over financial reporting, and compliance with legal and regulatory requirements. The Company’s internal audit function is responsible for, among other things, evaluating and improving the effectiveness of risk management, control processes, and governance practices. The Independent Auditor is responsible for expressing opinions on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company’s financial statement schedules, and the effectiveness of internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board (PCAOB). The role of the Audit Committee is to oversee the foregoing activities.

Management completed its evaluation of the Company’s internal controls over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that the Company’s internal controls over financial reporting were effective as of December 31, 2022 and reported its conclusion to the Audit Committee. The Committee reviewed Management’s Assessment of the Effectiveness of Internal Controls over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023, as well as the Independent Auditor’s Report of Independent Registered Public Accounting Firm.

Furthermore, the Audit Committee met with the Company’s accounting and financial management team, the internal audit function, and the Independent Auditor to review the Company’s annual and quarterly periodic filings containing consolidated financial statements prior to the Company’s submission of such filings with the SEC. The Audit Committee discussed with the Company’s internal auditors and Independent Auditor the overall scope and plans for their respective audits. The Committee meets with the Company’s internal auditors and Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. Additionally, in conformance with PCAOB rules, the Committee reviewed and discussed with the Independent Auditor one critical audit matter arising from the current period audit of the Company’s financial statements. A critical audit matter (“CAM”) is defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit Committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involves especially challenging, subjective, or complex audit judgment. The Committee concurred with the Independent Auditor’s assessment and identification of the CAM contained in the Report of Independent Registered Public Accounting Firm included within the 2022 Annual Report on Form 10-K.

In connection with the financial statements for the year ended December 31, 2022, the Audit Committee has:

•	reviewed and discussed the Company’s audited US GAAP consolidated financial statements and UK statutory financial statements for the year ended December 31, 2022 with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;
•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X, which addresses communication between audit committees and independent registered public accounting firms; and
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed PricewaterhouseCoopers LLP’s independence with representatives of the firm.

2023 PROXY STATEMENT

In reliance of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 1, 2023. The Board approved these inclusions.

THE AUDIT COMMITTEE

Lisa Trimberger Committee Chair	Richard Hipple Committee Member	Clive Snowdon Committee Member	Sylvia A. Stein Committee Member

2023 PROXY STATEMENT

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee reviews and approves the external Independent Auditor’s engagement and audit plan, including fees, scope, staffing, and timing of work. In addition, the Audit Committee Charter and Pre-Approval Policy on Audit and Non-Audit Services to be provided by the Independent Auditor limits the types of non-audit services that may be provided by the Independent Auditor. Any permitted non-audit services to be performed by the Independent Auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit Committee pre-approved audit fees and all permitted non-audit services of the Independent Auditor in 2022. Responsibility for this pre-approval cannot be delegated to one or more members of the Audit Committee, and the Audit Committee may not delegate authority for pre-approvals to Luxfer management.

FEES PAID TO THE INDEPENDENT AUDITOR

We engaged PricewaterhouseCoopers LLP ("PwC") to provide various audit and other authorized audit-related and non-audit services to the Company during fiscal years 2022, 2021, and 2020.

The Audit Committee approved all fees paid to PwC and the underlying services provided by the Independent Auditor. PwC’s fees for these services were as follows:

	2022 (US$)	2021 (US$)	2020 (US$)
Audit Fees (1)	1,493,526	1,467,434	1,655,000
Audit-Related Fees (2)	45,632 (3)	120,501 (4)	57,000 (5)
TOTAL	1,539,158	1,587,935	1,712,000

_____________________

(1)	Audit Fees consist of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting; reviews of our quarterly financial statements; statutory audits; review of SEC filings; consents for registration statements; comfort letters in connection with securities offerings; and consultation and review work necessary to comply with the standards of the PCAOB.
(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, among other things, accounting consultations concerning financial accounting and reporting standards, audit work related to information systems and internal control remediation, and transaction-related consultations.
(3)	Audit-Related fees in 2022 consist of fees related to the statutory audit for Luxfer Shanghai, as well as the review and consent of our Form S-8.
(4)	Audit-Related fees in 2021 consist of fees related to the statutory audit for Luxfer Shanghai, as well as incremental scope changes related to acquisitions, disposals, and discontinued operations in 2022.
(5)	Audit-Related Fees in 2020 consist of fees related to the remediation of a material weakness involving the implementation of a new ERP system.

2023 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table gives aggregate information under all current equity compensation plans of the Company as of December 31, 2022.

	Number of securities to be issued upon vesting and exercise of outstanding share awards	Weighted-average vesting and exercise price of outstanding share awards	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	431,619	N/A (3)	299,610
Equity compensation plans not approved by security holders (4)(5)(6)(7)	434,548	$1.00	1,689,465
TOTAL	866,167		1,989,075

_____________________

(1)	As of December 31, 2022, 174,468 shares were available for issuance under the Employee Stock Purchase Plan (“ESPP”), which became effective in May 2014.

(2)	As of December 31, 2022, 148,251 shares were available for issuance under the Share Incentive Plan (“SIP”), which became effective in May 2014. The number of £0.50 ordinary shares registered under this Plan is currently 500,000.

(3)	Shares awarded under the ESPP and SIP are allocated based on payroll contributions made by employees of the Company. The nominal value of the Company’s shares is £0.50 per share (c. $0.67 per share at December 31, 2022, exchange rate). No exercise or issue price is associated with employees receiving shares under these Plans.

(4)	As of December 31, 2022, 295,772 shares remained available for issuance under the Long-Term Umbrella Incentive Plan (“LTIP”) and the Non-Executive Directors Equity Incentive Plan (“EIP”). Both Plans were established as part of the IPO arrangements in 2012.

The LTIP is used to grant awards to the Executive Leadership Team, as well as senior and junior managers, in Luxfer. A variety of different awards can be granted under the LTIP. The maximum value of awards that can be granted to the Chief Executive Officer, the only Executive Director, under the LTIP is defined in the Remuneration Policy.

The EIP is used to grant awards to Non-Executive Directors as part of their annual fees. The value of the award is currently up to 100% of the annual retainer fee of a Non-Executive Director. These awards are made the day after the Company’s Annual General Meeting each year and vest the day before the following year’s AGM. Annual awards are usually made as restricted stock units. They are paid out immediately on vesting, together with dividends that have been accumulated during the vesting period. New Non-Executive Directors cannot participate in the annual awards until they have served six months; however, the awards they would have earned from the date of appointment are added to the next annual award provided they are elected or re-elected at the AGM.

(5)	In 2012, as part of the IPO arrangements, the Company implemented the Executive Officer IPO Stock Option Grant Agreement. All the options made available under this Agreement have been exercised or have now lapsed. As a result, information in respect of this arrangement has been excluded from the above analysis.

(6)	In 2012, as part of the IPO arrangements, the Company implemented the Non-Executive Officer IPO Stock Option Grant Agreement. All the options made available under this Agreement have been exercised or have now lapsed. As a result, information in respect of this arrangement has been excluded from the above analysis.

(7)	In 2007, prior to the 2012 IPO, the Company implemented the Luxfer Holdings Executive Share Options Plan (“ESOP 2007”). All the options made available under the 2007 Plan have been exercised. As a result, information in respect of the ESOP 2007 has been excluded from the above analysis.

2023 PROXY STATEMENT

SECURITY

BENEFICIAL OWNERSHIP AND REPORTING

SECURITY OWNERSHIP TABLE

The following table contains information concerning the beneficial ownership of our ordinary shares as of April 1, 2023, by each Director, by each Named Executive Officer listed in the Summary Compensation Table, and by all Directors and Executive Officers as a group. Our ordinary shares subject to share awards that are currently exercisable or exercisable within 60 days of April 1, 2023 are considered outstanding and beneficially owned by the person holding the awards for the purpose of calculating the ownership percentage of that person but not for the purpose of calculating the ownership percentage of any other person. Based on a review of filings with the SEC, the following table also contains information concerning each person who we know beneficially owned more than 5% of our ordinary shares as of December 31, 2022.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Andy Butcher (1)	118,137	*%
Patrick Mullen (2)	7,450	*%
Richard Hipple (3)	16,070	*%
Clive Snowdon (4)	11,516	*%
Sylvia A. Stein (5)	—	*%
Lisa Trimberger (6)	15,443	*%
Stephen Webster (7)	16,138	*%
Peter Gibbons (8)	15,242	*%
Jeffrey Moorefield (9)	5,425	*%
Graham Wardlow (10)	39,902	*%
Alok Maskara (11)	151,514	*%
Heather Harding (12)	51,466	*%
Aggregate Directors and Executive Officers (15 individuals) (13)	460,909	1.6%
5% Shareholders
BlackRock, Inc. (14)	2,792,046	9.6%
Nantahala Capital Management, LLC (15)	2,452,319	9.0%
Wellington Management Group LLP (16)	2,316,296	8.5%
FMR LLC (17)	2,044,195	7.5%
Van Lanschot Kempen Investment Management N.V. (18)	1,966,622	7.2%
Paradice Investment Management LLC (19)	1,752,250	6.4%
William Blair Investment Management, LLC (20)	1,426,196	5.2%

_____________________

*	Representing 1% or less ownership
(1)	Represents a shareholding of 118,137 ordinary shares, including 7,193 ordinary shares acquired upon the vesting of restricted stock units on March 13 - March 15, 2023 (after the forfeiture of shares to cover issue cost and taxes due). Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.
(2)	Represents a shareholding of 7,450 ordinary shares.

2023 PROXY STATEMENT

(3)	Represents a shareholding of 16,070 ordinary shares, including 97 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend reinvestment transactions in 2022.

(4)	Represents a shareholding of 11,516 ordinary shares, including 97 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend reinvestment transactions in 2022, held in an account owned solely by the Director’s spouse.

(5)	Sylvia A. Stein does not currently hold any ordinary shares in the Company. Non-Executive Directors do not receive equity awards until they have served six months on the Board; however, the awards they would have earned from the date of appointment are added to the next annual award provided they are elected or re-elected at the AGM.

(6)	Represents an aggregate shareholding of 15,443, comprised of (i) 5,000 ordinary shares held as Joint Tenants in Common by trusts of which the Director and the Director’s spouse are the trustee and sole beneficiary; (ii) 5,000 ordinary shares held by a trust of which the Director is the sole beneficiary and the Director’s spouse is the trustee; and (iii) 5,443 ordinary shares, including 97 additional shares (before the forfeiture of shares to cover issue cost and taxes due) acquired from dividend reinvestment transactions in 2022, held in a trust of which the Director’s spouse is the sole beneficiary and the Director is the trustee.

(7)	Represents a shareholding of 16,138 ordinary shares. Mr. Webster’s stock options are fully exercised. Accordingly, there are no ordinary shares issuable upon the exercise of stock options within 60 days of April 1, 2023. Stock options carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the stock option is exercised and have been reflected in the table above.

(8)	Represents a shareholding of 15,242 ordinary shares, including 1,806 ordinary shares acquired upon the vesting of restricted stock units on March 13 - March 15, 2023 (after the forfeiture of shares to cover issue cost and taxes due). Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(9)	Represents a shareholding of 5,425 ordinary shares, including 2,295 ordinary shares acquired upon the vesting of restricted stock units on March 13 - March 15, 2023 (after the forfeiture of shares to cover issue cost and taxes due). Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(10)	Consists of (i) 33,697 ordinary shares, including 7,520 ordinary shares held by the Named Executive Officer’s spouse and (ii) 6,205 ordinary shares issuable upon exercise of stock options within 60 days of April 1, 2023. The 6,205 ordinary shares issuable upon exercise of stock options excludes any shares potentially forfeited to cover exercise cost and taxes due. Stock options carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the stock option is exercised and have been reflected in the table above.

(11)	Represents a shareholding of 151,514 ordinary shares. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(12)	Represents a shareholding of 51,466 ordinary shares. Restricted stock units carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the award vests. These amounts have been reflected in the table above.

(13)	Represents ordinary shares beneficially owned by those individuals listed as Named Executive Officers and Directors in the table above, plus ordinary shares beneficially owned by the remaining Executive Officers of the Company as of April 1, 2023 (3 individuals). These three executive officers, together, beneficially own 12,606 ordinary shares. The foregoing figure consists of (i) 9,476 ordinary shares and (ii) 3,130 ordinary shares issuable upon exercise of stock options within 60 days of April 1, 2023. Stock options carry with them the right to receive accumulated dividends during the period, in shares. These dividends are credited when the stock option is exercised and have been reflected in the table above.

(14)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023, BlackRock, Inc has the sole voting power with respect to 2,751,474 shares and sole power dispositive power of 2,792,046 shares. The principal business address for the entity is 55 East 52nd Street, New York, New York 10055.

(15)	Based solely on a Schedule 13G/A filed by Nantahala Capital Management, LLC, Wilmot B. Harkey, and Daniel Mack on February 14, 2023, each of the aforementioned filers is deemed to be the beneficial owner with shared dispositive power of 2,452,319 shares and shared voting power of 2,452,319 shares. The principal business address for those beneficial owners is 130 Main Street, 2nd Floor, New Canaan, Connecticut 06840.

(16)	Based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP on February 14. 2023, each of the aforementioned filers with the exception of Wellington Management Company LLP, is deemed to be the beneficial owner with shared dispositive power of 2,316,296 shares and shared voting power with respect to 2,284,640 shares. Per said Schedule 13G/A, the aforementioned filers are deemed to represent 8.51% of the Company’s ordinary shareholders. Wellington Management Company

2023 PROXY STATEMENT

LLP has shared dispositive power of 2,265,829 shares and shared voting power with respect to 2,234,173 shares. Per said Schedule 13G/A, Wellington Management Company LLP is deemed to represent 8.33% of the Company’s ordinary shareholders. The principal business address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(17)	Based solely on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 9, 2023, FMR LLC has sole voting power with respect to 2,044,086 shares and sole dispositive power of 2,044,195 shares. Abigail P. Johnson has sole voting power with respect to 0 shares and sole dispositive power of 2,044,195 shares. The principal business address for the aforementioned filers is 245 Summer Street, Boston, Massachusetts 02210.

(18)	Based solely on a Schedule 13G filed by Van Lanschot Kempen Investment Management N.V. (formerly known as Kempen Capital Management N.V. until December 31, 2022) on February 13, 2023, Van Lanschot Kempen Investment Management N.V. has the sole voting power with respect to 1,606,775 shares and sole dispositive power of 1,966,622 shares. The principal business address for the entity is Beethovenstraat 300, 1077WZ Amsterdam, The Netherlands.

(19)	Based solely on a Schedule 13G/A filed by Paradice Investment Management LLC and Paradice Investment Management Pty Ltd on February 8, 2023, both aforementioned filers are deemed to be the beneficial owner with shared dispositive power of 1,752,250 shares and shared voting power with respect to 787,218 shares. The principal business address for Paradice Investment Management LLC is 250 Fillmore Street, Suite 425, Denver, Colorado 80206. The principal business address for Paradice Investment Management Pty Ltd is Level 27, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000, Australia.

(20)	Based solely on a Schedule 13G/A filed by William Blair Investment Management, LLC on February 9, 2023, William Blair Investment Management, LLC has sole voting power with respect to 1,032,865 shares and sole dispositive power of 1,426,196 shares. The principal business address for the entity is 150 North Riverside Plaza, Chicago, Illinois 60606.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and Officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership relating to the Company’s ordinary shares. Such persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4, and 5 in which they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of the said persons complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2022.

2023 PROXY STATEMENT

ADDITIONAL INFORMATION

2024 ANNUAL GENERAL MEETING: SHAREHOLDER PROPOSALS AND NOMINATIONS

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2024 Annual General Meeting pursuant to SEC Rule 14a-8 is December 28, 2023. Any such proposal must meet the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2024 Annual General Meeting.

In addition, our Articles of Association establish an advance notice procedure outside of Rule 14a-8 for shareholders who wish to present nominations for the election of Directors at an annual general meeting. Any such nominations must be submitted in accordance with the requirements of our Articles, which provide that no person, other than a Director retiring at the general meeting, shall be appointed or re-appointed a Director at any general meeting unless he or she is recommended by the Board of Directors, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting has been given to the Company Secretary with the intention to propose the person for appointment, together with confirmation in writing by that person of their willingness to be appointed.

Shareholder and interested party proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States of America.

WHERE YOU CAN FIND MORE INFORMATION

Luxfer files annual, quarterly, and special reports; proxy statements; and other information with the SEC. You may read and copy any document that Luxfer files with the SEC on their website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.

Any shareholder or interested party wishing to review, without charge, a copy of our 2022 Annual Report on Form 10-K (without exhibits) filed with the SEC or any other documents incorporated by reference in this Proxy Statement should visit our website at www.luxfer.com. Shareholders or interested parties may also write to us at our principal executive office: c/o Company Secretary, Luxfer Holdings PLC, 8989 North Port Washington Road, Suite 211, Milwaukee, Wisconsin, 53217, United States of America. We can also be reached by telephone at +1-414-269-2419.

FORWARD-LOOKING STATEMENTS

In this Proxy Statement, the Company has disclosed information that may be forward-looking in nature, including, but not limited to, certain information and opinions regarding financial and operational goals, its ESG and compliance programs and metrics, targets or aspirations for those programs, as well as financial and operational goals for certain variable, performance-based compensation programs. These statements may be identified by words such as “estimate”, “forecast”, “target”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are estimates only, based on management’s current expectations, currently available information and current strategy, plans, or forecasts, and involve certain known and unknown risks, uncertainties, and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Such risks and uncertainties could cause actual results to differ materially from those expressed in the statements. Forward-looking statements are not guarantees or promises that goals or targets will be met. In addition, historical, current, and forward-looking information about the Company’s ESG and compliance programs, including targets or goals, may not be considered material for SEC reporting purposes and may be based on standards for measuring progress that are still developing, on internal controls, diligence, or processes that are evolving, and on assumptions that are subject to change in the future. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from those expressed in these forward-looking statements, please refer to the Company’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the “Risk Factors” and “Legal Proceedings” sections of its 2022 Annual Report on Form 10-K. The Company undertakes no obligation to update information in this Proxy Statement, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so.

2023 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

The following table of non-GAAP summary financial data presents a reconciliation of adjusted net income, adjusted earnings per share, adjusted EBITA (also referred to as Management EBITA), adjusted EBITDA, adjusted operating cash flow, and organic revenue for the periods presented, being the most comparable GAAP measure.

Management believes that adjusted net income, adjusted earnings per share, adjusted EBITA, adjusted EBITDA, adjusted operating cash flow, and organic revenue are key performance indicators (“KPIs”) used by the investment community and that such presentation will enhance an investor’s understanding of the Company’s operational results. In addition, Luxfer’s CEO, CFO, and other senior management use these KPIs, among others, to evaluate business performance. However, investors should not consider these metrics in isolation as an alternative to net income, earnings per share, EBITA, EBITDA, operating cash flow, or revenue when evaluating Luxfer’s operating performance or measuring Luxfer’s profitability.

Discontinued Operations

As a result of our decision to exit non-strategic aluminum product lines, such as our Superform aluminum superplastic forming business operating from sites in the UK and US and our US aluminum gas cylinders business, we have reflected the results of operations of these businesses as discontinued operations in the tables below. Certain amounts in prior-year financial statements were reclassified to conform to the current-year presentation primarily due to the classification of these businesses as discontinued operations.

	Years ended December 31,
In millions except per share data	2022	2021	2020	2019	2018	2017
Net income from continuing operations	32.0	30.0	20.8	8.7	27.7	16.6
Accounting charges/(credits) related to acquisitions and disposals of businesses
Unwind of discount on deferred consideration	—	—	—	0.2	0.2	0.2
Amortization on acquired intangibles	0.7	0.9	0.7	1.2	1.2	1.3
Acquisitions and disposals	0.3	1.5	—	1.4	4.3	(1.3)
Defined benefit pension credit	(0.1)	(2.3)	(4.3)	(1.3)	(4.7)	(4.2)
Restructuring charges	1.9	6.2	8.9	25.9	13.2	8.4
Impairment charges	—	—	—	(0.2)	5.9	3.7
Other charges (1)	—	1.1	0.4	2.5	—	5.8
Share-based compensation charges	2.5	2.8	2.8	4.5	4.8	2.2
Impact of US tax reform	—	—	—	—	—	(2.0)
Other non-recurring tax items	—	(1.9)	—	—	(2.9)	—
Income tax on adjusted items	0.1	(2.1)	(0.4)	(2.0)	(1.7)	3.1
Adjusted net income from continuing operations	37.4	36.2	28.9	40.9	48.0	27.6
Adjusted earnings per ordinary share
Diluted earnings per ordinary share	1.16	1.07	0.74	0.31	1.00	0.62
Impact of adjusted items	0.20	0.22	0.29	1.16	0.73	0.41
Adjusted diluted earnings per ordinary share (2)	1.36	1.29	1.03	1.47	1.73	1.03

_____________________

(1)	Other charges of $1.1 million in 2022 relates to the settlement of a class action lawsuit in the Gas Cylinders segment in relation to an alleged historic violation of the California Labor Code, concerning a Human Resources administration matter. The Company paid the settlement during the year, with no additional charge to the income statement expected. In 2019, the Company commenced a project to remove low-level naturally occurring radioactive material from a redundant building at Elektron’s Manchester, UK site. The work represented remediation of a legacy environmental issue and was completed in 2022. In 2020 and 2019, the Company recognized a US$0.4 million and US$2.5 million respectively, in other charges on the Statements of Income in Form10-K related to this remediation.

(2)	For the purposes of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

2023 PROXY STATEMENT

	Years ended December 31,
In millions	2022	2021	2020	2019	2018	2017
Adjusted net income from continuing operations	37.4	36.2	28.9	40.9	48.0	27.6
Add back/(deduct):
Impact of US tax reform	—	—	—	—	—	2.0
Other non-recurring tax items	—	1.9	—	—	1.2	1.3
Income tax on adjusted items	(0.1)	2.1	0.4	2.0	1.7	3.1
Income tax expense	9.0	5.4	6.9	7.6	6.5	3.3
Net finance costs	3.9	3.1	5.0	4.4	4.5	6.3
Adjusted EBITA from continuing operations (1)	50.2	48.7	41.2	54.9	63.6	42.3
Loss on disposal of PPE	—	—	0.1	0.2	0.3	—
Depreciation	12.9	14.7	12.6	12.0	15.7	17.0
Adjusted EBITDA from continuing operations	63.1	63.4	53.9	67.1	79.6	59.3
Adjustments to reconcile from US GAAP (2)	—	—	—	—	—	2.0
Changes in assets and liabilities, net effects of business acquisition	(31.6)	17.3	20.9	(5.2)	3.8	5.7
Non-restructuring capital expenditures	(8.3)	(9.2)	(8.2)	(12.7)	(10.3)	(11.3)
Equity income of unconsolidated affiliates	—	—	(0.1)	0.7	0.4	(0.1)
UK pension deficit funding contributions	(0.4)	(18.2)	(5.3)	(5.2)	(5.5)	(7.2)
Adjusted operating cash flow	22.8	53.3	61.2	44.3	67.2	48.4
Organic revenue
Group revenue	423.4	374.1	324.8	373.4	401.9	344.9
Deduct:
SCI acquisition	(7.1)	(24.9)	—	—	—	—
Czech divestiture	—	—	—	(7.6)	(18.7)	(15.8)
Organic revenue	416.3	349.2	324.8	365.8	383.2	329.1
Organic revenue growth/(decline)	19.2%	7.5%	(11.2%)	(4.5%)	16.4%	6.7%

_____________________

(1)	Also referred to in this Proxy Statement as Management EBITA.

(2)	Prior to 2018, Luxfer was a Foreign Private Issuer and reported under IFRS as adopted by the E.U. (“IFRS E.U.”), which differs in certain respects from US generally accepted accounting principles (“US GAAP”). The adjusted EBITDA figure for 2017 reported under US GAAP in our Annual Report on 10-K have been reconciled to IFRS E.U. for the purpose of reconciliation to the non-GAAP adjusted operating cash flow metrics.